UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant         ☒
Filed by a party other than the Registrant         ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

EQT Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

625 Liberty Avenue
Suite 1700
Pittsburgh, Pennsylvania 15222

Notice of Annual Meeting of Shareholders
and Proxy Statement

2022

Wednesday, April 20, 2022
8:00 a.m. ET

2022 Annual Meeting of Shareholders will be held in a virtual-only format via live webcast

#1
Largest Producer of Natural Gas in the United States
1,858 Bcfe
2021 Sales Volumes
25 Tcfe
of Proved Reserves as of 12/31/21
EPC-5327981

EQT Corporation (NYSE: EQT) is a leading independent natural gas company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for all stakeholders. By leveraging a culture that prioritizes operational efficiency, technology, and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable, low-cost energy. We have a long-standing commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint.
OUR MISSION—Realize the full potential of EQT to become the operator of choice for all stakeholders.
OUR VISION—Evolve EQT into a modern, connected, digitally enabled organization that has vision and purpose.
OUR VALUES—Evident in the way we operate and in how we interact with each other every day—Trust, Teamwork, Heart, and Evolution are at the center of everything we do.
OUR STRATEGY—Be future focused. Meet or exceed the high standards established by our industry and develop aggressive objectives designed to push our continuous improvement.
TRUST	TEAMWORK
■ Always do the right thing ■ Do what you say you will do	■ Work together toward a common goal ■ Understand our stakeholders and their needs ■ Share, respect, and embrace diversity ■ Respect the wrench
HEART	EVOLUTION
■ Care about what you do ■ Care about the relationships you form ■ Bring passion and drive to be the best at what you do	■ Drive to get better every day ■ Understand your environment to prioritize needed adaptions ■ Be transparent

Letter from Our CEO

Dear Fellow Shareholders,
You are invited to join us at the 2022 Annual Meeting of Shareholders, which will be held on Wednesday, April 20, 2022, at 8 a.m. Eastern Time. Our 2022 Annual Meeting will be held in a virtual-only meeting format by live webcast.
2021 was a pivotal year in EQT’s continuing transformation. As a result, we are on a trajectory that enables us to benefit in a differentiated manner from, and support, the growing importance of natural gas in today’s energy ecosystem. In short, the value opportunity for EQT has never been stronger.

We solidified our foundation for long-term value creation.
■
Further improved our balance sheet and anticipate being upgraded to investment grade in 2022.

■
Generated significant free cash flow in 2021 and positioned to further increase free cash flow in 2022 and beyond.

■
Implemented our updated hedging strategy to capture rising gas prices, while still providing downside protection.

■
Announced a comprehensive shareholder return program, which includes a $1 billion share repurchase program and an annual cash dividend of  $0.50 per share ($0.125 quarterly).

We successfully completed the acquisition and integration of Alta Resources.
■
Added over 250 core net locations and more than 600 total net Lower Marcellus locations across 300,000 net acres.

■
Operations teams are driving improvements and have decreased drilling costs 15% on the first wells we took over, despite inflationary pressures.

■
Recent transactions imply a value of Alta Resources of more than double what we paid only six months ago.

We announced our plans to achieve ambitious net zero targets.
■
Committed to achieving net zero greenhouse gas emissions from our existing production segment operations on a Scope 1 and Scope 2 basis by or before 2025.

■
Pledged to reduce our Scope 1 methane emissions intensity to below 0.02% (representing an approximately 65% reduction compared to 2018 levels) by or before 2025.

■
Launched a program with a goal of eliminating all natural gas-powered pneumatic devices from our operations by the end of 2022.

We have evolved EQT into a differentiated, long-term natural gas investment opportunity, one with a near investment grade balance sheet and the longest runway of high-quality, contiguous inventory of any operator in any natural gas play.
In addition to the achievements above, EQT inserted itself into the global conversation about the critical role natural gas plays in arresting climate change and supporting global energy equality. The benefits of affordable, reliable, clean natural gas are being recognized both domestically and internationally. We look forward to continuing our role as an industry leader and championing natural gas as the biggest green initiative on the planet.
All these steps were taken with our stakeholders in mind, and we have high ambition to continue the successes that we accomplished in 2021. Your vote is important. We urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote in accordance with the Board of Directors’ recommendations on all proposals. I would like to thank you personally for your continued confidence in our company.
Toby Z. Rice
President and Chief Executive Officer
February 24, 2022

2022 Notice of Annual Meeting
of Shareholders of EQT Corporation

You are cordially invited to virtually attend the 2022 Annual Meeting of Shareholders of EQT Corporation.
Time and Date	Place	Record Date
Wednesday, April 20, 2022 8:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: https://meetnow.global/MPDGKGT	If you owned common stock of EQT Corporation at the close of business on Friday, February 4, 2022, the record date, you may vote at this meeting
At the meeting, we plan to ask you to:
Items of Business
1	Elect the 11 directors nominated by the Board of Directors to serve for a one-year term
	■ Lydia I. Beebe	■ Frank C. Hu	■ James T. McManus II	■ Toby Z. Rice
	■ Lee M. Canaan	■ Dr. Kathryn J. Jackson	■ Anita M. Powers	■ Hallie A. Vanderhider
	■ Janet L. Carrig	■ John F. McCartney	■ Daniel J. Rice IV
2	Approve a non-binding resolution regarding the compensation of our named executive officers for 2021 (say-on-pay)
3	Approve a proposed amendment to the Company’s 2020 Long-Term Incentive Plan (the “2020 LTIP”) to increase the number of authorized shares under the 2020 LTIP
4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022
The 2022 Annual Meeting will be a virtual meeting of shareholders, conducted exclusively by live webcast. You will be able to virtually attend and participate in the 2022 Annual Meeting, vote your shares electronically, and submit your questions during the meeting by visiting the website address listed above at the meeting date and time described in the accompanying proxy statement. Please see the instructions in the “Questions and Answers About the 2022 Annual Meeting” section below, which provides additional information on how to participate in our virtual annual meeting.
We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting.
On behalf of the Board of Directors, William E. Jordan Executive Vice President, General Counsel and Corporate Secretary
February 24, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 20, 2022

Our proxy statement is attached. Financial and
other information concerning EQT Corporation is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”).
This proxy statement, the 2021 Annual Report, and a proxy card are available free of charge at www.edocumentview.com/EQT.

Proxy Statement

1	2022 PROXY STATEMENT SUMMARY
12	CORPORATE GOVERNANCE AND BOARD MATTERS
12	Proposal 1—Election of Directors
13	Director Nominees
19	Director Time Commitment Considerations
19	Board Meetings
19	Board Committees
20	■ Audit Committee
20	■ Corporate Governance Committee
21	■ Management Development and Compensation Committee
21	■ Public Policy and Corporate Responsibility Committee
22	Board Leadership Structure
23	Board’s Role in Risk Oversight
23	Enterprise Risk Management
24	Director Nominations
24	■ General Process for Director Nominations
26	■ Consideration of Diversity
26	Contacting the Board
27	Governance Principles
28	Director Independence
29	Related Person Transactions
29	■ Review, Approval or Ratification of Transactions with Related Persons
30	■ Governance Policy for the Management of Potential Conflicts ofInterest Involving the Rice Investment Group
32	■ Transactions with Related Persons
34	Directors’ Compensation
34	■ Cash Compensation
34	■ Equity-Based Compensation
35	■ Director Deferred Compensation
35	■ Other
38	EXECUTIVE COMPENSATION
38	Proposal 2—Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2021 (Say-on-Pay)
40	Compensation Discussion and Analysis
40	■ Compensation Program Summary
47	■ Compensation Philosophy
49	■ The Compensation Process
51	■ Determining Compensation
53	■ 2021 Compensation Decisions
60	■ Other Compensation Components
62	Compensation Committee Report
63	■ Compensation Policies and Practices and Risk Management
64	Compensation Tables
64	■ Summary Compensation Table
65	■ 2021 Grants of Plan-Based Awards Table
66	■ Outstanding Equity Awards at Fiscal Year-End
67	■ Option Exercised and Stock Vested
67	■ Pension Benefits and Non-Qualified Deferred Compensation
67	■ Potential Payments Upon Termination of Change of Control
76	Pay Ratio Disclosure
77	Long-Term Incentive Plan Matters
77	Proposal 3—Approval of Amendment to 2020 LTIP
89	Equity Compensation Plan Information
90	Audit Matters
90	Proposal 4—Ratification of the Appointment ofIndependent Registered Public Accounting Firm
91	Auditor Fees
92	Report of the Audit Committee
93	EQUITY OWNERSHIP
93	Security Ownership of Certain Beneficial Owners
94	Security Ownership of Management
97	Delinquent Section 16(a) Reports
98	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
98	2022 Annual Meeting of Shareholders
107	ADDITIONAL INFORMATION
107	Other Matters
107	2021 Annual Report on Form 10-K
107	Websites
APPENDICES
A-1	■ Appendix A
B-1	■ Appendix B
C-1	■ Appendix C
D-1	■ Appendix D

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 20, 2022
We have elected to furnish our proxy statement and the 2021 Annual Report to certain of our shareholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the 2022 Annual Meeting.
Beginning on March 2, 2022, we will mail to certain of our shareholders a Notice of Internet Availability of proxy materials containing instructions regarding how to access our proxy statement and 2021 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and the 2021 Annual Report. All other shareholders will receive printed copies of the proxy statement and the 2021 Annual Report, which will be mailed to such shareholders on or about March 2, 2022.
Cautionary Statements
This proxy statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe,” and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding the expectation of performance under compensation plans, anticipated financial and operational performance of EQT Corporation and its subsidiaries (the “Company”), and reserves estimates. The forward-looking statements contained in this proxy statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control and which include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations, and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, and storing natural gas, natural gas liquids, and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company’s exploration and development plans, including as a result of the COVID-19 pandemic; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of the Company’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions and other strategic transactions. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents the Company files from time to time with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

2022 Proxy Statement Summary

This summary highlights information about EQT Corporation (“EQT,” the “Company,” “we,” “us,” or “our”) and the upcoming 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). As it is only a summary, please review the complete proxy statement and EQT’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) before you vote. The proxy statement and the 2021 Annual Report will be first mailed or released to shareholders on or about March 2, 2022.
2022 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 20, 2022 8:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: https://meetnow.global/MPDGKGT	If you owned common stock of EQT Corporation at the close of business on Friday, February 4, 2022, the record date, you may vote at this meeting
Admission

■
You are entitled to virtually attend and vote during the 2022 Annual Meeting if you were an EQT shareholder as of the close of business on the record date or if you hold a valid proxy for the 2022 Annual Meeting.

■
To participate in the virtual-only annual meeting as a shareholder, you must visit the website address listed above and enter a valid control number for the meeting.

■
Your control number can be found on the proxy card, notice, or e-mail distributed to you.

■
If your shares are held by a broker, bank, or other holder of record in “street name,” you must register in advance to participate in the 2022 Annual Meeting as an authenticated shareholder.

■
Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes or questions during the virtual annual meeting.

Voting Matters and Board Recommendations

Agenda Item	Board Voting Recommendation	See Page
1 Election of 11 directors, each for a one-year term expiring at the 2023 Annual Meeting of Shareholders	FOR EACH DIRECTOR	12
2 Approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2021 (Say-on-Pay)	FOR	38
3 Approval of a proposed amendment to the Company’s 2020 Long-Term Incentive Plan (the “2020 LTIP”) to increase the number of authorized shares under the 2020 LTIP	FOR	77
4 Ratification of the appointment of Ernst & Young LLP as EQT’s independent registered public accounting firm for 2022	FOR	90
How to Vote
SHAREHOLDERS OF RECORD

BY TELEPHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE	VIRTUALLY
Call toll-free 1-800-652-VOTE (1-800-652-8683) in the USA, US territories, or Canada	Visit 24/7 www.investorvote.com/EQT	Complete, date, and sign your proxy card and send by mail in the enclosed postage-paid envelope	Scan the QR code	Virtually attend the annual meeting as an authenticated shareholder and cast your ballot online during the virtual meeting

■
Have your proxy card or notice with your control number available and follow the instructions

■
The deadline to vote by phone is 11:59 p.m. Eastern Time on April 19, 2022

■
If you vote by telephone or electronically, you do not need to return a proxy card

EQT CORPORATION 2022 PROXY STATEMENT | 1

2022 Proxy Statement Summary

BENEFICIAL OWNERS
If you are a beneficial owner and your shares are held by a bank, broker, or other nominee, you should follow the instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, telephone, and on the Internet, availability and specific procedures will depend on their voting arrangements.
Director Nominees

Our Board of Directors (the “Board”) is pleased to nominate the director candidates below. All director nominees have stated they are willing to serve if elected.
Name and Principal Occupation	Age	Director Since	Ind.	Other Current Public Company Boards	Committee Membership
					A	CG	MDC	PPCR
LYDIA I. BEEBE Principal, LIBB Advisors LLC; former Corporate Secretary and Chief Governance Officer, Chevron	69	2019		1
LEE M. CANAAN Founder and Portfolio Manager, Braeburn Capital Partners, LLC	65	2019		2
JANET L. CARRIG Former Senior Vice President, General Counsel and Corporate Secretary, ConocoPhillips	64	2019		1
FRANK C. HU Former Investment Analyst and Vice President, Capital World Investors	60	2021		—
DR. KATHRYN J. JACKSON Former Director of Energy and Technology Consulting, KeySource, Inc.	64	2019		3
JOHN F. MCCARTNEY Chair Member, Quantuck Advisors LLP	69	2019		2
JAMES T. MCMANUS II Former Chairman, Chief Executive Officer, and President, Energen Corporation	63	2019		—
ANITA M. POWERS Former Executive Vice President of Worldwide Exploration, Occidental Oil and Gas Corporation	66	2018		1
DANIEL J. RICE IV Former Chief Executive Officer, Rice Energy Inc.	41	2017		3
TOBY Z. RICE President and Chief Executive Officer, EQT	40	2019		—
HALLIE A. VANDERHIDER Managing Director, SFC Energy Management LP	64	2019		1
Committee Chair	Committee Member	Independent Chair of the Board	Audit Committee Financial Expert	Independent Director
A	Audit	CG	Corporate Governance	MDC	Management Development and Compensation	PPCR	Public Policy and Corporate Responsibility
2 | ir.eqt.com

2022 Proxy Statement Summary

Snapshot of Director Nominees
Our director nominees are highly qualified and, as a group, embody an effective and robust mix of skills and experience. Our Board benefits from racial and ethnic diversity as well as substantial gender diversity, including with respect to key Board leadership roles. Please refer to the “Consideration of Diversity” section below for further discussion.

Director Skills and Experience

Corporate governance/legal
5
E&P industry experience
9
Environmental, Social, and Governance (ESG)
8
Financial/accounting
9
Geology/engineering
5
Government relations/regulatory
5
M&A strategy and execution
9
Operational leadership in Oil and Gas
6
Public company board experience
11
Public company C-suite experience
8
Technology and innovation
5

EQT CORPORATION 2022 PROXY STATEMENT | 3

2022 Proxy Statement Summary

Governance Highlights

Corporate Governance Practices
Board Practices	Shareholder-Friendly Governance Provisions	Other Best Practices
Independent Board Chair

Each director attended 75% or more of the total number of meetings of the Board and his or her respective committees during 2021
Regular, frequent meetings of independent directors in executive session without EQT management present

Annual review by the Board of EQT’s major risks

Corporate Governance Guidelines limit the number of other public company boards on which directors may serve (see “Corporate Governance and Board Matters―Director Time Commitment Considerations” below)

All directors stand for election annually

Majority voting standard for uncontested director elections

Extensive and regular shareholder engagement and support

Shareholder right to convene special meetings at a 25% threshold

Shareholders may remove directors from office outside of the annual meeting process

Proxy access right

“Double trigger” payout rights under long-term incentive awards, meaning that such awards do not automatically accelerate upon a change of control if assumed by an acquiror

Meaningful equity ownership guidelines for executive officers and non-employee directors

Hedging and pledging of EQT securities by executive officers and directors is prohibited

Compensation recoupment “clawback” policy applicable to all current and former executive officers

4 | ir.eqt.com

2022 Proxy Statement Summary

Environmental, Social, and Governance Highlights
EQT is committed to the responsible development of its world-class asset base in the core of the Appalachian Basin with a focus on conducting safe operations, protecting our environment, creating jobs, and improving our local and national economy. We recognize climate change as the preeminent sustainability issue affecting all industries. As such, our Board and management are committed to understanding and proactively responding to the risks and opportunities posed by climate change.
Environmental	Social	Governance
Announced the following emissions reduction targets:(1)

■
Achieve “net zero” Scope 1 and Scope 2 greenhouse gas emissions by or before 2025

■
Reduce Scope 1 greenhouse gas emissions intensity by approximately 70% compared to 2018 levels by or before 2025

■
Reduce Scope 1 methane emissions intensity by approximately 65% compared to 2018 levels by or before 2025

Obtained responsibly sourced gas (RSG) certification for natural gas produced from approximately 200 well pads,(2) representing approximately 4.5% of all natural gas produced in the United States

Goal to eliminate all natural gas-powered pneumatic devices from our operations by the end of 2022, significantly reducing our greenhouse gas emissions

Joined the Oil and Gas Methane Partnership 2.0(3)

Paid $731 million in royalties to local landowners in 2021, representing a 106% increase compared to 2020

EQT employees volunteered 6,981 hours in our local communities in 2021

Corporate giving, sponsorships, and road and infrastructure investments in local communities totaled more than $28 million in 2021

Over $3 million in grants and contributions provided by EQT Foundation in 2021

Spent over $70 million with 47 minority-owned suppliers during 2021

Continued our focus on improving the safety of our employees and contractors

Consistent with our core values, we strive to create an environment that is diverse and inclusive

EQT was named a National Top Workplace for 2021

Board focus on active oversight of ESG matters:

■
ESG oversight is embedded in Board committee charters

■
Board regularly receives reports from management regarding ESG matters

Management-level ESG committee devoted to ESG improvement (composed of senior executive leaders and meets biweekly)

Developed a digital framework for measuring, projecting, and analyzing our emissions data, positioning us to capture opportunities to enhance our ESG performance

ESG-related performance metrics are included in both our annual and long-term incentive programs aligning executive compensation opportunity with successful achievement of our environmental and safety goals

(1)
Emissions targets are for the Company’s production segment, as contemplated under the EPA’s reporting framework for petroleum and natural gas companies, and are based on assets owned by the Company as of June 30, 2021.

(2)
Certifications were obtained under both the EO100™ Standard for Responsible Energy Development, which focuses on environmental, social and governance performance, and the MiQ methane standard.

(3)
A Climate and Clean Air Coalition initiative led by the UN Environment Programme, in partnership with the European Commission, the UK Government, the Environmental Defense Fund and other leading oil and gas companies.

EQT CORPORATION 2022 PROXY STATEMENT | 5

2022 Proxy Statement Summary

Environmental, Social, and Governance Reporting
We expect to publish our 2021 ESG Report in mid-2022. Our current ESG Report for calendar year 2020 provides additional discussion of ESG matters that are important to us, including why ESG matters to us and what we are doing to continually improve our ESG performance.
You can find our ESG Reports by visiting esg.eqt.com.
Human Capital and Diversity
Our employees are our most important asset. We genuinely value each member of our workforce and his or her contributions to our mission to become the operator of choice for all stakeholders. Our values―Trust, Teamwork, Heart, and Evolution―are at the core of everything we do. They serve as our guide when it comes to our actions, behaviors, and decisions in the workplace. Through leveraging both employee input and the leadership of our management team, we offer a work experience that is focused on safety, employee career development, health and benefits, and building strong relationships in the communities where our employees live and work. Consistent with our core values, EQT strives to create and maintain an environment that is diverse and inclusive.
Our workforce is the catalyst for producing peer-leading results. Where possible, we offer our employees the benefits of remote work arrangements, with approximately 70% of our permanent employees working remotely. Our cloud-based, digital work environment enables a modern, innovative, collaborative, and digitally enabled work environment, which we use to, among other things, enhance our shared culture by engaging directly with our employees by sharing company updates and personal accomplishments. We also leverage this platform to solicit suggestions and comments from all employees. We believe that this helps promote real-time feedback and a greater degree of employee engagement, laying the technological foundation for the success of our remote workforce. EQT was named a National Top Workplace for 2021 based on our level of employee engagement.(1)
We understand that providing employees with the resources and support they need to live a physically, mentally, and financially healthy life is critical for sustaining a workplace of choice. We offer benefits that include subsidized health insurance, a company contribution and company match on 401(k) retirement savings, an employee stock purchase plan, paid maternity and paternity leave, flexible work arrangements, volunteer time off, and a company match on employee donations to qualified non-profits. We also offer our employees the flexibility to elect to work a “9/80” work schedule under which, during the standard 80-hour pay period, an employee works eight 9-hour days and one 8-hour day (Friday), with a tenth day off  (alternative Friday).
In 2022, we continued our “equity-for-all” program by granting equity awards to all permanent employees. With the equity-for-all program, all permanent employees become owners of our Company and have the opportunity to share directly in our financial success. Equity-for-all grants are in addition to, and not in lieu of, the existing compensation opportunities for these employees.
(1)
Employee engagement was measured through an employee engagement survey by Energage, LLC. EQT’s engagement percentage exceeded the average engagement score for all Top Workplaces by approximately 9%.

6 | ir.eqt.com

2022 Proxy Statement Summary

Shareholder Engagement

Our executive and investor relations team is highly active and accessible to shareholders. The team welcomes interactions and feedback. During 2021, our team had over 750 interactions with shareholders (with CEO/CFO participation in >50% of meetings and director participation as appropriate), including meetings with over 200 individual firms covering 45%(1) of our shareholder base. Additionally, the team participated in 14 energy conferences, four energy industry forums or smaller NDRs, and daily/weekly investor relations facilitated meetings.

During 2021, our shareholder engagement program addressed numerous topics that were of interest to our shareholders, including M&A and Consolidation (including our 2021 Alta Resources acquisition), importance of investment grade metrics/ratings and timing, net zero targets and ESG strategy, shareholder returns framework, hedging philosophy, role of natural gas in the energy transition, and natural gas macro environment and key drivers.

(1)
As of September 30, 2021.

Shareholder Say-on-Pay Approval at the 2021 Annual Meeting
98.3% Shareholder Say-on-Pay Approval
EQT CORPORATION 2022 PROXY STATEMENT | 7

2022 Proxy Statement Summary

EQT Business Highlights

In 2021, we continued to execute on our strategy to make EQT the operator of choice for all stakeholders. We further improved our balance sheet, successfully completed the acquisition and integration of Alta Resources, announced ambitious net zero targets, and implemented a comprehensive shareholder return program, consisting of a quarterly cash dividend and authorization to repurchase up to $1 billion of our stock.
Our capital allocation plan is focused on reducing our debt and leverage, while also returning capital to our shareholders through a combination of dividends and our share repurchase program. We are focused on achieving and maintaining investment grade credit metrics as well as regaining our investment grade credit rating in the near term, which will allow us to capture a lower cost of capital and further enhance shareholder returns.
We believe our modern, digitally enabled operating model, contractually declining gathering rates, improved capital efficiency, and deep core long-lateral inventory will allow us to generate significant free cash flow in 2022 and beyond and position us to play a leading role in helping to address climate change and support global energy equality.
Financial	Operational	Strategic
Achieved 2021 sales volumes of 1,858 Bcfe(1), or average daily sales volumes of 5.1 Bcfe per day, and an average realized price of  $2.50 per Mcfe(2)

Strengthened our balance sheet and financial positioning

Received credit ratings upgrades from S&P, Moody’s, and Fitch

Extended the term of our credit facility, and reduced outstanding letters of credit under our credit facility by $351 million

Planned over 80% combo-development through 2026

Realized meaningful reduction of gathering and transmission expense on per Mcfe basis of $0.05 and $0.06, respectively, during 2021 compared to 2020

Obtained Equitable Origin and MiQ Certifications for a majority of our natural gas(3)

Significant progress toward our goal of eliminating all natural gas-powered pneumatics from our operations by the end of 2022

Strengthened our core acreage position through the acquisition of significant, strategic Appalachian Basin assets from Alta Resources for an aggregate purchase price of approximately $2.9 billion

Increased 2021 total proved reserves by 5.2 Tcfe(4), an increase of 26% compared to 2020

Launched $1 billion share repurchase program through year-end 2023

Reinstituted regular quarterly cash dividend in the first quarter of 2022

(1)
“Bcfe” means billion cubic feet of natural gas equivalents, with one barrel of natural gas liquids (“NGLs”) and crude oil being equivalent to 6,000 cubic feet of natural gas.

(2)
“Mcfe” means thousand cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

(3)
Equitable Origin is a non-profit organization that was founded with a vision to create a market-based mechanism to recognize and reward responsible energy producers and to empower energy purchasers through independent, site-level certification. MiQ is an independent, not-for-profit partnership between the Rocky Mountain Institute and SYSTEMIQ aiming to facilitate a rapid reduction in methane emissions from the natural gas sector through the certification of methane emissions performance of natural gas at an asset level.

(4)
“Tcfe” means trillion cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

The above information is described more fully in the Company’s 2021 Annual Report, which we filed with the SEC on February 10, 2022.
8 | ir.eqt.com

2022 Proxy Statement Summary

Executive Compensation Highlights

Compensation Philosophy
EQT firmly believes in pay for performance. Our executive compensation programs are designed to incentivize the implementation of our corporate strategy. All executive compensation programs continue to be tied to our financial performance, support our commitment to good compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
Key drivers of our executive compensation program

Link compensation to EQT’s mission, vision, values, and culture	Focus executive officer performance on the achievement of objective metrics that are directly aligned with successful implementation of the Company’s strategy	Drive a commitment by executive officers to perform, as evidenced by the significant portion of executive compensation that is variable and “at-risk”	Further align executive management’s incentives with those of our shareholders	Correlate with informed industry benchmarking
(1)
Represents the average of the percentages of salary, annual incentive, and equity award for 2021 for each of our NEOs, other than Mr. Rice, based on the amounts shown in each of the salary, stock awards, and non-equity incentive plan compensation columns in the Summary Compensation Table below.

For a further discussion of the alignment of the named executive officers’ (“NEOs”) compensation with EQT’s performance and the Management Development and Compensation Committee’s philosophy on executive compensation, see “Compensation Philosophy” below under the section entitled “Compensation Discussion and Analysis.”
EQT CORPORATION 2022 PROXY STATEMENT | 9

2022 Proxy Statement Summary

2021 Compensation Highlights
2021 Incentive Performance Share Unit (“PSU”) Program (Long-Term, Performance-Based Equity Award)
Our 2021 Incentive PSU Program measures performance against a mix of absolute and relative total shareholder return goals
■
Payout under the 2021 Incentive PSU Program is conditioned on the Company’s performance measured against a matrix of absolute and relative total shareholder return performance goals over a three-year performance period, commencing January 1, 2021

■
The long-term PSU grants directly link NEO long-term incentive compensation opportunity with (i) achieving strong absolute shareholder returns and (ii) outperforming our peers

■
The Management Development and Compensation Committee designed the program consistent with observed market trends, based on input from the Committee’s independent compensation consultant, and investor feedback within the industry

■
Payout is capped at 2.0x to limit maximum possible plan payouts and mitigate compensation-related risk

2021 Short-Term Incentive Program
75% of payout determined based on achieving key financial and operational performance goals
■
Financial and operational performance measures for our 2021 STIP were:(1)

 ✓
free cash flow per share

 ✓
recycle ratio

 ✓
adjusted well cost per foot

 ✓
adjusted gross general and administrative (“G&A”) expense per Mcfe

■
The Committee selected these financial and operational performance measures as it believes these metrics represent key performance goals that drive shareholder value

25% of payout determined based on achieving key environmental, health and safety goals, including GHG intensity reduction
■
Environmental, health, and safety (“EHS”) performance measures for our 2021 STIP were:

 ✓
greenhouse gas (“GHG”) intensity reduction

 ✓
safety intensity improvement

 ✓
employee days away restricted time (“DART”)

■
The Committee selected these metrics to directly align executive compensation opportunities with achievement of key safety and environmental goals during 2021, including GHG intensity reduction, which is an important element of the Company’s ESG strategy

■
The Committee introduced GHG intensity reduction as an annual incentive plan performance measure for 2021 to highlight the significance of this metric, linking 10% of each NEO’s annual incentive compensation opportunity to the Company’s achievement of GHG intensity reduction goals

10 | ir.eqt.com

2022 Proxy Statement Summary

Other 2021 Compensation Considerations
Equity for all
■
Consistent with our corporate values of Trust, Teamwork, Heart, and Evolution, in January 2021, the Company introduced “equity for all,” under which every permanent employee of the Company who was not previously eligible to receive equity as part of his or her total compensation received a long-term equity incentive grant in the form of restricted stock units (“RSUs”) having a grant date fair value of $5,000

■
The Committee adopted this “equity for all” compensation program to promote internal pay equity and recognize the contributions of all employees, whose efforts drive our success as an organization

■
The Committee and management believe that the “equity for all” program enhances our shared culture of success and further links shareholder value creation with our entire workforce

(1)
See Appendix A to this proxy statement for the definition of, and additional information about, these non-GAAP performance measures.

EQT CORPORATION 2022 PROXY STATEMENT | 11

Corporate Governance and Board Matters

Proposal 1―Election of Directors

Our directors are elected annually for one-year terms. Notwithstanding the expiration date of his or her term, each director holds office until his or her successor is elected and qualified; provided, however, that each director has agreed to resign the day following the annual meeting date immediately following his or her 74th birthday, as required by our Corporate Governance Guidelines.
Our current Board consists of 12 members. The current terms of all 12 directors expire at the 2022 Annual Meeting, and 11 of such directors have been nominated to stand for reelection at the 2022 Annual Meeting. As of the 2022 Annual Meeting, the size of the Board will be reduced from 12 members to 11, as Dr. Philip G. Behrman is not standing for reelection at the 2022 Annual Meeting. We acknowledge and thank Dr. Behrman for his service on the Board for nearly 14 years. Under EQT’s Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws (the “Bylaws”), we may have a minimum of five and a maximum of 15 directors. By majority vote, the Board may set the number of directors within this range at any time. Each of EQT’s director nominees (other than Messrs. Daniel J. Rice IV and Toby Z. Rice) is independent under the New York Stock Exchange (“NYSE”) listing standards.
The persons named as proxies will vote for each of the nominees named, unless you vote against or abstain from voting for or against one or more of them. The 11 director nominees have agreed to serve if elected, and the Board has no reason to believe that any director nominee will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the 2022 Annual Meeting, then the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the number of directors. Each director nominee must be elected by a majority of the votes cast “for,” and votes may not be cumulated.
In addition, under our Bylaws, each director nominee has submitted an irrevocable conditional resignation to be effective if he or she receives a greater number of votes “against” than votes “for” in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation no later than 90 days after certification of the votes. The Board’s determination will be made without the participation of any director nominee whose resignation is under consideration with respect to the election. The Board’s explanation of its decision will be promptly disclosed in a Current Report on Form 8-K filed with the SEC.
The Board of Directors recommends a vote FOR each of the following nominees for the Board of Directors, to serve for a one-year term expiring in 2023.
12 | ir.eqt.com

Corporate Governance and Board Matters

Director Nominees

INDEPENDENT BOARD CHAIR COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	Lydia I. Beebe	Age 69 Independent Director since July 2019

SUMMARY
■
Principal of LIBB Advisors LLC, a corporate governance consulting firm (2018 to present)

■
Former director of Kansas City Southern (“KCS”) (2017 to 2021); currently serves as director of the KCS voting trust following the acquisition of KCS by Canadian Pacific Railway Limited

■
Former Senior Of Counsel, Wilson Sonsini Goodrich & Rosati P.C. (2015 to 2017)

■
Former Corporate Secretary and Chief Governance Officer, Chevron Corporation (1995 to 2015)

■
Former Co-Director of Stanford Institutional Investors’ Forum (2015 to 2018)

OTHER PUBLIC COMPANY BOARDS
■
Aemetis, Inc. (Nasdaq: AMTX), an industrial biotechnology company (2016 to present)

QUALIFICATIONS
Having served 20 years in the role of Corporate Secretary and Chief Governance Officer of Chevron Corporation, the Board values Ms. Beebe’s extensive corporate governance and legal experience, as well as her significant energy industry experience. Ms. Beebe also brings expertise in the areas of finance, tax and audit, logistics, efficiency, and strategy, as well as experience serving on other public company boards.

COMMITTEES ■ Audit ■ Corporate Governance	Lee M. Canaan	Age 65 Independent Director since July 2019

SUMMARY
■
Founder and Portfolio Manager, Braeburn Capital Partners, LLC, a private investment management firm (2003 to present)

■
Member of the Board of Aethon Energy, LLC, a privately held exploration and production company (2018 to present)

OTHER PUBLIC COMPANY BOARDS
■
PHX Minerals Inc. (formerly Panhandle Oil and Gas Inc.) (NYSE: PHX), a non-operated oil and gas minerals holding company (2015 to present)

■
ROC Energy Acquisition Corp. (Nasdaq: ROCAU), a special purpose acquisition company (2021 to present)

QUALIFICATIONS
Ms. Canaan’s energy expertise and extensive experience in capital markets, financial analysis, mergers and acquisitions, strategic and business turnarounds, as well as her current and prior public-company board experience, provide significant value and perspectives to the Board.

EQT CORPORATION 2022 PROXY STATEMENT | 13

Corporate Governance and Board Matters

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	Janet L. Carrig	Age 64 Independent Director since July 2019

SUMMARY
■
Former Senior Vice President, Legal, General Counsel and Corporate Secretary of ConocoPhillips (NYSE: COP) (2007 to 2018) and Deputy General Counsel and Corporate Secretary, ConocoPhillips (2006 to 2007)

■
Former Partner, Zelle, Hofmann, Voelbel, Mason & Gette P.C. (Law Firm) (2004 to 2006)

■
Former Senior Vice President, Chief Administrative Officer and Chief Compliance Officer, Kmart Corporation (2003 to 2004) and Executive Vice President Corporate Development, General Counsel and Secretary, Kellogg Company (1999 to 2003)

■
Trustee of Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust and predecessors (1996 to present)

OTHER PUBLIC COMPANY BOARDS
■
Whiting Petroleum Corporation (NYSE: WLL), an independent exploration and production company with an oil focused asset base in the Williston Basin (September 2020 to present)

QUALIFICATIONS
Ms. Carrig brings to the Board extensive executive leadership experience, substantial legal, regulatory, and governance expertise, and a strong exploration and production (“E&P”) industry background. Having served over a decade as general counsel of ConocoPhillips, Ms. Carrig’s corporate and legal career and her prior E&P industry experience enable her to provide Board leadership in legal affairs and corporate governance.

COMMITTEES ■ Audit ■ Public Policy and Corporate Responsibility	Frank C. Hu	Age 60 Independent Director since October 2021

SUMMARY
■
Former Investment Analyst and Vice President, Capital World Investors, an investment group in the Capital Group Companies, Inc. (2003 to 2017)

■
Former Manager of Project Finance, Corporate Treasury, Unocal Corporation (2002 to 2003)

■
Former Global Energy Practice Consultant, McKinsey & Company (2000 to 2002)

QUALIFICATIONS
The Board values Mr. Hu’s robust experience in the finance and oil and gas industry. His combined strengths of executive leadership and experience managing downstream and business development segments, together with his strong oil and gas investment background, bring valuable perspectives and experience to the Board.

14 | ir.eqt.com

Corporate Governance and Board Matters

COMMITTEES ■ Management Development and Compensation ■ Public Policy and Corporate Responsibility	Dr. Kathryn J. Jackson	Age 64 Independent Director since July 2019

SUMMARY
■
Former Director of Energy and Technology Consulting, KeySource, Inc. (2015 to 2021)

■
Former Senior Vice President and Chief Technology Officer, RTI International Metals (acquired by Alcoa Corporation) (2014 to 2015) and Chief Technology Officer and Senior Vice President of Research and Technology, Westinghouse Electric Company, LLC (2009 to 2014)

■
Former Director of Rice Energy, Inc. (April 2017 until its acquisition by EQT in November 2017)

OTHER PUBLIC COMPANY BOARDS
■
Archaea Energy Inc. (NYSE: LFG), a renewable natural gas company (October 2021 to present)

■
Cameco Corporation (NYSE: CCJ), a global provider of uranium fuel (2017 to present)

■
Portland General Electric Company (NYSE: POR), a fully integrated energy company (2014 to present)

QUALIFICATIONS
The Board values Dr. Jackson’s expertise in regulatory, legislative, and public policy issues. Her innovation, technology, and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board. Dr. Jackson has extensive experience serving on a number of public company boards.

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	John F. McCartney	Age 69 Independent Director since July 2019

SUMMARY
■
Chair Member, Quantuck Advisors LLP (1998 to present)

■
Non-executive Chairman of the Board of Huron Consulting Group, Inc. (Nasdaq: HURN), a management consulting firm (2010 to present)

■
Former Director of Rice Energy, Inc. (2015 until its acquisition by EQT in November 2017)

OTHER PUBLIC COMPANY BOARDS
■
Datatec Limited (JSE: DTC), an international ICT solutions and services company (2007 to present)

■
Huron Consulting Group Inc. (Nasdaq: HURN) (2004 to present)

QUALIFICATIONS
The Board values the extensive experience Mr. McCartney brings to the Board. Having served as chairman and vice chairman of the boards of numerous public and private companies, his demonstrated ability to oversee every aspect of a public company, and his deep governance and accounting experience, are invaluable to the Company.

EQT CORPORATION 2022 PROXY STATEMENT | 15

Corporate Governance and Board Matters

COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	James T. McManus II	Age 63 Independent Director since July 2019

SUMMARY
■
Former Chairman, Chief Executive Officer and President, Energen Corporation (“Energen”), a formerly publicly traded E&P company focused on the Permian Basin that was acquired by Diamondback Energy, Inc. in 2018 (2008 to 2018)

■
Former Chief Executive Officer and President, Energen (2007) and President and Chief Operating Officer, Energen (2006 to 2007)

■
Former President and Chief Operating Officer of Energen’s E&P subsidiary, Energen Resources (1997 through 2006)

QUALIFICATIONS
Having served for many years as the CEO of Energen, the Board values Mr. McManus’s strong executive leadership and industry and operations experience, all of which enable him to contribute respected insights and unique perspectives to the Board. Mr. McManus also possesses public company board experience and strong financial and accounting experience.

COMMITTEES ■ Audit ■ Management Development and Compensation	Anita M. Powers	Age 66 Independent Director since November 2018

SUMMARY
■
Former Executive Vice President, Worldwide Exploration, Occidental Oil and Gas Corporation (2007 to 2017)

■
Former Vice President, Occidental Petroleum Corporation (2009 to 2017)

■
Former director of California Resources Corporation (NYSE: CRC), an oil and natural gas exploration and production company (2017 through November 2020)

OTHER PUBLIC COMPANY BOARDS
■
SM Energy Company (NYSE: SM), an independent exploration and production company (November 2021 to present)

QUALIFICATIONS
The Board values Ms. Powers’s extensive operational experience in the oil and gas industry and her significant expertise at optimizing the efficiency of operations to drive returns. As a senior geologist, Ms. Powers brings depth to the Board in areas that are critical to EQT’s business.

16 | ir.eqt.com

Corporate Governance and Board Matters

COMMITTEES ■ Public Policy and Corporate Responsibility	Daniel J. Rice IV	Age 41 Director since November 2017

SUMMARY
■
Partner, Rice Investment Group (May 2018 to present)

■
Former Chief Executive Officer and Director of Rice Energy Inc. (2013 until its acquisition by EQT in November 2017) and Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP (2014 to November 2017)

■
Former Vice President and Chief Financial Officer, Rice Energy Inc. (2008 to 2013) and Chief Operating Officer, Rice Energy Inc. (2012 to 2013)

OTHER PUBLIC COMPANY BOARDS
■
Archaea Energy Inc. (NYSE: LFG), a renewable natural gas company (September 2021 to present)

■
Rice Acquisition Corp. II (NYSE: RONI), a special purpose acquisition company (June 2021 to present)

■
Whiting Petroleum Corporation (NYSE: WLL), an independent exploration and production company with an oil focused asset base in the Williston Basin (September 2020 to present)

QUALIFICATIONS
With over a decade of experience in the natural gas industry coupled with his recent experience as the Chief Executive Officer of Rice Energy Inc., the Board highly values Mr. Rice’s senior leadership insights, as well as his extensive oil and gas industry expertise.

Toby Z. Rice	Age 40 Director since July 2019

SUMMARY
■
President and Chief Executive Officer, EQT (July 2019 to present)

■
Partner, Rice Investment Group (May 2018 to present)

■
Former President and Chief Operating Officer, Rice Energy Inc. (2013 until its acquisition by EQT in November 2017)

■
Co-founder and Former Chief Executive Officer, Rice Energy Inc. (2007 to 2013)

■
Former Director of Rice Energy, Inc. (2013 until its acquisition by EQT in November 2017)

QUALIFICATIONS
The Board holds in high esteem Mr. Rice’s experience and strong leadership skills. His considerable operational, technical, cultural, and executive experience in the oil and gas industry, including Mr. Rice’s prior service as an executive and director of Rice Energy Inc., provides the Board with insight into the business and strategic priorities of the Company.

EQT CORPORATION 2022 PROXY STATEMENT | 17

Corporate Governance and Board Matters

COMMITTEES ■ Audit ■ Management Development and Compensation	Hallie A. Vanderhider	Age 64 Independent Director since July 2019

SUMMARY
■
Managing Director, SFC Energy Management LP (2016 to present)

■
Former Managing Partner, Catalyst Partners LLC (2013 to 2016)

■
Former President and Chief Operating Officer, Black Stone Minerals Company, L.P. (2007 to 2013)

■
Former Director, Noble Midstream GP LLC, the general partner of Noble Midstream Partners LP, a master limited partnership that provides oil, natural gas, and water-related midstream services (September 2016 to June 2021)

OTHER PUBLIC COMPANY BOARDS
■
Oil States International (NYSE: OIS), a global provider of manufactured products and services to the oil and natural gas, industrial, and military sectors (July 2019 to present)

QUALIFICATIONS
Ms. Vanderhider’s in-depth knowledge of energy finance and her demonstrated management and operational experience, including her prior roles as Chief Operating Officer and Chief Accounting Officer in the oil and gas industry, adds to our Board’s deep bench of experience and knowledge. Ms. Vanderhider also has extensive board experience.

18 | ir.eqt.com

Corporate Governance and Board Matters

Director Time Commitment Considerations

In evaluating nominees to serve on our Board, the Corporate Governance Committee and the Board consider, among other things, potential time constraints on a director nominee’s ability to effectively fulfill his or her duties as a director of EQT, especially with respect to the director nominee’s expected time commitments serving as a director and/or executive of other public companies.
EQT’s Corporate Governance Guidelines (i) prohibit a non-employee director of EQT from serving concurrently on the boards of more than four publicly traded companies (including EQT’s Board) and (ii) prohibit any EQT director who serves as the Chief Executive Officer of a publicly traded company (including EQT) from serving concurrently on the boards of more than two publicly traded companies (including EQT’s Board).
Board Meetings

In 2021, the Board held five regular meetings and 12 special meetings. The independent directors met 11 times in executive session without management present. Each director attended 93% or more of the total number of meetings of the Board and his or her respective committees (for the period that such director served on the Board and/or committee during 2021); overall attendance at such meetings was over 98%. While the Company does not have a formal policy on director attendance at annual meetings, it strongly encourages its directors to attend the annual meeting of the shareholders. All directors attended the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), which was held via live webcast in a virtual meeting format.
Board Committees

The Board has four standing Committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Committee charters are reviewed annually by the Corporate Governance Committee and the Board. The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
All standing Committee charters are available on our website at: ir.eqt.com/investor-relations/governance
EQT CORPORATION 2022 PROXY STATEMENT | 19

Corporate Governance and Board Matters

Audit Committee	Meetings Held in 2021: 9
MEMBERS ■ Lee M. Canaan ■ Philip G. Behrman, Ph.D.(1) ■ Frank C. Hu ■ Anita M. Powers ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Audit Committee:
■
oversees the accounting and financial reporting processes and related disclosure matters;

■
oversees the audits and integrity of financial statements;

■
oversees the qualifications, independence, and performance of our registered public accountants

■
oversees the qualifications and performance of the internal audit function; and

■
oversees compliance with legal and regulatory requirements, including EQT’s Code of Business Conduct and Ethics.

For additional information regarding Audit Committee responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight” below.

INDEPENDENCE AND QUALIFICATIONS
Each member of the Audit Committee is:
(i)
independent under our Corporate Governance Guidelines and applicable NYSE listing standards and SEC rules; and

(ii)
financially literate under the applicable NYSE listing standards.

The Board has determined that Mses. Canaan and Vanderhider and Mr. Hu each qualifies as an “audit committee financial expert.” The designation as an audit committee financial expert does not impose upon such designees any duties, obligations, or liabilities that are greater than those of any other member of the Audit Committee and the Board.

(1)
Dr. Behrman is not standing for reelection at the 2022 Annual Meeting.

Corporate Governance Committee	Meetings Held in 2021: 6
MEMBERS ■ Janet L. Carrig ■ Lydia I. Beebe ■ Lee M. Canaan ■ John F. McCartney ■ James T. McManus II

PRIMARY RESPONSIBILITIES
The Corporate Governance Committee:
■
establishes and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board;

■
identifies individuals qualified to become Board members and recommends director nominees for each annual meeting of shareholders;

■
develops and recommends to the Board a set of Corporate Governance Guidelines;

■
recommends membership for each committee of the Board, including committee chairs;

■
recommends an appropriate compensation structure for the directors, including administration of equity plans for directors;

■
addresses conflicts of interest, related person transactions, and independence; and

■
makes other recommendations to the Board regarding the governance of EQT.

INDEPENDENCE AND QUALIFICATIONS
Each member of the Corporate Governance Committee is:
(i)
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards; and

(ii)
a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

20 | ir.eqt.com

Corporate Governance and Board Matters

Management Development and Compensation Committee	Meetings Held in 2021: 6
MEMBERS ■ Hallie A. Vanderhider ■ Lydia I. Beebe ■ Kathryn J. Jackson, Ph.D. ■ James T. McManus II ■ Anita M. Powers

PRIMARY RESPONSIBILITIES
The Management Development and Compensation Committee (the “Compensation Committee”):
■
reviews and approves the performance and compensation of our executive officers;

■
reviews and approves all compensation plans, including employment and severance agreements for our executive officers;

■
identifies and approves goals and objectives relevant to our CEO’s compensation and annually reviews the CEO’s performance against such goals and objectives;

■
oversees and, where required by law, administers benefit plans, incentive-based compensation plans, and other equity-based plans; and

■
reviews the Company’s succession plan for all executive officers.

The Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel, or other advisors. It may also obtain advice and assistance from internal legal, accounting, human resources, and other advisors. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee or to individuals and committees consisting of employees of the Company, subject to applicable rules and regulations.
INDEPENDENCE AND QUALIFICATIONS
Each member of the Compensation Committee is:
(i)
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); and

(ii)
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee	Meetings Held in 2021: 8
MEMBERS ■ Kathryn J. Jackson, Ph.D. ■ Philip G. Behrman, Ph.D.(1) ■ Janet L. Carrig ■ Frank C. Hu ■ John F. McCartney ■ Daniel J. Rice IV

PRIMARY RESPONSIBILITIES
The Public Policy and Corporate Responsibility Committee reviews and provides guidance and perspective to management and the Board regarding the Company’s approach, programs, policies, and practices relating to matters of public policy, corporate responsibility, and sustainability.

(1)
Dr. Behrman is not standing for reelection at the 2022 Annual Meeting.

EQT CORPORATION 2022 PROXY STATEMENT | 21

Corporate Governance and Board Matters

Board Leadership Structure

We separate the roles of Board Chair and CEO and require that our Board be led by an independent director in the role of Board Chair to aid in the Board’s oversight of management. This policy is embodied in our published Corporate Governance Guidelines. The Board believes there are advantages to having an independent director serve as Board Chair, including facilitating relations between the Board, the CEO, and other senior management, assisting the Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, and supporting the efficient allocation of oversight responsibilities between the independent directors and management.
Pursuant to the Company’s Corporate Governance Guidelines, the independent Board Chair has the following general and specific responsibilities:
■
presides at all meetings of the Board and the independent directors and shareholder meetings, including the annual meeting of shareholders;

■
manages the Board to ensure that it operates effectively and encourages active engagement by all the members of the Board;

■
communicates the overall viewpoints and feedback of the Board to the CEO in a manner that respects the confidentiality of individual director viewpoints and feedback, and promotes effective relationships and open communication between individual non-executive directors and the CEO;

■
determines, with the CEO and taking full account of the issues and concerns of all directors, the agenda for meetings of the Board and ensures that there is sufficient time for decision-making by the Board;

■
ensures that members of the Board receive accurate, timely, and clear information, in particular about the Company’s performance, to enable the Board to make sound decisions and provide effective oversight and advice to promote the success of the Company;

■
monitors effective implementation of the Board’s decisions;

■
consults with the Corporate Governance Committee and the CEO to set the annual calendar of topics to be covered at Board meetings, and reviews meeting agendas;

■
provides input to the Compensation Committee in connection with the evaluation of the CEO’s performance;

■
ensures that the performance of each director, the Board, and each of the Board committees is evaluated at least annually;

■
serves as the designated director to speak with major shareholders (when requested) to ensure that the Board develops an understanding of shareholder views and receives, on the Board’s behalf, communications from interested parties;

■
serves an increased role in crisis management, as appropriate; and

■
establishes and maintains a close relationship of trust with the CEO by providing support and advice while respecting executive responsibility and leadership.

The independent Board Chair’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board. Ms. Beebe currently serves as our independent Board Chair, a position she has held since 2020.
22 | ir.eqt.com

Corporate Governance and Board Matters

Board’s Role in Risk Oversight

Enterprise Risk Management

The Company primarily manages enterprise risk through an Enterprise Risk Committee, which is chaired by our General Counsel and includes each of our executive officers, plus an additional representative from the legal department.
The Enterprise Risk Committee meets periodically throughout the year to review, prioritize, and address major risk exposures and to consider new or emerging risks. The results of the risk assessment are reported annually to the Board.
EQT CORPORATION 2022 PROXY STATEMENT | 23

Corporate Governance and Board Matters

Director Nominations

General Process for Director Nominations
The Corporate Governance Committee identifies and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders. The Corporate Governance Committee typically considers new nominees for the Board following the resignation or retirement of a director or to fill a skill or expertise need identified by the Board. The Corporate Governance Committee has historically been open to considering candidates recommended by shareholders, directors, and members of management, and has in the past utilized third party search firms to assist in identifying potential director candidates.
Considering that Mr. Thorington, who previously served as Chair of the Audit Committee, passed away in April 2021, the Corporate Governance Committee and the Board considered the desirability of seeking an additional director with financial expertise, as well as the Board’s desire to diversify the racial and ethnic makeup of the Board, to fill the vacancy on the Board and the Audit Committee. In the context of these discussions, several potential candidates, including Frank C. Hu, were identified to the Corporate Governance Committee by various directors. Mr. Hu was interviewed by all members of the Corporate Governance Committee and certain other directors. The Corporate Governance Committee, in September 2021, unanimously recommended Mr. Hu for appointment to the Board, and the Board appointed Mr. Hu as a director effective October 19, 2021.
Shareholders may recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the Company's Corporate Secretary.
Any shareholder desiring to nominate an individual to serve as a director of the Company must submit the following information to the Corporate Governance Committee Chair, in care of the Corporate Secretary, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:
■
The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to (collectively, the “Requisite Information”):

(i)
the proposing person’s notice;

(ii)
the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made;

(iii)
a written representation and agreement of the nominee in the form provided by the Corporate Secretary; and

(iv)
the nominee’s executed irrevocable conditional resignation letter.

■
The Company may require the shareholder to provide such further information as it may reasonably request.

Additionally, as set forth in Section 1.11 of the Company’s Bylaws, a shareholder, or group of 20 or fewer shareholders, in each case owning an aggregate of at least 3% of the voting power entitled to vote in the election of directors continuously for at least three years as of both the date the notice is received by the Company and the record date for the annual meeting, may nominate and include in EQT’s proxy statement director nominees constituting the greater of  (i) two directors and (ii) the largest whole number that does not exceed 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary
24 | ir.eqt.com

Corporate Governance and Board Matters

of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders and include the following:
■
The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to the Requisite Information.

■
The information required by Section 1.11 of the Company’s Bylaws, including, but not limited to:

(i)
all other questionnaires required of the Company’s directors; and

(ii)
such additional information as is necessary to permit the Board to determine that the director nominee is independent and that his or her service as a member of the Board would not violate any applicable law, rule or regulation, or the NYSE listing standards.

The Corporate Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the nominee. Accordingly, all potential director nominees, including shareholder nominees, are assessed using the guidelines outlined below. Possible director nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Corporate Governance Committee, the best match for the Board. The Corporate Governance Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential director nominees, from time to time.
Individual Qualifications
■
Possesses integrity, competence, insight, creativity, and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance

■
Has attained a prominent position in his or her field of endeavor

■
Possesses broad business experience

■
Has the ability to exercise sound business judgment

■
Is able to draw on his or her past experience relative to significant issues facing the Company

■
Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

■
Has sufficient time and dedication for preparation and participation in Board and committee deliberations

■
Has no conflict of interest

■
Meets such standards of independence and financial knowledge as may be required or desired

■
Possesses attributes deemed to be appropriate given the then current needs of the Board

Composition of the Board as a Whole	■ A diversity of background, perspective, and skills related to our business ■ A diversity of race/ethnicity, gender, and age
EQT CORPORATION 2022 PROXY STATEMENT | 25

Corporate Governance and Board Matters

Consideration of Diversity
Consistent with our core values, our Board recognizes the value of diversity. The Board believes diversity affords the opportunity for a variety of points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.
Our Board benefits from significant diversity, with 64% of our director nominees being individuals who self-identify as racially, ethnically, or gender diverse. Additionally, our female directors serve in key Board leadership roles, chairing our Board and each of our four standing Board Committees.
(1)
Dr. Behrman is excluded as he is not standing for reelection at the 2022 Annual Meeting.

Our Board benefits from racial and ethnic diversity. While we do not have a formal policy addressing diversity, our Board’s goal is to continue to advance racial and ethnic diversity on public company boards. As our Board continues to evolve, racial and ethnic diversity will continue to be an important factor considered in assessing the Board’s overall mix of skills, experience, background, and characteristics. We recognize the importance of diversity to our stakeholders and welcome continued dialogue with our investors on this topic.
Contacting the Board

Interested parties may communicate directly with the Board (and with independent directors, individually or as a group) by sending an email to:	independentchair@eqt.com
The Corporate Secretary or an appropriate individual on his staff will receive the communications and promptly deliver the communications to the appropriate director or directors, unless the communications are junk mail or mass mailings.

Interested parties may also write to the independent Board Chair, the entire Board, any Board committee, or any individual director by addressing such communication to the applicable director or directors, in care of the Corporate Secretary:
EQT Corporation c/o Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
26 | ir.eqt.com

Corporate Governance and Board Matters

Governance Principles

Our Board and senior leadership team believe that strong and effective corporate governance is essential to our overall success. Our Board reviews our major governance policies, practices, and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes, and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis, with a focus on delivering long-term shareholder value. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.
Governance Principle		EQT’s Practice
1	Accountability to shareholders	■ All directors are elected annually, which reinforces our Board’s accountability to shareholders ■ Eligible shareholders may include their director nominees in our proxy materials
2	Proportionate and appropriate shareholder voting rights	■ EQT has one class of voting stock ■ We believe in a “one share, one vote” standard ■ We do not have a “poison pill”
3	Regular and proactive shareholder engagement
■
Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results

■
Our management team engages with our largest shareholders’ governance teams on governance, strategy, compensation, human capital management, and sustainability matters

■
Our directors are available to participate in shareholder engagement when it is helpful or requested

4	Independent Board leadership structure
■
Our Company’s Corporate Governance Guidelines require an independent Board Chair

■
All members of the Audit Committee, Compensation Committee, and Corporate Governance Committee are independent of the Company and its management

5	Effective Board policies and practices
■
Our Corporate Governance Guidelines require a majority of our directors to be independent (nine of the 11 director nominees are independent of the Company and its management)

■
Our Board is composed of accomplished professionals with deep and diverse experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board (a matrix of relevant skills is presented in our “2022 Proxy Statement Summary” above)

■
The Board seeks to achieve diversity among its members (see “Director Nominations―Consideration of Diversity” above)

■
Each standing committee has a charter that is publicly available on the Company’s website and that meets applicable legal requirements and reflects good corporate governance

■
The Company has a Code of Business Conduct and Ethics applicable to all employees and directors of the Company

■
The Corporate Governance Committee reviews the Company’s governance policies and practices annually and makes recommendations to the Board

■
All directors attended more than 93% of the combined total of Board and applicable committee meetings in 2021

EQT CORPORATION 2022 PROXY STATEMENT | 27

Corporate Governance and Board Matters

Governance Principle		EQT’s Practice

■
The Board’s independent directors meet regularly in executive session, with the independent Board Chair presiding over all such executive sessions

■
The Board and each of the key committees engage in meaningful annual self-assessments that involve, among other matters, consideration of individual director performance

■
The Company’s directors are encouraged to participate in continuing educational programs relating to corporate governance and business-related issues, and the Company provides funding for these activities

6	Management incentives that are aligned with the long-term strategy of the Company
■
We require robust stock ownership for our directors (five times annual cash retainer), President and CEO (eight times base salary), and other NEOs (three times base salary)

■
EQT’s executive compensation received 98.3% shareholder support in 2021

■
The Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies

■
Our compensation philosophy and practices are focused on using management incentive compensation programs to achieve the Company’s short- and long-term goals and creating long-term shareholder value

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including:
■
A copy of the charter of each standing committee of the Board

■
Our Corporate Governance Guidelines

■
Our Code of Business Conduct and Ethics

The corporate governance page can be found at ir.eqt.com/investor-relations/governance
The Company will provide copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, and any of the Board committee charters to any shareholder, free of charge, upon request to the Corporate Secretary.
Director Independence

Pursuant to our Corporate Governance Guidelines, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship (other than his or her service as a director) with the Company (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company). To assist it in determining director independence, the Board established guidelines, which are included in our Corporate Governance Guidelines and conform to the independence requirements under the NYSE listing standards.
The Board considers all relevant facts and circumstances in making an independence determination. The Board has determined certain relationships to be categorically immaterial, provided that the director otherwise meets the mandatory independence standards under the NYSE listing standards, as specified in the Company’s Corporate Governance Guidelines.
Based on the independence standards set forth in the Company’s Corporate Governance Guidelines, the Board has determined that the following directors have met such standards and are independent of
28 | ir.eqt.com

Corporate Governance and Board Matters

the Company and its management: Mses. Beebe, Canaan, Carrig, Powers, and Vanderhider, Messrs. Hu, McCartney, and McManus, and Drs. Behrman(1) and Jackson. Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice) are not independent.
(1)
Dr. Behrman is excluded as he is not standing for reelection at the 2022 Annual Meeting.

Director ownership of Company stock is encouraged and is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company, as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” below for a description of the equity ownership guidelines for directors.
During the preceding three fiscal years, the Company made no contributions to any tax-exempt organization of which any independent director of the Company is an executive officer.
Related Person Transactions

Review, Approval, or Ratification of Transactions with Related Persons
Under the Company’s Related Person Transaction Approval Policy (the “Related Person Transaction Policy”), management, with the assistance of EQT’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction, as well as information provided in the annual director and executive officer questionnaires. Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review. The Corporate Governance Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
Under the Related Person Transaction Policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
Under the Related Person Transaction Policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for approval:
(i)
transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director

EQT CORPORATION 2022 PROXY STATEMENT | 29

Corporate Governance and Board Matters

of the Company and the compensation paid to the executive officer was approved by the Compensation Committee;
(ii)
transactions involving compensation and benefits paid to a director for service as a director of the Company;

(iii)
transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director, or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenue;

(iv)
transactions in which the interest of the Related Person arises solely from the ownership of a class of equity securities of the Company, and all holders of that class of equity securities receive the same benefit on a pro rata basis;

(v)
transactions in which the rates or charges involved are determined by competitive bids;

(vi)
transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

(vii)
transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

(viii)
charitable contributions, grants, or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation, or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The Related Person Transaction Policy does not limit or affect the application of the Company’s Code of Business Conduct and Ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
Background
Messrs. Toby Z. Rice and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.
In the months prior to the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), Mr. Toby Z. Rice was a member of the “Rice Team,” an activist campaign that sought to transform the Company, in part, through management change, including by electing Mr. Toby Z. Rice as President and CEO. During this campaign, the positions of Messrs. Toby Z. Rice and Daniel J. Rice IV as partners in RIG were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, with Messrs. Toby Z. Rice and Daniel J. Rice IV being elected to the Board, and, immediately following the 2019 Annual Meeting, Mr. Toby Z. Rice was named President and CEO.
On July 10, 2019, representatives of RIG reached out to portfolio companies in which RIG held an investment interest and requested that, as a result of the appointment of Mr. Toby Z. Rice as President
30 | ir.eqt.com

Corporate Governance and Board Matters

and CEO of the Company, they voluntarily effect a moratorium on soliciting business with the Company and its subsidiaries until such time as Board-approved governance procedures were developed and implemented. Furthermore, Mr. Toby Z. Rice resigned from all director positions of RIG portfolio companies and relinquished his position on the RIG investment committee.
Given Mr. Toby Rice’s position as a beneficiary of the Rice Energy 2016 Irrevocable Trust, a New Hampshire trust for the benefit of the children and descendants of Daniel J. Rice III and his wife, Kathleen L. Peto (the “Rice Trust”), and the Rice Trust’s limited partner interest in RIG, any transactions between a business in which RIG holds an investment interest or any subsidiaries of such business (a “RIG Portfolio Company”), on the one hand, and the Company or any of its subsidiaries, on the other hand, with a value in excess of  $120,000 may trigger disclosure obligations as related party transactions under the Company’s Related Person Transaction Policy and applicable SEC regulations.
RIG Governance Policy
Consistent with the requirements of our Related Person Transaction Policy and the Company’s Code of Business Conduct and Ethics, and at the direction of the Corporate Governance Committee, we developed, and the Corporate Governance Committee reviewed and approved, the Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group (the “RIG Governance Policy”). The purpose of the RIG Governance Policy is to establish appropriate corporate governance procedures designed to ensure that potential conflicts of interest that may arise from time to time by virtue of the business activities of RIG are properly and timely disclosed to the Corporate Governance Committee and, when appropriate, submitted to the Corporate Governance Committee for review and possible approval.
The RIG Governance Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, executive officers, employees, and consultants who are partners in RIG (such persons, “RIG Related Persons”) and establishes specific processes and procedures with which all directors, officers, employees, and consultants of the Company must comply. The requirements of this policy are intended to be consistent with the requirements of, and to support compliance with, the existing Related Person Transaction Policy and Code of Business Conduct and Ethics.
The RIG Governance Policy implements specific requirements and processes to be followed when we become aware of a potential business relationship proposed to be entered into between us or any of our subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand. The RIG Governance Policy implements procedures designed to promptly identify potential business transactions with RIG Portfolio Companies for escalation to the Corporate Governance Committee, regardless of the dollar amount involved, and implements a periodic review and certification process designed to support compliance with the policy.
In the event that we become aware of a business transaction involving the Company or its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand, that was not pre-approved in accordance with the RIG Governance Policy (whether through the periodic review and certification process or otherwise), the transaction shall be promptly brought to the attention of the Corporate Governance Committee for review and consideration pursuant to Section 5 of the Related Person Transaction Policy irrespective of the dollar amount involved (i.e., even if less than the $120,000 threshold stated in the Related Person Transaction Policy). Consistent with the Related Person Transaction Policy, the Corporate Governance Committee shall consider all relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision, or termination of such transaction, and shall take such course of action as the Corporate Governance Committee deems appropriate under the circumstances.
The RIG Governance Policy similarly sets forth procedures supporting the review by the Corporate Governance Committee of pre-existing transactions between the Company or its subsidiaries and a potential new RIG Portfolio Company in which RIG may be seeking to make an investment.
The policy prohibits Mr. Toby Z. Rice from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers of any RIG Portfolio Company, in each case until such time as he ceases to serve as an executive officer of the Company.
EQT CORPORATION 2022 PROXY STATEMENT | 31

Corporate Governance and Board Matters

Consistent with the requirements of the Company’s Code of Business Conduct and Ethics, the RIG Governance Policy also expressly prohibits the RIG Related Persons from holding an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company, as defined under the RIG Governance Policy. The Corporate Governance Committee regularly reviews the business descriptions of each RIG Portfolio Company, as well as the description of the Company’s business as set forth for purposes of the RIG Governance Policy, to ensure compliance with this requirement.
Transactions with Related Persons
Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there were no Related Person Transactions in 2021 requiring disclosure in this proxy statement, other than those disclosed below.
In mid-2020, EQT’s Completions Department identified Cold Bore Technology Inc. (“Cold Bore”), a completions optimization technology vendor, as a candidate for a vendor product trial of its Smart Pad product. RIG holds an approximately 17% equity ownership interest in Cold Bore. As required by the RIG Governance Policy, in March 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed product trial with Cold Bore should be presented to the Corporate Governance Committee.
Accordingly, in April 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with Cold Bore, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in Cold Bore, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of Cold Bore for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with Cold Bore for the product trial.
In early 2021, the results of the Cold Bore product trial were presented to and reviewed by the Corporate Governance Committee. After considering the results of the product trial, the Corporate Governance Committee considered a proposed post-trial engagement of Cold Bore for its Smart Pad product. Taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, as noted in the preceding paragraph, the Corporate Governance Committee approved the post-trial engagement of Cold Bore. During 2021, the Company paid Cold Bore consideration in the aggregate amount of approximately $1,905,000.
Similarly, in mid-2020, EQT’s Completions Department identified AquaSmart Enterprises, LLC (“AquaSmart”), a vendor for proppant coating technology, as a candidate for a vendor product trial. RIG holds an approximately 10% equity ownership interest in AquaSmart. As required by the RIG Governance Policy, in July 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed product trial with AquaSmart should be presented to the Corporate Governance Committee.
Accordingly, in July 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with AquaSmart, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in AquaSmart, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s
32 | ir.eqt.com

Corporate Governance and Board Matters

engagement of AquaSmart for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with AquaSmart for the product trial.
Throughout 2021, the Committee received updates regarding the ongoing project trial with AquaSmart. During 2021, the Company paid AquaSmart (through its affiliate AS O&G LLC) consideration under the project trial engagement in the aggregate amount of approximately $1,040,000.
Certain immediate family members of Todd M. James, the Company’s Chief Accounting Officer, are parties to existing leases previously entered into with the Company prior to Mr. James becoming an employee of the Company for natural gas exploration and production. During 2021, pursuant to the terms of these previously existing leases, the Company made royalty payments to these individuals in the aggregate amount of approximately $327,000.
Consistent with the requirements of the Related Person Transaction Approval Policy, the foregoing transactions were reviewed and ratified by the Corporate Governance Committee.
EQT CORPORATION 2022 PROXY STATEMENT | 33

Corporate Governance and Board Matters

Directors’ Compensation

Compensation of our non-employee directors is annually reviewed by the Corporate Governance Committee and approved by the Board. No compensation is paid to employee directors for their service as directors.
In October 2020, the Corporate Governance Committee, with support from Meridian, conducted a review of the total compensation for non-employee directors. Specifically, retainer fees, Board and committee chair premiums, stock-based long-term incentives, and director charitable matching gift benefits were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of the same peer group of companies that comprise the Company’s compensation peer group (see the section captioned “Benchmarking” within the Compensation Discussion and Analysis section of this proxy statement below), together with general industry market statistics from Meridian’s internal database of companies with revenues between $3 billion and $6 billion as an additional reference point.
Based on this review, the Corporate Governance Committee recommended, and the Board approved (i) an increase in the amount of the 2021 annual equity award to non-employee directors from $185,000 to $200,000 and (ii) an increase in the independent chair annual retainer amount from $100,000 per year to $125,000 per year, which change took effect immediately following the 2021 Annual Meeting. The Corporate Governance Committee believes these changes serve to better align our total non-employee director compensation (including for our independent Board chair) with the market median of the Company’s compensation peer group.
Cash Compensation
The structure of the 2021 non-employee director fees is set forth below.
Annual Cash Retainer(1) (Paid on a Quarterly Basis)
Independent Director Compensation	2021 ($)
Board member	80,000
Independent Board Chair(2)	125,000
Committee Chairs
Audit Committee	25,000
All other committees	15,000
Committee member (excluding Chair)
Audit Committee member	10,000
All other committees(3)	5,000

(1)
All annual cash retainer amounts are paid in installments on a quarterly basis.

(2)
Independent Board Chair retainer is in addition to the cash retainer paid for service as a Board member.

(3)
During 2021, the Board had three special committees: the Special Financing Transactions Committee; the Special Hedge Transactions Committee; and the Special Litigation Committee. Non-employee directors serving on these special committees were paid an additional annual retainer fee of  $5,000 per special committee.

Equity-Based Compensation
Equity-Based Compensation	2021 ($)
Restricted Stock Unit Award	200,000

For 2021, the Corporate Governance Committee recommended, and the Board approved, an annual grant of restricted stock units (“RSUs”) to each non-employee director in the amount of  $200,000.
34 | ir.eqt.com

Corporate Governance and Board Matters

Annual equity grants to non-employee directors are made immediately following the annual shareholders meeting to non-employee directors elected at the annual shareholders meeting. Non-employee directors appointed to the Board mid-year generally receive an equity grant upon joining the Board, the value of which is prorated, as part of their compensation for serving on the Board through the next annual shareholders meeting.
Accordingly, on April 21, 2021, each non-employee director elected at the 2021 Annual Meeting received a grant of 11,510 RSUs (the “2021 Grant”). The 2021 Grant was determined by dividing (x) the $200,000 annual grant value by (y) the closing price of the Company’s common stock on April 21, 2021 ($17.38) and rounding the result up to the nearest 10 shares. The 2021 Grant will vest upon the occurrence of the 2022 Annual Meeting and is subject to forfeiture in the event that a director voluntarily ceases to serve on the Board prior to that date. Upon his appointment to the Board effective October 19, 2021, Mr. Hu received a grant of 4,980 RSUs, which was determined by dividing (x) the prorated portion of the annual grant value ($100,822) by (y) the closing price of the Company’s common stock on October 19, 2021 ($20.25) and rounding the result up to the nearest 10 shares. Mr. Hu’s RSUs are subject to the same terms regarding vesting and forfeiture as those set forth in the 2021 Grants.
Each RSU is equal in value to one share of Company common stock. Unvested RSUs do not have voting rights. Any dividends paid on shares of the Company’s common stock are credited quarterly in the form of additional RSUs. Non-employee directors may elect to defer payment of their RSUs under the Company’s director deferred compensation plan, which is discussed below.
Equity Ownership Guidelines for Directors
Position	Equity Ownership Requirement		Compliance Period
Non-employee directors	• • • • •	5x annual cash retainer	5 years from joining the board
The non-employee directors are subject to equity ownership guidelines, which require them to hold shares (or share equivalents, including deferred stock units and RSUs) with a value equal to five times the annual cash retainer. Under the guidelines, directors have up to five years from joining the Board to satisfy the ownership guidelines. Each non-employee director has satisfied the Company’s equity ownership guidelines or is on track to satisfy the guidelines within the five-year ramp-up period.
Director Deferred Compensation
The Company has deferred compensation plans for non-employee directors. Prior to January 1, 2020, stock units awarded to non-employee directors were automatically deferred under the Company’s 2005 Directors’ Deferred Compensation Plan ("DDCP").
Beginning on and after January 1, 2020, non-employee directors may elect (but are not required) to defer distribution of shares upon vesting of their RSUs under the DDCP. Non-employee directors may also elect to defer up to 100% of their annual retainers and fees into the DDCP and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds.
Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares of common stock. Distributions of deferred stock units and/or fees are made or, if applicable, commence following termination of service as a director. The directors’ deferred compensation accounts are unsecured obligations of the Company. For 2021, Ms. Carrig and Mr. D. Rice deferred fees under the DDCP.
Other
■
All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation. Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of  $10,000 per director in any calendar year.

EQT CORPORATION 2022 PROXY STATEMENT | 35

Corporate Governance and Board Matters

■
The Company reimburses directors for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

■
The Company also provides non-employee directors with $20,000 of life insurance and $100,000 of travel accident insurance while traveling on business for the Company.

The table below shows the total 2021 compensation of the Company’s non-employee directors:
2021 Directors’ Compensation Table
Name	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Ms. Beebe	212,083	200,044	10,051	422,178
Dr. Behrman	95,000	200,044	8,051	303,095
Ms. Canaan	115,998	200,044	51	316,093
Ms. Carrig	105,000	200,044	10,051	315,095
Mr. Hu(1)	20,274	100,845	5,010	126,129
Dr. Jackson	100,000	200,044	6,251	306,295
Mr. McCartney	89,914	200,044	51	290,009
Mr. McManus	98,295	200,044	10,051	308,390
Ms. Powers	100,000	200,044	51	300,095
Mr. D. Rice	90,000	200,044	51	290,095
Mr. Thorington(2)	34,354	―	51	34,405
Ms. Vanderhider	105,000	200,044	51	305,095

(1)
Mr. Hu was appointed to the Board effective October 19, 2021.

(2)
Mr. Thorington passed away on April 17, 2021 and his outstanding, unvested RSUs vested at such time in accordance with the terms of the Company’s RSU award agreement for non-employee directors.

(3)
Includes annual cash retainers and Board and committee chair fees, some of which were deferred at the election of the director.

(4)
On April 21, 2021, each non-employee director elected at the 2021 Annual Meeting received a grant of 11,510 RSUs. Upon his appointment to the Board effective October 19, 2021, Mr. Hu received a grant of 4,980 RSUs. Details regarding these director RSU grants are provided in the narrative above under “Equity-Based Compensation.” The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 13 to EQT’s Consolidated Financial Statements, which is included in our 2021 Annual Report.

As of December 31, 2021, (i) each non-employee director (other than Mr. Hu and Mr. Thorington (see footnote (2)) owned 11,510 unvested RSUs and (ii) Mr. Hu owned 4,980 unvested RSUs. Additionally, the aggregate number of previously awarded deferred stock units, including accrued dividends thereon, outstanding and held by directors as of December 31, 2021 was:

Ms. Beebe	23,962	Mr. McCartney	14,042
Dr. Behrman	38,701	Mr. McManus	5,634
Ms. Canaan	23,962	Ms. Powers	11,388
Ms. Carrig	23,962	Mr. D. Rice	50,286
Mr. Hu	―	Ms. Vanderhider	23,962
Dr. Jackson	23,962

(5)
This column reflects:

(i)
annual premiums paid for life insurance and travel accident insurance policies of  $51 per director; and

36 | ir.eqt.com

Corporate Governance and Board Matters

(ii)
the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program:

Ms. Beebe	10,000	Mr. McCartney	―
Dr. Behrman	8,000	Mr. McManus	10,000
Ms. Canaan	―	Ms. Powers	―
Ms. Carrig	10,000	Mr. D. Rice	―
Mr. Hu	5,000	Mr. Thorington	―
Dr. Jackson	6,200	Ms. Vanderhider	―
EQT CORPORATION 2022 PROXY STATEMENT | 37

Executive Compensation

Proposal 2―Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2021 (Say-on-Pay)

As discussed in the Compensation Discussion and Analysis (“CD&A”) below, the Company’s executive compensation program is designed to:
■
attract and retain the highest quality named executive officers;

■
directly link pay to Company performance; and

■
build value for the Company’s shareholders.

The Company’s program:
■
provides total compensation opportunities at levels that are competitive in its industry;

■
ties a significant portion of each named executive officer’s compensation to individual performance and achievement of the Company’s business objectives; and

■
closely aligns the interests of the Company’s named executive officers with the interests of shareholders.

In sum, the Company’s executive compensation program is designed to reward our named executive officers when the Company achieves strong results. The Company believes the 2021 compensation of its named executive officers is consistent with and reflects the strong financial and operational results achieved and the strategic actions taken by the Company.
This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, the Board invites you to review carefully the CD&A section and the tabular and other disclosures under the caption “Executive Compensation” below, and cast a vote in favor of the compensation paid to our named executive officers in 2021 and adopt the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers for 2021, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this proxy statement.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take such actions.
The advisory vote on executive compensation will occur every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the Company’s 2023 annual meeting of shareholders.
The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2021.
38 | ir.eqt.com

Executive Compensation

Executive Compensation Contents
This Executive Compensation portion of this proxy statement is organized into the following sections:
40	COMPENSATION DISCUSSION AND ANALYSIS
40	Compensation Program Summary
40	■ Compensation Philosophy Highlights
41	■ Named Executive Officers
41	■ 2021 Business Highlights
43	■ 2021 Compensation Highlights
44	■ Consideration of Say-on-Pay and Feedback from Shareholder Engagement
44	■ Evolution of Executive Compensation for 2022
47	Compensation Philosophy
47	■ Overall Compensation Philosophy
48	■ Annual Incentive Compensation Philosophy
48	■ Long-Term Incentive Compensation Philosophy
49	The Compensation Process
49	■ Establishing Target Total Direct Compensation
49	■ Establishing and Administering the STIP and LTIP
49	■ Delegation of Grant Authority
49	■ Role of the Independent Compensation Consultant
50	■ Role of Senior Management
51	Determining Compensation
51	■ Elements of 2021 Compensation Program
52	■ Setting Target Total Direct Compensation for 2021
52	■ Benchmarking
53	2021 Compensation Decisions
53	■ 2021 Compensation Mix
54	■ 2021 Base Salary
54	■ 2021 Annual Incentives
57	■ 2021 Long-Term Incentive Awards
60	Other Compensation Components
60	■ Health and Welfare Benefits
60	■ Retirement Programs
60	■ Perquisites
60	■ Executive Severance Plan
60	■ Excise Tax Provisions
61	■ Equity Ownership Guidelines
61	■ Clawback Policy
62	Compensation Committee Report
63	Compensation Policies and Practices and Risk Management
63	■ Risk Management Assessment
63	■ Prohibition on Hedging of EQT Securities
64	Compensation Tables
64	Summary Compensation Table
65	2021 Grants of Plan-Based Awards Table
66	Outstanding Equity Awards at Fiscal Year-End
67	Option Exercised and Stock Vested
67	Pension Benefits and Non-Qualified Deferred Compensation
67	Potential Payments Upon Termination of Change of Control
67	■ Payments Pursuant to Executive Severance Plan
69	■ Written Agreements with Other Named Executive Officers
70	■ Payments Pursuant to Company Plans
72	■ Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2021
76	Pay Ratio Disclosure

Note regarding non-GAAP supplemental financial measures
The CD&A contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. These non-GAAP supplemental financial measures are referenced in this CD&A as performance targets under the Company’s 2021 annual incentive plan. Attached as Appendix A to this proxy statement is a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure) as well as definitions and other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
EQT CORPORATION 2022 PROXY STATEMENT | 39

Executive Compensation

Compensation Discussion and Analysis

Compensation Program Summary
This CD&A explains the compensation philosophy and decisions that drove 2021 compensation for our named executive officers, or “NEOs,” and discusses the Company’s compensation programs. References in this CD&A to the “Committee” refer to the Management Development and Compensation Committee of the Board.
Compensation Philosophy Highlights
EQT’s core values are trust, teamwork, heart, and evolution. Our compensation philosophy is intended to promote achievement consistent with these values.
As further described below, the Company believes that its compensation program:
1	2	3	4	5
Aligns with shareholder success	Embodies compensation methods that align our workforce with performance of the business	Allows for easy and consistent administration	Uses annual incentive metrics that are easy to calculate and explain and within control of employees	Embodies a market-aligned long-term incentive program, based on metrics that are aligned with long-term valuation creation, and provides for broad employee ownership participation
A more detailed discussion of each aspect of EQT’s compensation philosophy, including how it drives compensation program design, is provided below under “Compensation Philosophy.”
40 | ir.eqt.com

Executive Compensation

Named Executive Officers
This CD&A describes the Company’s compensation programs and their components during 2021 for the following NEOs:

TOBY Z. RICE	DAVID KHANI	WILLIAM E. JORDAN	RICHARD A. DURAN	LESLEY EVANCHO
President and Chief Executive Officer since July 10, 2019	Chief Financial Officer since January 3, 2020	Executive Vice President and General Counsel since July 10, 2019	Chief Information Officer since July 22, 2019	Chief Human Resources Officer since July 22, 2019
2021 Business Highlights
In 2021, we continued to execute on our strategy to make EQT the operator of choice for all stakeholders. We further improved our balance sheet, successfully completed the acquisition and integration of Alta Resources, announced ambitious net zero targets, and implemented a comprehensive shareholder return program, consisting of a quarterly cash dividend and authorization to repurchase up to $1 billion of our stock.
Our capital allocation plan is focused on reducing our debt and leverage, while also returning capital to our shareholders through a combination of dividends and our share repurchase program. We are focused on achieving and maintaining investment grade credit metrics as well as regaining our investment grade credit rating in the near term, which will allow us to capture a lower cost of capital and further enhance shareholder returns.
We believe our modern, digitally enabled operating model, contractually declining gathering rates, improved capital efficiency, and deep core long-lateral inventory will allow us to generate significant free cash flow in 2022 and beyond and position us to play a leading role in helping to address climate change and support global energy equality.
Financial	Operational	Strategic
Achieved 2021 sales volumes of 1,858 Bcfe(1), or average daily sales volumes of 5.1 Bcfe per day, and an average realized price of  $2.50 per Mcfe(2)

Strengthened our balance sheet and financial positioning

Received credit ratings upgrades from S&P, Moody’s, and Fitch

Extended the term of our credit facility, and reduced outstanding letters of credit under our credit facility by $351 million

Planned over 80% combo-development through 2026

Realized meaningful reduction of gathering and transmission expense on per Mcfe basis of $0.05 and $0.06, respectively, during 2021 compared to 2020

Obtained Equitable Origin and MiQ Certifications for a majority of our natural gas(3)

Made significant progress toward our goal of eliminating all natural gas-powered pneumatics from our operations by the end of 2022

Strengthened our core acreage position through the acquisition of significant, strategic Appalachian Basin assets from Alta Resources for an aggregate purchase price of approximately $2.9 billion

Increased 2021 total proved reserves by 5.2 Tcfe(4), an increase of 26% compared to 2020

Launched $1 billion share repurchase program through year-end 2023

Reinstituted regular quarterly cash dividend in the first quarter of 2022

EQT CORPORATION 2022 PROXY STATEMENT | 41

Executive Compensation

(1)
“Bcfe” means billion cubic feet of natural gas equivalents, with one barrel of natural gas liquids (“NGLs”) and crude oil being equivalent to 6,000 cubic feet of natural gas.

(2)
“Mcfe” means thousand cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

(3)
Equitable Origin is a non-profit organization that was founded with a vision to create a market-based mechanism to recognize and reward responsible energy producers and to empower energy purchasers through independent, site-level certification. MiQ is an independent, not-for-profit partnership between the Rocky Mountain Institute and SYSTEMIQ aiming to facilitate a rapid reduction in methane emissions from the natural gas sector through the certification of methane emissions performance of natural gas at an asset level.

(4)
“Tcfe” means trillion cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

The above information is described more fully in the Company’s 2021 Annual Report, which we filed with the SEC on February 10, 2022.
42 | ir.eqt.com

Executive Compensation

2021 Compensation Highlights
In designing the executive compensation program for 2021, the Committee considered the following two key drivers:
■
Incentive metrics and mix should align with the Company’s strategic priorities; and

■
Executives should be rewarded for shareholder value creation.

2021 Incentive Performance Share Unit (“PSU”) Program (Long-Term, Performance-Based Equity Award)
Our 2021 Incentive PSU Program measures performance against a mix of absolute and relative TSR goals
■
Payout under the 2021 Incentive PSU Program is conditioned on the Company’s performance measured against a matrix of absolute and relative total shareholder return (“TSR“) performance goals over a three-year performance period, commencing January 1, 2021

■
The long-term PSU grants directly link NEO long-term incentive compensation opportunity with (i) achieving strong absolute shareholder returns and (ii) outperforming our peers

■
The Committee designed the program consistent with observed market trends, based on input from the Committee’s independent compensation consultant, and investor feedback within the industry

■
Payout is capped at 2.0x to limit maximum possible plan payouts and mitigate compensation-related risk

2021 Short-Term Incentive Program
75% of payout determined based on achieving key financial and operational performance goals
■
Financial and operational performance measures(1) for our 2021 STIP were:

 ✓
free cash flow per share

 ✓
recycle ratio

 ✓
adjusted well cost per foot

 ✓
adjusted gross G&A expense per Mcfe

■
The Committee selected these financial and operational performance measures as it believes these metrics represent key performance goals that drive shareholder value

25% of payout determined based on achieving key environmental, health and safety goals, including greenhouse gas intensity reduction
■
Environmental, health, and safety (“EHS”) performance measures for our 2021 STIP were:

 ✓
greenhouse gas intensity reduction

 ✓
safety intensity improvement

 ✓
employee days away restricted time

■
The Committee selected these metrics to directly align executive compensation opportunities with achievement of key safety and environmental goals during 2021, including greenhouse gas intensity reduction, which is an important element of the Company’s ESG strategy

■
The Committee introduced greenhouse gas intensity reduction as an annual incentive plan performance measure for 2021 to highlight the significance of this metric, linking 10% of each NEO’s annual incentive compensation opportunity to the Company’s achievement of greenhouse gas intensity reduction goals

EQT CORPORATION 2022 PROXY STATEMENT | 43

Executive Compensation

Other 2021 Compensation Considerations
Equity for all
■
Consistent with our corporate values of Trust, Teamwork, Heart, and Evolution, in January 2021, the Company introduced “equity for all,” under which every permanent employee of the Company who was not previously eligible to receive equity as part of his or her total compensation received a long-term equity incentive grant in the form of restricted stock units (“RSUs”) having a grant date fair value of  $5,000

■
The Committee adopted this “equity for all” compensation program to promote internal pay equity and recognize the contributions of all employees, whose efforts drive our success as an organization

■
The Committee and management believe that the “equity for all” program enhances our shared culture of success and further links shareholder value creation with our entire workforce

Monitored the impact of COVID-19 developments on the Company’s business and employees
■
The Committee was cognizant of the continuing challenges posed during 2021 and beyond by the COVID-19 pandemic

■
The Committee continues to monitor the impact of the COVID-19 pandemic on the Company’s business and employees

■
The Committee determined that no changes to the Company’s executive compensation programs were needed during 2021

(1)
See Appendix A to this proxy statement for the definition of, and additional information about, these non-GAAP performance measures.

Consideration of Say-on-Pay and Feedback from Shareholder Engagement
Company management engaged in robust dialogue with shareholders during the 2019 proxy campaign, laying the groundwork for open and candid discussion with shareholders. In keeping with this philosophy, both Company management and the Committee continued to seek and consider feedback from shareholders during 2021 on a range of topics, including our executive compensation programs. The Committee considered this feedback when designing the Company’s executive compensation during 2021 and into 2022. For a discussion of the Company’s shareholder outreach and engagement efforts, please refer to the discussion under “Shareholder Engagement” above.
The Committee also took into consideration that the Company’s executive compensation programs have continued to receive strong shareholder support, with 98.3% of votes cast in favor of the Company’s “say-on-pay” proposal at both the 2020 and 2021 annual shareholder meetings. Accordingly, the Committee did not make specific changes to the executive compensation program in response to the say-on-pay vote results in 2020 and 2021, but will continue to evaluate the Company’s executive compensation programs, taking into account shareholder feedback, including future “say-on-pay” vote results.
The Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to it or the Board. See “Contacting the Board” under “Corporate Governance and Board Matters” for information about communicating with the Committee and the Board.
Evolution of Executive Compensation for 2022
While the design of the Company’s executive compensation program for 2022 is generally unchanged from 2021, in February 2022 the Committee determined to (i) incorporate the Company’s previously announced goal of achieving “net zero” greenhouse gas emissions by 2025 as a performance payout modifier under the 2022 Incentive PSU Program and (ii) revise the performance metrics on which awards under the 2022 STIP are based to introduce “total capex spend per Mcfe” as a performance measure under the 2022 STIP, in place of  “adjusted well cost per foot.” The purposes of these changes are to align further the interests of the Company’s executives and other employees with those of the Company’s shareholders and with the strategic objectives of the Company, as further discussed in the table below.
44 | ir.eqt.com

Executive Compensation

Evolution of 2022 Long-Term Incentive Program
Performance measured against a mix of absolute and relative TSR goals	■	Consistent with 2021, payout under the 2022 Incentive PSU Program will be based on achievement of TSR, measured against a matrix of absolute and relative TSR performance goals over a three-year performance period, commencing January 1, 2022
	■	Under the 2022 Incentive PSU Program, the final payout will be modified based upon the Company’s performance in achieving its 2025 net zero target
Achievement of “net zero” by 2025 added as a performance payout modifier	■	In 2021, we announced our goal of achieving “net zero” greenhouse gas emissions from our existing production segment operations—on a Scope 1 and Scope 2 basis—by 2025 (our “Net Zero Goal”)
	■	The Committee incorporated the Net Zero Goal into the 2022 Incentive PSU Program by including a performance payout modifier that links a meaningful portion of executive payout opportunity to both (i) achieving the Net Zero Goal and (ii) the manner by which the Net Zero Goal is achieved
Achieving Net Zero by 2025
✓
Under the 2022 Incentive PSU Program, the Company’s CO2 equivalent emissions generated in 2024 from existing production segment assets(1), measured on a Scope 1 and Scope 2 basis, must be equal to (or less than) zero after accounting for carbon offsets generated and carbon credits purchased during 2024

Manner of Achieving Net Zero Goal		✓ Additionally, the Committee designed the Net Zero Goal modifier to prioritize environmentally responsible operations and carbon offset generation by the Company in achieving net zero

✓
The scoring of the modifier will result in (x) reduced incentive compensation opportunity if the Net Zero Goal is either (i) not achieved or (ii) achieved through purchases of carbon credits that exceed the benchmark set by the Committee and (y) increased incentive compensation opportunity for achieving the Net Zero Goal with purchases of carbon credits that are less than the benchmark set by the Committee, as follows:

		Net Zero Benchmarks	Net Zero Modifier
		The Net Zero Goal is either (i) not achieved or (ii) is achieved, with more than 350,000 metric tons of CO2 equivalent being offset by purchased credits	0.9 x
		The Net Zero Goal is achieved, with between 100,000 to 350,000 metric tons of CO2 equivalent being offset by purchased credits	1.0 x
		The Net Zero Goal is achieved, with less than 100,000 metric tons of CO2 equivalent being offset by purchased credits	1.1 x
(1) For purposes of the 2022 Incentive PSU Program, existing production segment assets refers to production segment assets owned by the Company as of June 30, 2021.
EQT CORPORATION 2022 PROXY STATEMENT | 45

Executive Compensation

2022 Short-Term Incentive Program
Performance measures are aligned with key strategic objectives
■
For 2022, 75% of STIP funding is linked to financial and operational performance measures that align with key strategic objectives, specifically:

 ✓
free cash flow per share

 ✓
recycle ratio

 ✓
total capex spend per Mcfe

 ✓
adjusted gross G&A expense per Mcfe

■
For 2022, the Committee determined to replace “adjusted well cost per foot,” a performance measure under prior annual incentive plans, with “total capex spend per Mcfe”

 ✓
The Committee believes “total capex spend per Mcfe” represents a more comprehensive measure of management’s ability to control a broader range of costs, on a per unit basis, that are more reflective of efficient operations in the current business and operating environment

■
The Committee retained the following EHS performance measures, which determine 25% of 2022 STIP funding:

 ✓
greenhouse gas intensity reduction

 ✓
safety intensity improvement

 ✓
employee DART

Other 2022 Compensation Considerations
Equity for all	■ Consistent with the reasons highlighted above, the Committee retained the “equity for all” program for 2022
46 | ir.eqt.com

Executive Compensation

Compensation Philosophy
In designing the executive compensation program for 2021, the Committee focused on alignment with the Company’s evolving business objectives and priorities. Underpinning the compensation program design, the Company’s overall compensation philosophy has remained consistent since our management team successfully executed on the key goals outlined in the 2019 proxy campaign.
Overall Compensation Philosophy
The Company’s current compensation philosophy is based on the following guiding principles:
Guiding Principle		How it Drives our Evolved Compensation Program Design
1	Compensation program should align with shareholder success
■
Payout factor under each of the 2021 and 2022 long-term incentive programs is based on a matrix of absolute and relative TSR over a three-year performance period

■
The Committee also recognized the importance to shareholders of achieving key environmental performance goals

■
The Committee included key environmental performance measures in its annual incentive plans for each of 2021 and 2022 (reduction of greenhouse gas intensity, measured annually) and in its long-term incentive program (achievement of net zero emissions by 2025 with a focus on environmentally responsible operations and organically generated credits) for 2022

2	Compensation methods should align the workforce with the performance of the business
■
Low-cost operator―leverage technology and planning to drive operating efficiencies

■
Strengthen the Company’s balance sheet―incentivize a focus on free cash flow generation and paying down debt

■
Maximize shareholder value through capital allocation― incentivize a focus on full cycle returns, free cash flow generation, and lower capital expenditures

■
For 2021, 75% of annual incentive plan (2021 STIP) funding was linked to financial and operational performance measures that align with key strategic objectives:

 ✓
Free Cash Flow Per Share

 ✓
Recycle Ratio

 ✓
Adjusted Well Cost Per Foot

 ✓
Adjusted Gross G&A Expense per Mcfe

		■ ESG―solidify our commitment to being a good neighbor, operating responsibly, and focusing on employee safety	■ For 2021, 25% of annual incentive plan (2021 STIP) funding was linked to ESG measures, as follows: ✓ Greenhouse Gas Intensity ✓ Safety Intensity ✓ Employee DART
3	Compensation plan should be easy to administer	■ For both 2021 and 2022, our long-term incentive program will have only two award types, with a consistent award mix applied to all executive officers:
		Type of Award	Mix for All Executive Officers
		Restricted Stock Unit	40%
		Incentive Performance Share Unit	60%
EQT CORPORATION 2022 PROXY STATEMENT | 47

Executive Compensation

Annual Incentive Compensation Philosophy
Guiding Principle		How it Drives our Evolved Compensation Program Design
4	Annual incentive performance metrics should be easy to measure and easy to explain
■
Performance metrics are quantifiable

■
Company’s digital work environment affords employees visibility into Company performance, increasing the incentive impact of the Company’s compensation programs

5	Annual incentive performance metrics should be within the control of employees	■ Annual incentive plan metrics are designed to ensure performance is impacted by employee actions during the annual performance period
Long-Term Incentive Compensation Philosophy
Guiding Principle		How it Drives our Evolved Compensation Program Design
6	Long-term incentive program should be market-aligned
■
The Committee, guided by its independent compensation consultant, utilizes compensation peer group benchmarking data to ensure alignment of program design and practices with prevailing market practices

■
The Committee recognizes the trend in the E&P industry toward a greater focus on absolute returns

■
The Committee developed a performance matrix for 2021 that reflects an appropriate balance of relative and absolute TSR and continued to apply this approach in the design of the 2022 long-term incentive program

7	Performance measures represent keys to long-term value creation
■
Beginning in 2021, payouts under long-term incentive programs are linked to shareholder return, based on a matrix of absolute and relative performance, over a three-year performance period

■
The Committee believes performance measures under its long-term incentive programs are aligned with shareholder feedback and focus the Company’s executive team on enhancing shareholder returns over the three-year performance period by successfully executing the Company’s strategy

■
The Committee recognized the importance to shareholders of achieving key environmental performance goals

■
For 2022, the Committee included achievement of net zero emissions by 2025 with a focus on environmentally responsible operations and organically generated credits as a meaningful payout modifier under its long-term incentive plan

8	Broad long-term incentive eligibility enables all employees to participate in ownership of the Company
■
Consistent with our corporate values of Trust, Teamwork, Heart, and Evolution, beginning in January 2021, the Company introduced “equity for all,” with every permanent employee of the Company receiving a long-term equity incentive grant in the form of restricted stock units having a grant date fair value of  $5,000

■
The “equity for all” grants represented a special, discretionary grant to employees who were not previously participants in the Company’s long-term incentive program; these grants were in addition to, and not in lieu of, existing compensation for these employees

■
Recognizing the success of this program in 2021, the Committee determined to continue this program for 2022

■
All 2021 RSUs were issued under our shareholder-approved EQT Corporation 2020 Long-Term Incentive Plan and will be settled in shares of Company common stock

48 | ir.eqt.com

Executive Compensation

The Compensation Process
Establishing Target Total Direct Compensation
In discharging the Board’s responsibilities relating to compensation of our executive officers, the Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for executive officers by formulating base salaries and setting annual and long-term incentive targets.
Establishing and Administering the STIP and LTIP
The Committee annually approves plan design, including performance measures and target payouts, for our annual STIP and LTIP. These deliberations, spanning several meetings before a plan design is approved, involve discussions among management, the Committee’s independent compensation consultant, and the Committee. After the end of the performance period for any performance award, the Committee reviews and certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each executive officer.
Delegation of Grant Authority
The Committee has delegated to Mr. Toby Z. Rice, in his capacity as CEO, the authority to authorize the grant of a limited and specified number of RSUs to:
■
newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value when taken together with any other related grants awarded to a grantee in the same calendar year; and

■
employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 1,000 shares and provided the recipient does not otherwise participate in our current long-term incentive award program.

Mr. Rice may not authorize the grant of any awards to an executive officer of the Company. Additionally, all such awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at the next regular meeting of the Committee.
The Committee has not delegated its authority to award equity to any other executive officer.
Role of the Independent Compensation Consultant
The Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, independent legal counsel, and other advisors as it deems necessary to assist in fulfilling its responsibilities. The Committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant for compensation decisions applicable to our NEOs. Meridian reports directly to the Committee.
Meridian provides the Committee with market data and counsel regarding executive officer compensation programs and practices (collectively, the “Compensation Consultant Services”), including:
■
competitive benchmarking;

■
peer group identification and assessment;

■
advice and market insight as to the form of, and performance measures for, annual and long-term incentive compensation;

■
marketplace compensation trends, both generally and within the Company’s industry; and

■
advice regarding the Company’s annual review of compensation risk.

Representatives of Meridian do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee may request information or advice directly
EQT CORPORATION 2022 PROXY STATEMENT | 49

Executive Compensation

from representatives of Meridian and may direct management to provide information to representatives of Meridian. Representatives of Meridian regularly interact with members of the Committee, both during and outside of Committee meetings. The Company’s CEO and representatives of the Company’s Human Resources and Legal Departments regularly attend Committee meetings. The Committee regularly meets in executive session without members of management present.
The Committee considered the services provided by Meridian, as well as responses to questionnaires provided to the Company regarding Meridian’s relationship with the Company and its management team and determined that such services do not compromise Meridian’s independence as the Committee’s independent compensation consultant. Other than the Compensation Consultant Services, Meridian did not perform any other services for the Company and, accordingly, no fees were paid for any additional services in 2021.
Role of Senior Management
The Company’s senior management has an ongoing dialogue with the Committee and its independent compensation consultant regarding compensation and plan design. Management provides input relevant to plan design due to its direct involvement in, and knowledge of, the business plan and goals, strategies, experiences, and performance of the Company. Management’s ideas are reviewed with the independent compensation consultant and the Committee. The Committee engages in active discussions with the CEO and the Chief Human Resources Officer of the Company concerning (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets, and (iv) whether and to what extent performance measures for the previous year have been achieved. The CEO and Chief Human Resources Officer do not participate in decisions relating to their own compensation.
50 | ir.eqt.com

Executive Compensation

Determining Compensation
Elements of 2021 Compensation Program
The following highlights the key elements of our executive compensation program for 2021. Base salaries and annual and long-term incentive awards comprise total target direct compensation for our NEOs.
	Element	Form of Compensation for 2021	Description	Highlights for 2021 Program
FIXED	1 Base Salary	Cash	Provides base compensation for day-to-day performance of job responsibilities
■
Our CEO continued to accept a base salary of  $1 for the entirety of 2021 and, during his tenure at EQT, has never taken a base salary over $1

■
Base salaries for other continuing NEOs generally targeted the market median

■
No adjustments were made to the NEOs’ base salaries in 2021

PERFORMANCE-BASED, VARIABLE	2 Annual Incentives	Cash	Rewards performance during the year based on the achievement of annual performance goals established by the Committee
2021 STIP pool funding was based upon specific, measurable performance metrics―specifically, adjusted well cost per foot, adjusted free cash flow per share, recycle ratio, adjusted gross G&A expense per Mcfe, and EHS metrics―which consisted of reduction in greenhouse gas intensity, safety intensity, and employee DART

	3 Long-Term Incentives	■ RSUs ■ PSUs	■ Encourages improvement in the long-term performance of the Company ■ Aligns the financial interests of our executives with those of our shareholders
■
2021 LTI awards for NEOs comprised 60% PSUs and 40% RSUs

■
2021 PSUs are tied to performance on a combination of absolute and relative total shareholder return performance over a three-year performance period

	4 Other Compensation	■ Employee benefit plans and programs that are generally available to all employees ■ Limited perquisites	Other compensation is generally consistent with that available to all employees	■ No personal use of Company-leased private aircraft ■ No Company-funded country club or similar dues ■ No car allowances or subsidized parking
EQT CORPORATION 2022 PROXY STATEMENT | 51

Executive Compensation

Setting Target Total Direct Compensation for 2021
Chief Executive Officer
Mr. Toby Z. Rice was appointed President and CEO on July 10, 2019, immediately following the 2019 Annual Meeting. Mr. Rice agreed during the 2019 proxy campaign to receive a base salary of  $1 for the first 12 months of his service as President and CEO and, on this basis, the Board approved a base salary of  $1 for Mr. Rice. Mr. Rice continued to accept a base salary of  $1 during 2020 and 2021. Accordingly, nearly 100% of Mr. Rice’s compensation is performance-based, variable, and at-risk, and has been since his appointment as our CEO.
Consistent with the Company’s compensation philosophy, the Committee intended that Mr. Rice’s 2021 compensation reflect a mix of annual and long-term incentive awards which, in the aggregate, generally approximated the market median for the CEO position based on compensation peer group benchmarking data provided by Meridian and an emphasis on performance-based compensation.
Discussion of the various components of Mr. Rice’s compensation and the basis for its design is provided below.
Other Named Executive Officers
In setting 2021 target total direct compensation for the Company’s other NEOs, the Committee intended for 2021 compensation to reflect a mix of base salary, annual, and long-term incentive awards, which, in the aggregate, generally approximated the market median for each NEO’s respective position based on compensation peer group benchmarking data provided by Meridian and an emphasis on performance-based compensation, while also considering individual circumstances such as proven experience and importance of the role to the Company. The components of 2021 compensation for each of the other NEOs is discussed in detail below.
Benchmarking
Under the Committee’s direction, Meridian assisted the Committee in developing appropriate peer groups to utilize for compensation and performance benchmarking.
2021 Compensation Peer Group
The Committee utilizes a compensation peer group to evaluate the competitiveness and benchmark the structure and design of the Company’s executive compensation. The Committee annually reviews potential changes to the compensation peer group with assistance from Meridian and generally targets a compensation peer group of between 12 and 15 peer companies.
In selecting the compensation peer group for 2021 (the “Compensation Peer Group”), the Committee considered data compiled by Meridian regarding peer company size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and dry gas as a percentage of reserves, together with recent developments affecting certain existing peer group companies. Based on this assessment, the Committee determined to remove four of the existing compensation peers, as follows:
Removed from Compensation Peer Group(1)	Basis for Removal
Chesapeake Energy Corporation Whiting Petroleum	Bankruptcy
Oasis Petroleum Inc. SM Energy Company	Market capitalization decline

(1)
The Committee retained Noble Energy (acquired by Chevron in the fourth quarter of 2020) as a member of the compensation benchmarking peer group for purposes of 2021 executive compensation benchmarking.

52 | ir.eqt.com

Executive Compensation

The Committee then considered potential additions to the Compensation Peer Group, seeking to identify additional peers with a size of between one-third to three times the size of EQT having a meaningful percentage of reserves consisting of dry gas. Based upon this assessment, the Committee added the following peers to the Compensation Peer Group for 2021:
Added to Compensation Peer Group	Rationale
Comstock Resources Inc. Concho Resources, Inc.(1) Continental Resources, Inc. Devon Energy Corporation
■
These additions served to increase the size of the peer group to 15 peer companies and positioned EQT toward the median of the peer group on various key size metrics

■
Natural gas represents a meaningful percentage of total proved reserves

(1)
Concho Resources Inc. was subsequently acquired by ConocoPhillips in the first quarter of 2021.

The resulting Compensation Peer Group for 2021 was as follows:
2021 Compensation Peer Group(1)
Antero Resources Corporation Apache Corporation Cabot Oil & Gas Corporation Cimarex Energy Co. CNX Resources Corporation	Concho Resources Inc. Continental Resources, Inc. Comstock Resources, Inc. Devon Energy Corporation Murphy Oil Corporation	Noble Energy, Inc. Ovintiv Inc. Range Resources Corporation Southwestern Energy Company WPX Energy, Inc.

(1)
Please refer to Appendix B for a comparison of certain financial and other metrics considered by the Committee when it constructed the 2021 Compensation Peer Group.

2021 Compensation Decisions
This section discusses 2021 compensation decisions for our NEOs for each element of compensation (see “Elements of 2021 Compensation Program” above).
(1)
Represents the average of the percentages of salary, annual incentive, and equity award for 2021 for each of our NEOs, other than Mr. Rice, based on the amounts shown in each of the salary, stock awards, and non-equity incentive plan compensation columns in the Summary Compensation Table below.

EQT CORPORATION 2022 PROXY STATEMENT | 53

Executive Compensation

2021 Base Salary
Base salaries are ordinarily considered annually by the Committee and, where appropriate, adjusted at the beginning of each calendar year. The Committee made no adjustments to the base salary of any of our NEOs for 2021.
As a result, the 2021 base salaries of our NEOs for 2021 remained as follows:
Named Executive Officer	2021 Base Salary ($)
Toby Z. Rice	1
David M. Khani	540,000
Richard A. Duran	380,000
Lesley Evancho	312,000
William E. Jordan	450,000
2021 Annual Incentives
Overview
Annual cash incentive awards are designed to link annual incentive compensation opportunity with achievement of performance goals that are set annually by the Committee.
The 2021 STIP performance measures are based upon a combination of financial and operational efficiency measures, as well as EHS measures, which are designed to align with the Company’s strategic objectives.
Determination of 2021 Target Annual Incentive Awards
Each year, typically in early February, the Committee establishes an annual incentive award target for each NEO. For 2021, the Committee determined to make no adjustments to the annual incentive target award for the NEOs. The Committee made this determination after taking into consideration market compensation benchmarking data from the Company’s 2021 Compensation Peer Group (discussed above) compiled by Meridian.
Accordingly, the 2021 STIP targets for our NEOs remained unchanged from 2020, and were as follows:
Named Executive Officer	2021 Annual Incentive Target ($)
Toby Z. Rice	1,000,000
David M. Khani	540,000
Richard A. Duran	215,000
Lesley Evancho	214,500
William E. Jordan	360,000
Setting Performance Metrics for the 2021 Annual Incentive Awards and Determining 2021 Annual Incentive Award Funding
The Committee designed the 2021 STIP metrics to align annual incentive compensation opportunity with a focus on the Company’s key strategic priorities for 2021. The Committee believes the 2021 STIP performance incentives are aligned with the interests of shareholders.
In setting performance measures and metrics for the 2021 STIP, the Committee carefully considered each performance measure over the course of several meetings in the context of the Company’s strategic goals and priorities for 2021. In doing so, the Committee reviewed the approach and methodology applied in determining the various performance metrics and assessed the degree of challenge required to achieve each of the various thresholds, targets, and maximums. In early 2021, the Committee
54 | ir.eqt.com

Executive Compensation

approved the performance measures as well as the specific metrics for measuring threshold, target, and maximum performance and established the associated payout multiples under the 2021 STIP. The approved performance measures and metrics for the 2021 STIP are set forth in the table below.
For 2021, the Committee introduced reduction of greenhouse gas intensity as a new performance measure under the 2021 STIP. Reduction of greenhouse gas intensity is an important component of the Company’s ESG strategy. The Committee believes including this environmental performance measure is a meaningful way to link annual incentive compensation opportunity with achievement of the Company’s greenhouse gas intensity reduction goals.
The Committee consulted with, and considered input from, the Public Policy and Corporate Responsibility Committee (the “PPCR”), which monitors and oversees the environmental components of the Company’s ESG strategy, in developing the greenhouse gas intensity reduction performance measure. The PPCR was supportive of including this new environmental-focused performance measure, as well as the threshold, target, and maximum performance thresholds selected. Appendix A contains additional information regarding how this performance measure was defined and calculated.
The actual performance results for 2021 and the associated resulting funding multiple for each performance measure is also provided in the table below. These individual funding multiples resulted in a total aggregate funded incentive performance pool of 1.8 times the target incentive pool funding amount.
EQT CORPORATION 2022 PROXY STATEMENT | 55

Executive Compensation

Percent of Pool Funding	Performance Measure(1)	Performance Metric	Actual Results	Funding Multiple(2)
30%	Free Cash Flow Per Share
	Threshold	$1.60	$2.32	2.00x
	Target	$1.93
	Maximum	$2.20
25%	Environmental, Health and Safety
	Greenhouse Gas Intensity Reduction (10%)
	Threshold	2%	14.91%	2.00x
	Target	4%
	Maximum	6%
	Safety Intensity Improvement (10%)
	Threshold	(25%)	37.44%	1.69x
	Target	10%
	Maximum	50%
	Employee DART (5%)
	Threshold	0.45	0.00	2.00x
	Target	0.30
	Maximum	0.15
20%	Recycle Ratio
	Threshold	3.16	3.64	1.92x
	Target	3.42
	Maximum	3.66
15%	Adjusted Well Cost Per Foot
	Threshold	$770	$690	1.62x
	Target	$721
	Maximum	$670
10%	Adjusted Gross G&A Expense Per Mcfe ($MM)
	Threshold	$0.13	$0.120	1.04x
	Target	$0.12
	Maximum	$0.11
	Total funded incentive performance pool 1.80x

(1)
See Appendix A to this proxy statement for the definition and other important information regarding the calculation of the non-GAAP performance measures used in the Company’s 2021 STIP.

(2)
Funding multiple was determined based upon actual performance, as outlined in the following table:

Performance Metric Level of Achievement	Payout Factor Applied(a)
Threshold	0.5
Target	1.0
Maximum	2.0

(a)
Performance between stated levels is assessed based on linear interpolation in each case. Performance below the “threshold” level would result in a zero payout for the applicable performance measure.

(3)
As discussed in greater detail in Appendix A, for purposes of the 2021 STIP, Recycle Ratio was calculated using constant commodity prices, with commodity prices held constant for this metric to avoid the undue positive or negative effect of prices that are beyond the control of plan participants and may be volatile. No such adjustment was applied in calculating Free Cash Flow per share. Under the 2021 STIP, the Committee adjusts for certain extraordinary items, typically those that are unusual or strategic in nature (e.g., certain large acquisitions and dispositions, debt repurchases, and certain impairments), to encourage the executives to make decisions for the Company without regard to his or her annual incentive compensation when considering these types of extraordinary items. The Committee also had the discretion, but not the obligation,

56 | ir.eqt.com

Executive Compensation

to adjust for items not contemplated in the original business plan to avoid undue negative or positive effects on possible annual incentive amounts. The Committee did not adjust for any such extraordinary items for 2021.
After determining the pool available for distribution, the Committee determined the value of the award to each eligible NEO by multiplying his or her 2021 STIP target value by the 2021 STIP funding multiple of 1.8, which resulted in a 2021 annual incentive award to each eligible NEO as set forth in the table below.
Named Executive Officer	2021 Annual Incentive Award ($)
Toby Z. Rice	1,800,000
David M. Khani	972,000
Richard A. Duran	387,000
Lesley Evancho	386,100
William E. Jordan	648,000
2021 Long-Term Incentive Awards
Over the course of several meetings in late 2020 and early 2021, the Committee designed the 2021 long-term incentive program to align the long-term incentive compensation opportunity of the Company’s NEOs with the interests of shareholders and achieve the following objectives:
■
drive appropriate performance by our NEOs, consistent with achieving our evolving business objectives;

■
be market competitive to allow us to attract and retain the highest-quality executive leadership;

■
be tax efficient;

■
minimize earnings volatility; and

■
achieve a portfolio approach to performance metrics.

The Committee’s considerations also included:
■
market data regarding the long-term incentive design for the 2021 Compensation Peer Group;

■
the appropriate way to incentivize executives toward the success of the Company;

■
existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities;

■
the availability of EQT shares under shareholder-approved plans;

■
the views shared by large shareholders, including during the Company’s 2019 proxy contest; and

■
the views of the larger proxy advisory services.

As a result of the Committee’s analysis, and taking into consideration advice from Meridian, the Committee designed the award mix for the 2021 long-term incentive compensation program for our NEOs, as outlined below.
2021 Long-Term Incentive Award Mix
Percent of Awarded Value	Type of Award	Rationale and Description	Period
60%	Incentive PSUs	■ 2021 Incentive PSUs directly link executive pay with an appropriate mix of absolute and relative total shareholder return performance	■ All metrics utilize a three-year performance period
EQT CORPORATION 2022 PROXY STATEMENT | 57

Executive Compensation

Percent of Awarded Value	Type of Award	Rationale and Description	Period
■ 2021 Incentive PSUs will be settled in shares of EQT common stock
40%	Time-Based RSUs
■
RSU awards are a strong retention tool for executives and align executives’ interests with the long-term interests of shareholders

■
RSUs granted in 2021 will be settled in shares of EQT common stock

■ RSUs granted in 2021 vest pro rata over a three-year period on each anniversary of the grant date
2021 Incentive Performance Share Units
In designing the 2021 Incentive PSU Program, the Committee determined to link the performance payout under the plan to TSR, based on a performance matrix that combines absolute and relative performance over a three-year performance period.
The Committee recognized that achieving strong absolute TSR goals is important to the Company’s shareholders. At the same time, the Committee desired to incentivize management to outperform the Company’s peers, on a relative basis, in TSR.
To align executive compensation with achieving these objectives, the Committee developed a performance matrix that evaluates both absolute and relative TSR performance in determining the performance payout factor under the program. The Committee believes this approach is consistent with observed market trends and investor feedback within the industry. The Committee also believes that focusing our executive team on increasing both absolute and relative TSR aligns executive long-term incentive compensation opportunity with the interests of our shareholders.
2021 Performance Peer Group
The Committee designated a performance peer group (the “Performance Peer Group”) for purposes of evaluating the Company’s relative TSR performance. In selecting the Performance Peer Group, the Committee started with the Compensation Peer Group (see “Benchmarking” above) and discussed and implemented the following enhancements to establish a better measure of relative Company performance:
Enhancement	Rationale
Assign a weighting of “two times” to each of the six Compensation Peer Group companies that had the highest percentage of dry gas reserves	The vast majority of EQTs reserves are dry gas; independent E&P companies with similar operations share common business dynamics, making them better benchmarks against which to evaluate relative performance
Include the S&P 500 Index as a performance “peer”	Introduces a broad market “governor” for assessing EQT’s performance relative to the equity markets broadly
As a result, the Company’s Performance Peer Group for 2021 is as follows:
2021 Performance Peer Group1
Antero Resources Corporation (2x) Apache Corporation Cabot Oil & Gas Corporation (2x) Cimarex Energy Co.	CNX Resources Corporation (2x) Continental Resources, Inc. Comstock Resources, Inc. (2x) Devon Energy Corporation Murphy Oil Corporation	Ovintiv Inc. Range Resources Corporation (2x) Southwestern Energy Company (2x) S&P 500 Index
58 | ir.eqt.com

Executive Compensation

(1)
Concho Resources Inc., Noble Energy, Inc., and WPX Energy, Inc. are not included as these companies were acquired prior to the 2021 Incentive PSU grant date. Please refer to Appendix B for a comparison of certain financial and other metrics considered by the Committee in constructing the 2021 Performance Peer Group.

Performance Matrix
In establishing the performance metrics and related payout factors for the absolute and relative TSR matrix, the Committee discussed and considered the goals and objectives of the Company for 2021. The resulting performance payout factor matrix under the 2021 Incentive PSU Program, which will be determined based on the Company’s performance over the three-year performance period of January 1, 2021 through December 31, 2023, is as follows:
		Overall Payout Factor (2021 Incentive PSU Program)
Absolute TSR (CAGR)	15%	0.75x	1.00x	1.5x	1.75x	2.00x
	10%	0.50x	0.75x	1.25x	1.50x	1.75x
	5%	0.25x	0.50x	1.00x	1.25x	1.50x
	0%	0	0	0.75x	1.00x	1.25x
	(5%)	0	0	0.50x	0.75x	1.00x
		<25th percentile	25th percentile	50th percentile	75th percentile	≥90th percentile
		Relative TSR Percentile Ranking(1)

(1)
Relative TSR percentile ranking is determined by comparing the Company’s total shareholder return over the three-year performance period against the TSR of the companies included in the Performance Peer Group discussed above.

The Committee maintains discretion under the terms of the 2021 Incentive PSU Program to make appropriate adjustments to the determinations of performance measures.
2021 Restricted Stock Unit Awards
The 2021 RSU awards were granted to our NEOs on February 10, 2021. These RSU awards vest pro rata over a three-year period on each anniversary of the date of grant.
2021 Long-Term Incentive Awards to our Named Executive Officers
Each NEO’s 2021 target long-term incentive award value is presented below. Based on the award mix described above, the table also shows the number RSUs and PSUs that were awarded based on the award target value. In establishing these target award values, the Committee utilized market data provided by Meridian and applied the principles for setting total direct compensation discussed above. To ensure consistency of approach with the long-term incentive awards granted to non-executive officer long-term incentive plan participants, whose awards were granted on January 1, 2021, the closing price of the Company’s common stock on December 31, 2020 ($12.71) was used to determine the number of shares awarded to each NEO (i.e., for each NEO, the 2021 target long-term award dollar value shown in the table below was allocated 40% to time-based RSUs and 60% to PSUs, with each value then divided by $12.71 and rounded to the nearest 10 shares to determine the share amounts set forth below). For this reason, the grant date fair values of these awards shown in the compensation tables in the sections below are greater than the target award values.
Named Executive Officer	2021 Target Long-Term Incentive Award Value ($)	2021 Time-Based RSUs (40%)	2021 Incentive PSU Program (60%)
Toby Z. Rice	9,000,000	283,250	424,870
David M. Khani	2,500,000	78,680	118,020
Richard A. Duran	1,000,000	31,480	47,210
Lesley Evancho	1,014,000	31,920	47,870
William E. Jordan	2,000,000	62,950	94,420
EQT CORPORATION 2022 PROXY STATEMENT | 59

Executive Compensation

Other Compensation Components
Health and Welfare Benefits
The NEOs participate in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, wellness, and employee assistance programs. The same contribution amounts, deductibles, and plan design provisions are generally applicable to all employees.
Retirement Programs
The NEOs participate in the same defined contribution 401(k) plan as other EQT employees and on the same terms as other employees. The Company has no defined benefit retirement plan, supplemental executive retirement plan, or deferred compensation obligations to any employee.
Perquisites
Taking into consideration shareholder feedback, beginning in 2019, the Committee eliminated numerous categories of executive perquisites that were previously available to the management team (prior to the 2019 proxy campaign). The Company continues to maintain a travel security insurance policy for the Company’s CEO, as disclosed in the Summary Compensation Table below.
Executive Severance Plan
In May 2020, the Committee approved the EQT Corporation Executive Severance Plan (the “Severance Plan”), which provides benefits to eligible participating executives upon a qualifying termination of employment. The Committee adopted the Severance Plan to transition away from the Company’s legacy approach of entering into individual confidentiality, non-solicitation, and non-competition agreements with executive officers and certain other key employees―which individual agreements previously served as the vehicle for severance arrangements between the Company and individual executives and key employees―to a consolidated executive severance plan, which the Committee views as a best practice. The severance benefits provided under the Severance Plan are generally consistent with or, with respect to certain provisions, less favorable to the individual executive than the comparable severance benefits that existed under the Company’s form of legacy confidentiality, non-solicitation, and non-competition agreement.
The Committee believes that the Severance Plan supports the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business by providing a participating executive with income protection in the event that he or she experiences an involuntary termination of employment without cause during the term of the Severance Plan.
Upon execution of a participation agreement by an eligible participating executive, the Severance Plan replaces any previously existing individual severance arrangement between the Company and the participating executive. Participants in the executive severance plan are not party to individual severance-related agreements with the Company.
See “Potential Payments Upon Termination or Change of Control” below for more detail regarding the Company’s Executive Severance Plan, the Confidentiality, Non-Solicitation, and Non-Competition Agreements, and change of control provisions under the 2020 LTIP, including the value of the benefits provided in various circumstances under the plan.
Excise Tax Provisions
If any compensation to a NEO is accelerated or becomes vested in connection with a change of control of EQT, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a
60 | ir.eqt.com

Executive Compensation

tax deduction for such excess parachute payments. Agreements with the executive officers contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax, without a reimbursement or gross-up from the Company. Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result. If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments,” but in no event would the Company be obligated to pay any portion of the executive’s excise tax or be required to provide the executive with any gross-up relating to any such excise tax.
Equity Ownership Guidelines
Each of our NEOs owns qualifying holdings of EQT stock well in excess the level of equity ownership contemplated by the Company’s Equity Ownership Guidelines.
As of December 31, 2021, our NEOs’ holdings relative to their equity ownership guidelines were as set forth below:
Name (Year of Executive Officer Status)	Ownership Guidelines (multiple of Base Salary)		Actual Multiple of Base Salary Owned	Value Required by Ownership Guidelines ($)	Aggregate Qualifying Value Owned ($)
Toby Z. Rice (2019)	• • • • • • • •	8x	*	*	*
David M. Khani (2020)	• • •	3x	7.1x	1,620,000	3,847,835
Richard A. Duran (2019)	• • •	3x	8.3x	1,140,000	3,164,290
Lesley Evancho (2019)	• • •	3x	10.3x	936,000	3,225,990
William E. Jordan (2019)	• • •	3x	19.5x	1,350,000	8,775,129

*
The value of Mr. Toby Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $15,512,363, which amount significantly exceeds the 8x multiple of his current base salary of  $1. This amount also exceeds 8x the median base salary for CEOs in the Company’s compensation peer group.

Qualifying holdings include EQT stock owned directly, time-based restricted shares and restricted stock units, and performance-based awards for which only a service condition remains (other performance-based awards or options are not counted). The ownership guidelines are mandatory; however, there is no deadline for achieving the ownership thresholds, and executives are not required to purchase EQT stock. The net shares or units acquired through incentive compensation plans (e.g., through the exercise of options or the vesting of restricted shares or restricted stock units) must be retained if an executive has not satisfied the executive’s ownership target. An executive’s failure to meet the equity ownership guidelines may influence an executive’s mix of cash and non-cash compensation.
Clawback Policy
The Company has a compensation recoupment, or “clawback,” policy applicable to current and former executive officers of the Company, where the Company may, in certain circumstances, recoup certain annual and long-term incentive compensation paid to the covered individuals in the event of an accounting restatement due to material non-compliance with financial reporting requirements under U.S. securities laws.
EQT CORPORATION 2022 PROXY STATEMENT | 61

Executive Compensation

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) required by Item 402(b) of Regulation S-K with the management of EQT Corporation. Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation proxy statement for the 2022 annual meeting of shareholders.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.
Hallie A. Vanderhider, Chair
Lydia I. Beebe
Kathryn J. Jackson, Ph.D.
James T. McManus II
Anita M. Powers
62 | ir.eqt.com

Executive Compensation

Compensation Policies and Practices and Risk Management

Risk Management Assessment
Members of the Company’s senior management, with the assistance of the Committee’s independent compensation consultant, conducted a risk assessment of the design of the Company’s compensation programs for all employees. The results of such assessment were presented to the Committee. Based on the assessment, the Company and the Committee believe the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. Important factors taken into consideration include, but are not limited to, the following:
■
the Company does not use highly leveraged short-term incentives that drive high-risk investments at the expense of long-term Company value;

■
the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress toward longer-term goals;

■
the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

■
the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

■
the Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

■
the Company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders;

■
the Company may recoup certain annual and long-term incentive compensation paid to the covered individuals in certain circumstances pursuant to the Company’s clawback policy; and

■
hedging and pledging of EQT securities by EQT executive officers and directors is prohibited under the Company’s policies.

The Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.
Prohibition on Hedging of EQT Securities
Under the Company’s Corporate Stock Trading Policy, no officer, director, or employee may, directly or indirectly, engage in any short-sale or hedging transaction involving, or purchase or sell options in, EQT securities.
EQT CORPORATION 2022 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION

Compensation Tables

The following tables contain information concerning the compensation of our named executive officers. We have excluded compensation for prior years to the extent permitted by applicable SEC rules. References to named executive officers in this “Compensation Tables” section are to the five individuals included in the tables below.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Toby Z. Rice President and Chief Executive Officer	2021	1	―	15,119,762	―	1,800,000	―	16,919,763
	2020	1	―	4,516,514(5)	1,610,000	1,400,000	―	7,526,515
	2019	1	―	―	―	―	―	1
David M. Khani Chief Financial Officer	2021	539,999	―	4,199,938	―	972,000	26,100	5,738,037
	2020	510,922	2,000,000	1,342,273	―	756,000	24,653	4,633,848
Richard A. Duran Chief Information Officer	2021	380,000	―	1,680,156	―	387,000	26,100	2,473,256
	2020	379,999	―	536,921	―	301,000	126,228	1,344,148
	2019	153,461	50,000	1,000,099	―	107,502	47,669	1,358,731
Lesley Evancho Chief Human Resources Officer	2021	312,000	―	1,703,643	―	386,100	26,100	2,427,843
	2020	312,000	―	544,468	―	300,300	25,650	1,182,418
	2019	126,000	80,000	1,014,096	―	107,250	9,720	1,337,066
William E. Jordan Executive Vice President, General Counsel and Corporate Secretary	2021	450,000	―	3,360,148	―	648,000	17,400	4,475,548
	2020	450,000	―	3,073,860(6)	―	504,000	37,385	4,065,245
	2019	195,557	―	―	―	180,000	45,523	421,080

(1)
The amounts reported in these columns reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)
The amounts for 2021 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 13 to EQT’s Consolidated Financial Statements, which is included in our 2021 Annual Report. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of the awards granted in 2021 would have been $25,580,061 for Mr. Rice; $7,105,591 for Mr. Khani; $2,842,466 for Mr. Duran; $2,882,203 for Ms. Evancho; and $5,684,768 for Mr. Jordan.

(3)
The amounts for 2021 in this column reflect the dollar value of annual incentive compensation earned under the 2021 Short-Term Incentive Plan, which amounts were paid in cash in the first quarter of 2022.

(4)
Amounts in this column for 2021 represent the dollar values of the Company’s contributions to the 401(k) plan.

(5)
This amount in the Stock Awards column for 2020 for Mr. Rice includes the grant date fair value of the 366,972 PSUs ($2,007,337) granted to Mr. Rice in February 2020 for his service as President and CEO in 2019.

(6)
This amount in the Stock Awards column for 2020 for Mr. Jordan includes the grant date fair value of the 219,060 RSUs ($2,000,018) granted to Mr. Jordan in January 2020 as a signing bonus in connection with his offer letter of employment with the Company.

64 | ir.eqt.com

EXECUTIVE COMPENSATION

2021 Grants of Plan-Based Awards Table
Name	Type of Award(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Target (#)	Maximum (#)
Toby Z. Rice	STIP	—	—	1,000,000	—	—	—	—
	PSU	2/10/21	2/9/21	—	424,870	849,740	—	10,460,299
	RSU	2/10/21	2/9/21	—	—	—	283,250	4,659,463
David M. Khani	STIP	—	—	540,000	—	—	—	—
	PSU	2/10/21	2/9/21	—	118,020	236,040	—	2,905,652
	RSU	2/10/21	2/9/21	—	—	—	78,680	1,294,286
Richard A. Duran	STIP	—	—	215,000	—	—	—	—
	PSU	2/10/21	2/9/21	—	47,210	94,420	—	1,162,310
	RSU	2/10/21	2/9/21	—	—	—	31,480	517,846
Lesley Evancho	STIP	—	—	214,500	—	—	—	—
	PSU	2/10/21	2/9/21	—	47,870	95,740	—	1,178,559
	RSU	2/10/21	2/9/21	—	—	—	31,920	525,084
William E. Jordan	STIP	—	—	360,000	—	—	—	—
	PSU	2/10/21	2/9/21	—	94,420	188,840	—	2,324,620
	RSU	2/10/21	2/9/21	—	—	—	62,950	1,035,528

(1)
Type of Award:

STIP	=	STIP for the 2021 Plan Year
PSU	=	2021 Incentive PSU Program Awards
RSU	=	2021 Restricted Stock Unit Awards

(2)
These columns reflect the annual incentive award target amounts payable under the 2021 STIP. Awards with respect to the 2021 STIP were paid in cash in the first quarter of 2022. The target amounts reflected in the table represent the target 2021 annual incentive awards under the 2021 STIP, as approved by the Committee in February 2021. Performance results below specified levels would have resulted in zero payout under the 2021 STIP; there was no maximum individual award. See the section titled “Annual Incentives” in the CD&A for further discussion of the 2021 STIP for the 2021 plan year.

(3)
These columns reflect the target and maximum number of units payable under the 2021 Incentive PSU Program granted to the named executive officers on February 10, 2021. Under the 2021 Incentive PSU Program, the performance measure is TSR, as measured based on a matrix of absolute TSR performance and relative TSR performance as compared to the TSR of the 2021 Performance Peer Group, in each case over the performance period beginning on January 1, 2021 and ending on December 31, 2023. As there is no guaranteed minimum payout for these awards and the Committee has discretion to decrease any award otherwise payable, we have not included a threshold amount. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Committee. Grant date values are determined in accordance with ASC Topic 718. Refer to the CD&A for information regarding the 2021 Performance Peer Group and further discussion of the performance measures under the 2021 Incentive PSU Program.

(4)
This column reflects the number of time-based RSUs granted to the named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “2021 Long-Term Incentive Awards” in the CD&A for further discussion of these awards.

EQT CORPORATION 2022 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Toby Z. Rice	333,333	666,667	10.00	2/27/27	283,250	6,177,683	366,972	8,003,659
	―	―	―	―	―	―	458,716	10,004,596
	―	―	―	―	―	―	424,870	9,266,415
David M. Khani	―	―	―	―	61,167	1,334,052	137,620	3,001,492
	―	―	―	―	78,680	1,716,011	118,020	2,574,016
Richard A. Duran	―	―	―	―	80,235	1,749,934	55,050	1,200,641
	―	―	―	―	24,467	533,625	47,210	1,029,650
	―	―	―	―	31,480	686,579	―	―
Lesley Evancho	―	―	―	―	81,358	1,774,418	55,820	1,217,434
	―	―	―	―	24,814	541,193	47,870	1,044,045
	―	―	―	―	31,920	696,175	―	―
William E. Jordan	―	―	―	―	73,380	1,600,424	110,100	2,401,281
	―	―	―	―	48,934	1,067,251	94,420	2,059,300
	―	―	―	―	62,950	1,372,940	―	―

(1)
This column reflects (a) the 2019 restricted share awards granted on August 8, 2019 to Mr. Duran and Ms. Evancho, which vest in full three years from the date of grant, (b) the unvested portion of the 2020 restricted stock unit awards granted on January 9, 2020 to Mr. Jordan, two-thirds of which were vested as of fiscal year end with the remaining one-third vesting on July 10, 2022, (c) the unvested portion of the 2020 restricted stock unit awards granted on February 25, 2020 to Messrs. Khani, Duran, and Jordan and Ms. Evancho, one-third of which was vested as of fiscal year and with the remaining two-thirds vesting on each of February 25, 2022 and February 25, 2023, and (d) the 2021 restricted stock unit awards granted on February 10, 2021 to each named executive officer, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)
This column reflects the market value of restricted shares or restricted share units that have not vested, as determined by multiplying the number of shares or units as shown in the column to the left by $21.81, the closing price of the Company’s common stock on December 31, 2021.

(3)
This column reflects (a) 2020 performance units awarded (at target) to each named executive officer, and (b) 2021 performance units awarded (at target) to each named executive officer.

(4)
This column reflects the payout values at December 31, 2021 of unearned 2020 performance units and unearned 2021 performance units, which are based on Company performance over the January 1, 2020 through December 31, 2022 and January 1, 2021 through December 31, 2023, respectively. The payout values were determined by multiplying the number of units as shown in the column to the left by $21.81, the closing price of the Company’s common stock on December 31, 2021. The actual payout values under the programs depend upon, among other things, the Company’s actual performance through the end of the applicable performance periods and the Company’s future stock price.

66 | ir.eqt.com

EXECUTIVE COMPENSATION

Option Exercised and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Toby Z. Rice	―	―
David M. Khani	30,583	555,081
Richard A. Duran	12,233	222,029
Lesley Evancho	12,406	225,169
William E. Jordan	73,380	1,570,338
	24,466	444,058

(1)
Amounts in this column represent the number of restricted stock units that vested in accordance with the terms of the award agreement. Consistent with Company policy, upon the vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows: Mr. Khani—8,892 shares; Mr. Duran—3,662 shares; Ms. Evancho—3,752 shares; and Mr. Jordan—28,876 shares and 6,096 shares, respectively.

(2)
Stock awards value realized is determined by multiplying (i) the closing market price of EQT’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

Pension Benefits and Non-Qualified Deferred Compensation
The Company does not maintain a defined benefit pension plan or a deferred compensation plan for employees, and there are no deferred compensation balances.
Potential Payments Upon Termination or Change of Control
The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of the Company. These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements. The 2020 LTIP, 2019 LTIP, and Executive Severance Plan, as well as the forms of our Incentive Performance Share Unit Program, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement, Stock Option Participant Award Agreement, and Short-Term Incentive Plan, and other written agreements described below, have been filed with the SEC as exhibits to, or incorporated by reference in, our 2021 Annual Report.
Payments Pursuant to Executive Severance Plan
The Company established the Severance Plan on May 19, 2020 for the purpose of providing severance benefits to executive officers and other qualifying officers of the Company who are terminated from employment. The Severance Plan is intended to replace the existing legacy form of confidentiality, non-solicitation, and non-competition agreements with individual officers, which individual agreements previously served as the vehicle for establishing severance arrangements.
Messrs. Rice and Jordan and Ms. Evancho participate in the Severance Plan and are referred to in this discussion, collectively, as the participating named executive officers.
By accepting the Company’s offer to participate in the Severance Plan, each participating named executive officer agreed, among other things, to the following restrictive covenants:
■
restrictions on competition (24 months for Mr. Rice and 12 months for other participating named executive officers);

■
restrictions on customer solicitation (24 months for Mr. Rice and 12 months for other participating named executive officers); and

EQT CORPORATION 2022 PROXY STATEMENT | 67

EXECUTIVE COMPENSATION

■
restrictions on employee, consultant, vendor, or independent contractor recruitment (24 months for Mr. Rice and 12 months for other participating named executive officers).

Regular Severance
Under the Severance Plan, participating named executive officers are eligible to receive the following severance benefits upon a termination of employment (i) by the Company other than for “cause,” “disability,” or death, or (ii) by the participant with “good reason” (in each case, as defined in the Severance Plan):
■
A lump-sum cash payment equal to the amount of any unpaid annual cash bonus for the calendar year before the year in which the participant’s termination of employment occurs, payable based on actual performance when annual bonuses are paid in the ordinary course (the “Unpaid Prior Year Bonus”);

■
A cash severance payment generally equal to two times (for the Company’s CEO) or one times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid in equal installments over a period ranging from 24 months (for the Company’s CEO) to 12 months (for the other participating NEOs) following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 18 and (ii) 100% of the then-current COBRA monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of a prorated portion of all outstanding time-vesting, long-term incentive awards and continued vesting of a prorated portion of all outstanding performance-vesting awards through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

Termination in Connection with Change in Control
The Severance Plan provides for modified severance payments and benefits to participating named executive officers in the event of a termination of employment by the Company without “cause” or by the participant for “good reason” within the two-year period commencing on a change in control (as defined in the 2020 LTIP), as follows:
■
Payment of the Unpaid Prior Year Bonus;

■
A cash severance payment generally equal to three times (for the Company’s CEO) or two times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid within 60 days following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 24 and (ii) 100% of the then-current COBRA monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

68 | ir.eqt.com

EXECUTIVE COMPENSATION

■
Accelerated vesting of all outstanding time-vesting, long-term incentive awards and continued vesting of all outstanding performance-vesting awards remaining outstanding through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

“Cause” is defined as the executive officer’s (i) conviction of a felony, a crime of moral turpitude, or fraud, or the executive having committed fraud, misappropriation, or embezzlement in connection with the performance of his or her duties; (ii) willful and repeated failures to substantially perform assigned duties; or (iii) violation of any provision of a written employment-related agreement or express significant policies of the Company.
“Good reason” is defined as the executive officer’s resignation within 90 days after (i) a reduction in the executive officer’s base salary of 10% or more (unless the reduction is applicable to all similarly situated employees); (ii) a reduction in the executive officer’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly situated employees); (iii) a significant diminution in the executive officer’s job responsibilities, duties, or authority; (iv) a change in the geographic location of the executive officer’s primary reporting location of more than 50 miles; and/or (v) any other action or inaction that constitutes a material breach by the Company of the Severance Plan.
Receipt of these benefits is subject to the participating named executive officer executing and not revoking a release of claims in favor of the Company and his or her continued compliance with certain restrictive covenants.
The Severance Plan does not provide for any tax gross-ups. In the event the executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Written Agreements with Other Named Executive Officers
Confidentiality, Non-Solicitation and Non-Competition Agreements
In connection with their appointments as executive officers, the Company entered into the standard, legacy form of executive officer Confidentiality, Non-Solicitation and Non-Competition Agreements with each of Messrs. Duran and Khani. Accordingly, Messrs. Duran and Khani do not participate in the Executive Severance Plan.
In each respective Confidentiality, Non-Solicitation and Non-Competition Agreement, Messrs. Duran and Khani agree, among other things, to the following restrictive covenants:
■
restrictions on competition (24 months);

■
restrictions on customer solicitation (24 months); and

■
restrictions on employee, consultant, vendor, or independent contractor recruitment (36 months).

The Confidentiality, Non-Solicitation and Non-Competition Agreements provide for severance payments and benefits to Messrs. Duran and Khani in the event of a termination of employment by the Company without “cause” or by Messrs. Duran and Khani, as applicable, for “good reason” (each as defined below), regardless of whether that termination occurs before or after a change of control. In such an event, Messrs. Duran and Khani will be entitled to receive the following severance benefits:
■
Severance payment.   A lump-sum cash severance payment equal to the sum of the following amounts:

■
24 months of base salary;

EQT CORPORATION 2022 PROXY STATEMENT | 69

EXECUTIVE COMPENSATION

■
two times the average annual incentive earned for the three full years prior to the named executive officer’s termination, with appropriate accommodations for executives with shorter tenure; and

■
$25,000.

■
Benefits payment.   A lump-sum cash payment equal to the monthly COBRA rate for family coverage, multiplied by 12.

■
Vesting of time-based equity awards.   Stock options, restricted stock, restricted stock units, and other stock awards with time-based vesting restrictions will become immediately vested and exercisable in full and any restrictions on such awards shall lapse.

■
Vesting of performance-based equity awards.   Generally, performance-based equity awards will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period as if the named executive officer’s employment had not been terminated.

The definitions of  “Cause” and “Good Reason” are the same as under the Severance Plan (see description above).
In order to receive severance benefits under a Confidentiality, Non-Solicitation and Non-Competition Agreement, the named executive officer must execute and deliver to the Company a general release of claims.
The agreements do not provide for any tax gross-ups. In the event the named executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Payments Pursuant to Company Plans
Awards granted under the 2020 LTIP and 2019 LTIP provide that a participant would be entitled to the benefits described in the termination scenarios described below.
Termination for “Good Reason” or Without “Cause”
Upon termination for “good reason” or without “cause,” all awards under the 2020 LTIP and 2019 LTIP will vest as, and to the extent required by, the Severance Plan, in the case of Messrs. Rice and Jordan and Ms. Evancho, or the Confidentiality, Non-Solicitation and Non-Competition Agreements, in the case of Messrs. Duran and Khani. “Good reason” and “cause” have the meanings set forth above.
Voluntary Termination for Any Reason Other Than Good Reason
Generally, upon a voluntary termination of employment for any reason other than good reason, all unvested options, restricted shares, restricted stock units, and performance awards are forfeited. Unexercised vested options held on the date of termination would be exercisable for the remaining original term of the options. If, following a voluntary termination (other than for “good reason”), the participant remains on the Board, then the participant’s awarded equity will continue to vest for so long as the participant remains on such board.
Termination for “Cause”
Upon termination of employment for “cause,” all unvested options, restricted shares, restricted stock units, and performance awards, and all unexercised vested options, are forfeited.
70 | ir.eqt.com

EXECUTIVE COMPENSATION

Termination Resulting from Death or Disability
Upon a participant’s death, (i) 100% of the participant’s unvested 2021 RSUs, 2020 RSUs, and 2019 restricted shares would vest and (ii) 100% of the participant’s 2021 PSUs and 2020 PSUs would vest, with payment contingent upon achievement of the performance conditions.
With respect to the 2019 restricted shares, if a participant’s employment is terminated as a result of disability, unvested 2019 restricted shares would vest as follows:
2019 Restricted Share Awards
Termination Date	Awarded Shares
Prior to first anniversary of grant date	0%
On or after the first anniversary of grant date and prior to the second anniversary of grant date	25%
On or after the second anniversary of grant date and prior to the third anniversary of grant date	50%
A participant who becomes disabled before payment of the 2021 PSUs and 2020 PSUs may receive payment for a pro rata portion of the participant’s awarded performance share units, based on the number of calendar days during the three-year performance period the executive served prior to the termination resulting from disability.
Change of Control Under the 2020 LTIP
In 2020, the Company adopted, and the Company’s shareholders approved, the 2020 LTIP. While the 2020 LTIP replaced the 2019 LTIP, the awards outstanding under the 2019 LTIP remain subject to the terms and conditions of the 2019 LTIP. Each of these plans provides, as a default, “double trigger” vesting of awards, provided that such awards are assumed by an acquirer in a change of control transaction or equitably converted in the transaction. In other words, vesting of awards granted under the 2020 LTIP or the 2019 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control. The Company believes “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquirer, and aligning executive incentives with the interests of the Company’s shareholders.
In the event of a change of control of the Company, the treatment of awards outstanding under the 2020 LTIP and the 2019 LTIP depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction. If the awards are assumed by the acquirer or equitably converted in the transaction and the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after the qualifying change of control, then, upon such termination or resignation:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment of the participant’s outstanding performance awards automatically shall be deemed to have been achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of termination, and such awards shall be paid on that basis.

However, if the awards are not assumed by the acquirer or equitably converted in the transaction:
■
all unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

EQT CORPORATION 2022 PROXY STATEMENT | 71

EXECUTIVE COMPENSATION

■
the performance criteria and other conditions to payment under the outstanding performance awards shall be deemed to have been achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control, and such awards shall be paid on that basis.

Each of the 2020 LTIP and the 2019 LTIP define “change of control” to mean, generally, any of the following events:
■
the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

■
the acquisition by a person or group of beneficial ownership of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

■
the termination of the Company’s business and the liquidation of the Company;

■
the consummation of a merger, consolidation, reorganization, share exchange, or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities, and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

■
a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

General
Under the 2020 LTIP and the 2019 LTIP, a participant has no rights in respect of outstanding PSU, RSU, or restricted stock awards prior to payment.
Short-Term Incentive Plan
The 2021 Short-Term Incentive Plan (the “STIP”) contains guidelines to determine awards when a participant’s status changes during the year. The guidelines provide for no payment in the case of a participant who is terminated for “cause,” which has a meaning substantially the same as under the Severance Plan. A participant may be considered for a pro rata payment in the event of termination due to reorganization (and not the fault of the participant), resignation, death, or disability, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Committee’s discretion to pay a lesser amount.
Under the terms of the STIP, in the event of a change of control (as defined in the 2020 LTIP), the plan year under the STIP will automatically end, the performance goals shall be deemed to have been achieved for the pro rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to the participants, subject to terms of the STIP and the Committee’s discretion to pay a lesser amount.
Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2021
The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2021.
For purposes of the analysis, the Company has assumed that:
(i)
any amount payable in the discretion of the Committee will be paid, the amount paid will conform to any guidelines included in an applicable plan, and the amounts constituting benefits and perquisites will be paid at market rates. These assumptions are not intended to be suggestive of the decisions that the Committee will make in any actual circumstance;

72 | ir.eqt.com

EXECUTIVE COMPENSATION

(ii)
each named executive officer will take all action necessary or appropriate for such named executive officer to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above;

(iii)
no named executive officer will remain on the Board following termination of employment; and

(iv)
in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2020 LTIP or the 2019 LTIP and, therefore, such awards accelerate and pay out upon the change of control. Under the terms of each of the 2020 LTIP and the 2019 LTIP, however, an acquirer could elect to allow such awards to remain outstanding or to convert such awards to other awards on an equitable basis. If such amounts are, in fact, paid upon the occurrence of a change of control, the named executive officer would not be entitled to a duplicate payment upon a subsequent termination of employment for any reason.

The closing price of the Company’s common stock on December 31, 2021 ($21.81 per share) is used where payment amounts or values are dependent upon the Company’s stock price.
The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.
For the purposes of the tables below, “good reason” is defined in the Severance Plan or in the named executive officer’s Confidentiality, Non-Solicitation, and Non-Competition Agreement, as applicable. In all cases, “termination by executive without good reason” includes retirement.
The discussion above and the tables below do not address:
■
Vested Company distributions and retirement matches to the 401(k) plan;

■
Distributions of amounts invested in the Company’s employee stock purchase plan;

■
Life insurance in an amount equal to one-times base salary;

■
Potential impacts from any accelerations or other payments considered to be “parachute payments” under Code Sections 280G and 4999 (see “Excise Tax Provisions” above, under “Agreements with the Named Executive Officers”);

■
Payments under the Company’s long-term disability insurance policy; or

■
Similar payments

as these plans and arrangements do not discriminate in favor of the Company’s named executive officers and are available generally to all salaried employees.
Toby Z. Rice
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan(2)	2,299,492	―	2,299,492	―	3,443,768	―	―
Short-Term Incentive	1,000,000	―	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Long-Term Incentive(3)	20,249,763	―	20,249,763	―	41,325,689	41,325,689	15,094,308
Total	23,549,256	―	23,549,256	1,000,000	45,769,457	42,325,689	16,094,308
EQT CORPORATION 2022 PROXY STATEMENT | 73

EXECUTIVE COMPENSATION

David M. Khani
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	2,350,884	―	2,350,884	―	2,350,884	―	―
Short-Term Incentive	540,000	―	540,000	540,000	540,000	540,000	540,000
Long-Term Incentive(3)	8,625,571	―	8,625,571	―	8,625,571	8,625,571	2,859,000
Total	11,516,455	―	11,516,455	540,000	11,516,455	9,165,571	3,399,000
Richard A. Duran
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	1,294,217	―	1,294,217	―	1,294,217	―	―
Short-Term Incentive	215,000	―	215,000	215,000	215,000	215,000	215,000
Long-Term Incentive(3)	5,200,428	―	5,200,428	―	5,200,428	5,200,428	2,018,611
Total	6,709,645	―	6,709,645	215,000	6,709,645	5,415,428	2,233,611
Lesley Evancho
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan(2)	587,926	―	587,926	―	1,153,968	―	―
Short-Term Incentive	214,500	―	214,500	214,500	214,500	214,500	214,500
Long-Term Incentive(3)	3,015,627	―	3,015,627	―	5,273,273	5,273,273	2,046,850
Total	3,818,053	―	3,818,053	214,500	6,641,740	5,487,773	2,261,350
74 | ir.eqt.com

EXECUTIVE COMPENSATION

William E. Jordan
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan(2)	890,826	―	890,826	―	1,759,768	―	―
Short-Term Incentive	360,000	―	360,000	360,000	360,000	360,000	360,000
Long-Term Incentive(3)	3,910,939	―	3,910,939	―	8,501,195	8,501,195	2,287,287
Total	5,161,765	―	5,161,765	360,000	10,620,963	8,861,195	2,647,287
The following footnotes are applicable to each of the preceding tables:
(1)
For Termination upon Change of Control, we have assumed a change of control of the Company and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date.

(2)
For Messrs. Rice and Jordan and Ms. Evancho, the amount he or she would be entitled to receive pursuant to Section 3.4.3 (non-Change of Control) and 3.5.3 (Change of Control) of the Severance Plan in the event of termination by the Company without “cause” or by the executive for “good reason” is reflected under “Short-Term Incentive,” as the Severance Plan provides that ultimate payment of this amount will be based upon actual performance at the time such annual cash bonuses are paid under the STIP.

(3)
Long-Term Incentive reflects the value of cash and stock payments an executive would be entitled to receive under outstanding long-term incentive programs (with outstanding incentive performance share units valued at target) under each of the various termination scenarios. In accordance with SEC rules, the value of any vested but unexercised options is not reflected in the table for Mr. Rice above.

EQT CORPORATION 2022 PROXY STATEMENT | 75

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Toby Z. Rice, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Mr. Rice’s annual total compensation for 2021, calculated pursuant to SEC rules, was $16,919,763. The annual total compensation of the median employee of the Company for 2021, calculated pursuant to SEC rules, was $122,460. Accordingly, the ratio of the annual total compensation of the CEO to that of the median employee of the Company was 138:1 for 2021.
In light of the addition of 71 employees as a result of our acquisition of the upstream and midstream business of Alta Resources in July 2021, as well as the adoption of our “equity for all” program during 2021, we calculated a new median employee as of December 31, 2021.
In identifying the median employee, we used total direct compensation as our compensation measure and a determination date of December 31, 2021 (the “Determination Date”). Total direct compensation is (i) annual base salary, plus (ii) target annual bonus, plus (iii) annual equity incentive target or, in the case of hourly employees, (i)(x) hourly rate (as of the Determination Date), times (y) expected hours per year, plus (ii) target annual bonus, plus (iii) annual equity incentive target. We believe total direct compensation is an appropriate compensation measure because, under our “equity for all” program, every employee received a grant of restricted stock units in January 2021.
We then selected the median employee, having identified the 2021 total direct compensation for all of our employees (excluding our CEO) on the Determination Date. We included all employees (full-time and part-time) in our calculation, with the exception of two employees who provided services under a temporary transition services agreement in connection with the closing of the acquisition of Alta Resources. We did not make any other assumptions, adjustments, or estimates with respect to our calculation of total direct compensation or our determination of the median employee.
76 | ir.eqt.com

Long-Term Incentive Plan Matters

Proposal 3―Approval of Amendment to 2020 LTIP

Introduction
We are asking you to approve an amendment (the “2022 LTIP Amendment”) to the 2020 LTIP for the sole purpose of increasing the number of shares available for issuance under the 2020 LTIP. Our Board believes that the 2020 LTIP has been effective in attracting and retaining employees, officers, and directors of outstanding ability. Importantly, we believe that the 2020 LTIP provides incentives that align the economic interests of plan participants with those of our shareholders. To enable EQT to continue offering meaningful equity-based incentives to key employees, consultants, and non-employee directors, the Board believes that it is both necessary and appropriate to increase the number of shares available for issuance under the 2020 LTIP.
As a result, on February 22, 2022, our Board, on the recommendation of the Management Development and Compensation Committee, unanimously approved and adopted the 2022 LTIP Amendment, subject to shareholder approval. If approved by shareholders at the 2022 Annual Meeting, the 2022 LTIP Amendment will be effective upon such approval (the “Effective Date”). If approved by shareholders, the 2022 LTIP Amendment will amend the 2020 LTIP to increase the authorized number of shares available under the 2020 LTIP by 18,000,000 shares. If the 2022 LTIP Amendment is not approved by shareholders, the 2020 LTIP will remain in effect as it existed immediately prior to the 2022 Annual Meeting.
Overview of 2022 LTIP Amendment
Equity compensation is a vital component of our executive compensation philosophy. In addition to playing a pivotal role in our ability to continue to attract, retain, and motivate our employees (including our executive officers) and non-employee directors, equity compensation is a strategic asset in continuing our effectuation of the transformation of EQT. Equity compensation directly anchors our employees to long-term value creation. This anchoring is critical in establishing the type of aligned, nimble, and driven workforce needed to maximize value creation in a dynamic, transformative environment.
The Board believes it is in the best interests of EQT and its shareholders to approve the 2022 LTIP Amendment in order to continue to motivate outstanding performance by our executive officers, employees, consultants, and non-employee directors. If this proposal is not approved, we believe that we would need to make significant changes to our long-term incentive program, such as settling most or all awards in cash, thus reducing resources available to meet our business needs. We also believe that we would be at a significant disadvantage for recruiting, retaining, and motivating those individuals who are critical to our success, as the changes to our compensation practices would limit our flexibility to provide competitive compensation and thus our ability to attract, retain, and reward the caliber of employees, consultants, and non-employee directors necessary to achieve superior performance.
We are asking shareholders to approve the 2022 LTIP Amendment to authorize 18,000,000 new shares for issuance under the 2020 LTIP. As of February 15, 2022, up to 904,022 shares remained available for awards under the 2020 LTIP, based on the assumptions set forth in this Proposal 3 under “Key Data Relating to Outstanding Equity Awards.”
EQT CORPORATION 2022 PROXY STATEMENT | 77

Long-Term Incentive Plan Matters

Number of Shares Requested Under the 2022 LTIP Amendment
In determining the requested increase to the number of shares to be reserved by the 2022 LTIP Amendment, the Board considered the following:
■
Burn Rate.   Burn rate measures a company’s usage of shares for the company’s equity incentive plans as a percentage of its outstanding common stock. EQT has been advised by its independent consultant that its average annual burn rate of 1.16% over the last three-year period is considered reasonable by most institutional stockholders for a company of our size in our industry.

■
Forecasted Grants.   In determining EQT’s projected share utilization, the Board considered a forecast that included the following factors: (i) the shares needed for retention and attraction of executive officers, other key employees, and non-employee directors; (ii) forecasted future grants to all employees under our Equity for All program; and (iii) the shares remaining available for issuance under the 2020 LTIP.

■
Proxy Advisory Guidelines.   The Board considered publicly available proxy advisory guidelines with respect to the appropriate share reserve for an equity plan.

■
Independent Compensation Consultant Feedback.   The Board considered the advice of Meridian, EQT’s independent compensation consultant.

■
Share Request as a Percentage of Total Shares Outstanding.   As of February 15, 2022, the 2022 LTIP Amendment share request represented less than 5% of our common shares outstanding.

Assuming performance awards pay out at maximum levels, the plan share reserve under the 2020 LTIP, after giving effect to the 2022 LTIP Amendment, is estimated to provide a pool that will last for approximately two to three years from the Effective Date. Our actual share usage will also vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, changes in our dividend rate, and forfeitures of outstanding awards. We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and shareholder interests of limiting dilution.
Good Corporate Governance Practices
The 2020 LTIP, as amended by the 2022 LTIP Amendment, will continue to reflect corporate governance best practices and shareholder-friendly features, including:
■
No Liberal Share Counting.   The 2020 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements. The 2020 LTIP also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the reuse of shares purchased on the open market with the proceeds of option exercises.

■
Limitations on Awards to Non-Employee Directors.   The 2020 LTIP imposes a limit on the maximum value associated with awards ($500,000) that may be granted to any single non-employee director of the Company in any calendar year. Also, grants to non-employee directors under the 2020 LTIP may be made only pursuant to a plan, policy, or program or resolutions approved by the Board from time to time, and no other discretionary grants may be made to non-employee directors.

■
Minimum Vesting Periods.   Under the 2020 LTIP, awards generally may not vest in less than one year from the date of grant, subject to certain limited exceptions discussed below.

■
No Dividends on Unvested Awards.   The 2020 LTIP prohibits the current payment of dividends or dividend equivalent rights on unvested awards.

■
No Discounted Stock Options or Stock Appreciation Rights.   Each stock option and stock appreciation right (“SAR”) granted under the 2020 LTIP must have an exercise price or

78 | ir.eqt.com

Long-Term Incentive Plan Matters

base price equal to or greater than the fair market value of the underlying common stock on the date of grant (other than awards assumed and converted in connection with the acquisition of another company).
■
No Repricing or Cash Buyouts.   The 2020 LTIP explicitly prohibits the repricing or cash buyouts of  “underwater” stock options or SARs without shareholder approval.

■
Awards Subject to Clawback.   Awards under the 2020 LTIP to all current and former executive officers of the Company are subject to the terms and conditions of a compensation recoupment, or “clawback,” policy adopted (and as may be amended from time to time) by the Management Development and Compensation Committee. The Company currently has a compensation recoupment policy applicable to current and former executive officers of the Company where the Company may, in certain circumstances, recoup certain annual and long-term incentive compensation paid to the covered individuals in the event of an accounting restatement due to material non-compliance with financial reporting requirements under U.S. securities laws.

■
Double Trigger Change of Control Vesting.   The 2020 LTIP provides, as a default, “double trigger” vesting of awards in the event of a change of control of the Company, provided that the awards are assumed by the acquiror or equitably converted in the transaction. In other words, vesting of such awards would accelerate only if the grantee’s employment was involuntarily terminated (including due to death or disability), or the grantee resigned for good reason, within two years after a change of control, rather than upon the occurrence of a change of control alone.

■
Fungible Share Pool.   The 2020 LTIP uses a fungible share pool under which each stock option and SAR counts as one share against the share reserve and each stock-settled full-value award (which includes any stock-settled award other than stock options or SARs) counts as two shares against the share reserve.

■
No “Evergreen” Provision.   Shares authorized for issuance under the 2020 LTIP cannot be automatically replenished.

These features of the 2020 LTIP, as amended by the 2022 LTIP Amendment, supplement other good governance practices we maintain with respect to our compensation program, including stock ownership guidelines and anti-hedging and anti-pledging policies, as described in the CD&A section of this proxy statement.
EQT CORPORATION 2022 PROXY STATEMENT | 79

Long-Term Incentive Plan Matters

Key Data Relating to Aggregate Outstanding Awards
The table below provides information, as of February 15, 2022, regarding outstanding equity-based awards, including outstanding equity awards under the 2020 LTIP and our Prior Plans (as defined below).
2020 LTIP and Prior Plans(1)
Stock Options and SARs
Shares subject to outstanding options and SARs	4,007,710
Weighted average exercise price per share	$19.85
Weighted average term remaining	5.4 years
Full-Value Awards
Total shares underlying full-value awards (at maximum potential payouts for all full-value awards, other than the 2022 PSUs which are included at target)(2)	7,937,637
Available for Future Grants
Shares available for future grants (if outstanding full-value awards in previous row are paid at maximum, other than the 2022 PSUs)(3)	904,022

(1)
“Prior Plans” include the 2019 Long-Term Incentive Plan (“2019 LTIP”), the 2014 Long-Term Incentive Plan (“2014 LTIP”), and the 2009 Long-Term Incentive Plan, as amended and restated through July 11, 2012 (“2009 LTIP”). Effective as of May 1, 2020, with the adoption of the 2020 LTIP, the Company ceased making new grants under the 2019 LTIP. Effective as of July 10, 2019, in connection with the adoption of the 2019 LTIP, the Company ceased making new grants under the 2014 LTIP. Effective as of April 30, 2014, in connection with the adoption of the 2014 LTIP, the Company ceased making new grants under the 2009 LTIP. The 2019 LTIP, 2014 LTIP, and the 2009 LTIP remain effective solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on May 1, 2020 (for the 2019 LTIP), July 10, 2019 (for the 2014 LTIP) and April 30, 2014 (for the 2009 LTIP).

(2)
For purposes of counting full-value awards in the table above, (i) outstanding performance awards under the 2019 LTIP (the “2020 PSUs”) are counted at a 1.5x multiple and (ii) outstanding performance awards granted in 2021 under the 2020 LTIP (the “2021 PSUs”) are counted at a 2.0x multiple, in each case assuming maximum performance is achieved under the applicable award agreements. Outstanding performance awards granted in 2022 under the 2020 LTIP (the “2022 PSUs”) are counted at target. The actual number of shares awarded at the end of the applicable performance periods will range between 0% and 150% (for the 2020 PSUs), between 0% and 200% (for the 2021 PSUs), and between 0% and 220% (for the 2022 PSUs) of the target awards, based upon the Company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.

(3)
Represents shares available for future grant under the 2020 LTIP based on the total shares underlying full-value awards specified in the table above, but with each share underlying a full value award counting as two shares against the plan’s share reserve, consistent with the fungible share pool provisions of the 2020 LTIP. No new awards may be granted under the Prior Plans.

80 | ir.eqt.com

Long-Term Incentive Plan Matters

Significant Historical Award Information
Common measures of a stock plan’s cost include equity run rate (or “burn rate”), dilution, and overhang. The equity run rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Dilution and overhang measure the degree to which our shareholders’ ownership may be diluted by stock-based incentive compensation under the 2020 LTIP.
We closely monitor our share usage and believe we have been judicious in our use of shares previously authorized by our shareholders, who most recently approved the 2020 LTIP in May 2020.
The following table and related footnotes show our key equity metrics over the past three years, including the impact of target versus maximum payout of outstanding performance-based full-value awards. The actual number of shares awarded at the end of the applicable performance periods are based upon the Company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.
KEY EQUITY METRICS (AT TARGET, as of December 31)	2021	2020	2019
Equity Run Rate(1)	0.78%	1.92%	0.78%
Dilution(2)	2.71%	2.95%	3.07%
Overhang(3)	5.06%	7.96%	8.31%

(1)
Equity run rate is calculated by dividing the number of shares subject to equity incentive awards granted during the year by the weighted-average number of shares outstanding during the year. Assuming the performance-based full-value awards would pay out at maximum levels, the equity run rate was 1.03%, 2.17%, and 1.15% for 2021, 2020, and 2019, respectively.

(2)
Dilution is calculated by dividing the number of shares subject to equity incentive awards outstanding at the end of the year by the number of shares outstanding at the end of the year. Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the potential dilution was 3.35%, 3.59%, and 3.60% 2021, 2020, and 2019, respectively.

(3)
Overhang is calculated by dividing (i) the sum of  (A) the number of shares subject to equity incentive awards outstanding at the end of the year and (B) the number of shares available for future grants under our equity incentive plans at the end of the year, by (ii) the sum of  (A) the number of shares outstanding at the end of the year, (B) the number of shares subject to equity incentive awards outstanding at the end of the year, and (C) the number of shares available for future grants under our equity incentive plans. Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the overhang was 4.40%, 7.42%, and 8.75% for 2021, 2020, and 2019, respectively.

Authorized Shares and Stock Price
Our restated articles of incorporation authorize the issuance of 640 million shares of common stock. There were 376,500,269 shares of our common stock issued and outstanding as of February 15, 2022, and the closing price of a share of our common stock as of that date was $23.10.
Summary of the 2020 LTIP
The principal features of the 2020 LTIP are summarized below. The summary is qualified in its entirety by the full text of the 2022 LTIP Amendment and the 2020 LTIP, which are set forth as Appendix C and D to this proxy statement, respectively.
Purpose and Eligibility
The purpose of the 2020 LTIP is to assist the Company in attracting, retaining, and motivating employees, officers, directors, and individual consultants of outstanding ability and to align their interests with those of the shareholders of the Company.
Active employees (including employees who also are directors or officers), consultants, and non-employee directors of the Company or any of its affiliates are eligible to participate in and receive
EQT CORPORATION 2022 PROXY STATEMENT | 81

Long-Term Incentive Plan Matters

awards under the 2020 LTIP. As of February 15, 2022, the Company and its subsidiaries had 689 employees (including six executive officers) and 214 consultants, and the Company had 12 non-employee directors, all of whom would be eligible, under the terms of the 2020 LTIP, to participate therein.
Because our executive officers and non-employee directors are eligible to receive awards under the 2020 LTIP, they may be deemed to have a personal interest in the approval of this Proposal 3.
Shares Available for Awards
If the 2022 LTIP Amendment is approved, the aggregate number of shares of the Company’s common stock that may be issued under the 2020 LTIP, as amended, will be (i) 18,000,000 shares, plus (ii) any shares that remained available for issuance under the 2020 LTIP as of immediately prior to the Effective Date, plus (iii) any Returning Shares (as defined below), subject to proportionate adjustment in the event of stock splits and similar events. Shares underlying stock options and SARs will count as one share, and shares underlying all other stock-settled awards will count as two shares, against the number of shares available for issuance under the 2020 LTIP. Shares subject to awards, or outstanding awards under a Prior Plan, that terminate or expire unexercised, or are canceled, forfeited, or lapse for any reason, and shares underlying awards that are ultimately settled in cash or property other than shares, will again become available for future grants of awards under the 2020 LTIP (collectively, “Returning Shares”). The following will not be used to replenish the plan share reserve: (i) shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, (ii) shares delivered or withheld to pay the exercise price of a stock option, (iii) shares retained by the Company upon the net settlement of a stock option or SAR, and (iv) shares repurchased on the open market with the proceeds of option exercises. No awards may be granted under the 2020 LTIP, as amended, after the Company’s annual meeting of shareholders in 2030.
Administration
Except in the case of awards to non-employee directors of the Company, the 2020 LTIP is administered by the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board. Each member of such committee must be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and an independent director under the NYSE listing standards. In the case of awards to non-employee directors, the 2020 LTIP is administered by the Board. As used in this proposal, the term “Committee” is used to refer to the Management Development and Compensation Committee in the case of awards to employees or consultants of the Company or the Board in the case of awards to non-employee directors.
The Committee has full authority, in its discretion, to interpret the 2020 LTIP and to determine the persons who will receive awards and, subject to the limits of the 2020 LTIP, the number of shares to be covered by each award.
Permissible Awards
The 2020 LTIP authorizes the granting of awards in any of the following forms:
■
market-priced stock options to purchase shares of Company common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors), and the term of which may not exceed 10 years;

■
SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of Company common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), and the term of which may not exceed 10 years;

■
restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

82 | ir.eqt.com

Long-Term Incentive Plan Matters

■
restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future;

■
performance awards, which represent restricted stock, restricted stock units, or a right to receive cash, shares of common stock, or other property, or any combination thereof, based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

■
dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of common stock underlying an award other than a stock option or SAR, provided that no dividends equivalents may be paid before the underlying award vests;

■
other equity-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of common stock or equity of the Company’s affiliates, including unrestricted stock grants, purchase rights, or other rights or securities that are convertible or exchangeable into shares of common stock or equity of the Company’s affiliates; and

■
cash-based awards, including performance-based annual incentive awards.

Performance Awards
The Committee may establish performance goals for performance awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the participant, one or more subsidiaries or other affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the grant date. Such performance goals may be based on, without limitation, the following criteria: (i) earnings per share; (ii) revenue; (iii) expenses; (iv) return on equity; (v) return on total capital; (vi) return on assets; (vii) earnings (such as net income, EBIT and similar measures); (viii) cash flow (such as EBITDA, EBITDAX, after-tax cash flow, and similar measures); (ix) share price; (x) economic value added; (xi) debt reduction; (xii) gross margin; (xiii) operating income; (xiv) volumes metrics (such as volumes sold, volumes produced, volumes transported, and similar measures); (xv) land metrics (such as acres acquired, land permitted, land cleared, and similar measures); (xvi) drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well, and similar measures); (xvii) operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, lost and unaccounted for gas metrics, days from completed well to flowing gas, and similar measures); (xviii) reserves, reserve replacement ratios, and similar measures; (xix) customer service measures (such as wait time, on-time service, calls answered, and similar measures); and (xx) total shareholder or unitholder return.
Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with GAAP.
Unless otherwise determined by the Committee and provided in an award agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the participant in cash an amount equal to the value of the performance award earned as of such vesting date in cash, shares of common stock, or the fair market value of other property as determined by the Committee in its discretion.
EQT CORPORATION 2022 PROXY STATEMENT | 83

Long-Term Incentive Plan Matters

Limitations on Awards
The maximum aggregate number of shares subject to incentive stock options that can be granted under the 2020 LTIP over the term of the 2020 LTIP to all employees is 10,000,000.
Subject to the adjustment provisions of the 2020 LTIP in the case of stock splits and similar events, the maximum value associated with awards granted under the 2020 LTIP to any single non-employee director of the Company in any calendar year is $500,000.
Limitations on Vesting Provisions
Generally, awards granted under the 2020 LTIP have a minimum vesting period of one year (or, if earlier, but solely in respect of grants to non-employee directors, the next annual meeting of shareholders that occurs fifty (50) weeks or more after the grant date); provided, however, that (i) up to five percent (5%) of the maximum number of shares available for issuance under the 2020 LTIP may be granted without being subject to the foregoing minimum vesting period, and (ii) any dividends or dividend equivalents issued in connection with any award shall not be subject to or counted for either such minimum vesting restriction or such five percent (5%) share issuance limit.
Anti-Dilution Adjustments
In the event of a transaction between the Company and its shareholders that causes the per share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee must make such adjustments to the 2020 LTIP and awards as it deems to be necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2020 LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. The Committee also has discretion to make certain other adjustments to outstanding awards in the event of corporate events or transactions, such as a determination that awards will be settled in cash rather than shares, that awards will become vested or that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction.
Treatment of Awards Upon a Change of Control
Unless otherwise provided in the award agreement or another operative agreement, the following provisions will apply in the case of a change of control of the Company (as defined in the 2020 LTIP):
With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change of control, if within two years after the effective date of the change of control, a participant’s employment is terminated due to death or disability or without “cause” or the participant resigns for “good reason” (as such terms are defined in the 2020 LTIP), then:
■
all of the participant’s outstanding stock options and SARs will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

■
all time-based vesting restrictions on the participant’s outstanding awards will lapse as of the date of termination, and payment of such awards will be made within 30 days after the date of the participant’s termination; and

■
all performance criteria and other conditions to payment of the participant’s outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination, and payment of such awards on that basis will be made within 30 days after the date of the participant’s termination.

84 | ir.eqt.com

Long-Term Incentive Plan Matters

Notwithstanding the foregoing, to the extent required by Code Section 409A, an award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.
Upon the occurrence of a change of control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control:
■
all outstanding stock options and SARs will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

■
all time-based vesting restrictions on outstanding awards will lapse, and payment of such awards will be made at the time of the change of control; and

■
all performance criteria and other conditions to payment of outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control (or as of the time of the change of control, in the case of performance awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such awards on that basis will be made at the time of the change of control.

Notwithstanding the foregoing, to the extent required by Code Section 409A, an award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.
Prohibition on Repricing or Cash Buyouts
Except as provided in the anti-dilution provisions of the 2020 LTIP, outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior approval of the Company’s shareholders. The exchange of an “underwater” stock option or stock appreciation right (i.e., a stock option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for another award or for cash would be considered an indirect repricing and would, therefore, require the prior approval of the Company’s shareholders.
Limitations on Transfer; Beneficiaries
No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation, or liability of the participant to any person other than the Company or an affiliate of the Company. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution. In no event may an award be transferred for value or consideration.
Beneficiaries, guardians, legal representatives, and other persons claiming rights under the 2020 LTIP from or through any participant are subject to all of the terms and conditions of the 2020 LTIP and any award agreement thereunder as well as any additional restrictions deemed to be necessary or appropriate by the Committee.
Termination and Amendment
The Board may amend, suspend, or terminate the 2020 LTIP at any time, except that no amendment, suspension, or termination may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Company’s common stock may then be listed, or if the amendment, alteration, or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2020 LTIP, or modifies the requirements for participation under the 2020 LTIP, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable. Without the prior approval of the Company’s shareholders, the 2020 LTIP may not be amended to permit the repricing of stock options or SARs, directly or indirectly.
EQT CORPORATION 2022 PROXY STATEMENT | 85

Long-Term Incentive Plan Matters

Federal Income Tax Consequences
The brief U.S. federal income tax description with respect to Federal income tax treatment applicable to the Company and 2020 LTIP participants set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2020 LTIP, or constitute tax advice to the participants. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State, local, and foreign tax consequences are not discussed, and may vary from jurisdiction to jurisdiction. Tax consequences may vary with the identity of the recipients and the method of payment or settlement. The Company does not provide tax advice to participants and each participant should rely on his or her own tax advisers regarding federal income tax treatment under the 2020 LTIP. The 2020 LTIP is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
Nonstatutory Stock Options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2020 LTIP. When the optionee exercises a nonstatutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the stock option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain (or loss) that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the option shares are disposed of within one year after the nonstatutory stock option is exercised, and long-term if the option shares are disposed of more than 12 months as of the sale date.
Incentive Stock Options.   There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option (note, however, that the difference between the fair market value of the option shares at the time of exercise and the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income). If the optionee holds the option shares for the required holding period of at least two years after the date of grant and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, in general, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price (and capital gain on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares of common stock at the time of exercise), and the Company generally will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.
Stock Appreciation Rights.   SARs are treated very similarly to nonstatutory stock options for federal tax purposes. A participant receiving a SAR under the 2020 LTIP will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of stock (or cash) received upon exercise of the SAR at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the SAR is paid in stock, then any gain (or loss) that the participant realizes when he or she later sells or disposes of the SAR shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the SAR shares are disposed of within one year after the SAR is exercised, and long-term if the SAR shares were held for more than 12 months after exercise.
Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not
86 | ir.eqt.com

Long-Term Incentive Plan Matters

be allowed a federal income tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
If the participant files an election with the Internal Revenue Service under Code Section 83(b), with adequate notice to the Company, within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Restricted Stock Units.   A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time of grant of a restricted stock unit. Upon receipt of cash, stock, or other property in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or other property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the recipient receives shares of stock upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain, depending on how long the shares have been held.
Performance Awards.   A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock, or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock, or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Other Equity-Based Awards and Other Cash Awards.   A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the participant, subject to any applicable limitations under Code Section 162(m). The federal income tax consequences of other equity-based awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other equity-based awards only to the extent that the recipient realized compensation income in connection with such awards.
Code Section 409A.   Section 409A of the Code (“Section 409A”) applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest, and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.
The 2020 LTIP permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A. Restricted stock awards, stock options, and SARs that comply with the terms of the 2020 LTIP, are designed to be exempt from the application of Section 409A. Restricted stock units and cash incentive awards granted under the 2020 LTIP, whether time-based or performance-based, would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of
EQT CORPORATION 2022 PROXY STATEMENT | 87

Long-Term Incentive Plan Matters

Section 409A in order to avoid early taxation and penalties. Awards under the 2020 LTIP are intended to comply with the requirements of Section 409A or an exception thereto. Notwithstanding, Section 409A may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant, though the Company does have an obligation to withhold, remit, and report income and related taxes in compliance with the requirements of Section 409A.
Company Deduction.   The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2020 LTIP when recognized, subject to the limits of Code Section 162(m). Prior to 2018, Code Section 162(m) imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that met Code requirements for “qualified performance-based compensation.”
The performance-based compensation exemption, the last day of the year determination date, and the exemption of the chief financial officer from Code Section 162(m)’s deduction limit have all been repealed under the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, such that awards paid under the 2020 LTIP to our covered current and former executive officers may not be deductible for such taxable years due to the application of the $1 million deduction limitation.
As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.
Consequences of Change of Control.   If a change of control of the Company causes awards under the 2020 LTIP to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Section 280G of the Code.
Tax Withholding.   The Company and its affiliates have the right to deduct or withhold, or require a participant to remit to the Company and its affiliates, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2020 LTIP.
New Plan Benefits
Because it is within the Committee’s discretion to determine which non-employee directors, officers, employees and consultants receive awards under the 2020 LTIP, as amended by the 2022 LTIP Amendment, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future, and the amounts and types of individual grants.
All employees of EQT, including all six of EQT’s executive officers, are eligible to participate in the 2020 LTIP, and it is expected that all permanent employees (including all executive officers) will be granted awards under the 2020 LTIP, as amended. See the “Grants of Plan-Based Awards” section above for a description of equity grants made to our named executive officers during 2021 under the 2020 LTIP. All non-employee directors are also eligible to receive awards under the 2020 LTIP, as amended. Each non-employee director has generally received an annual grant of RSUs constituting approximately $200,000 in value on the date of award. See the “Directors’ Compensation” section above for a description of equity grants made to our non-employee directors during 2021. Non-employee directors were granted such annual awards under the 2020 LTIP for 2021.
The Board of Directors recommends a vote FOR approval of the 2020 LTIP Amendment.
88 | ir.eqt.com

Long-Term Incentive Plan Matters

Equity Compensation Plan Information

The following table and related footnotes provide information as of December 31, 2021 with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans, including the 2020 LTIP, 2019 LTIP, the 2014 LTIP, the 2009 LTIP, the 2008 Employee Stock Purchase Plan (“2008 ESPP”), and 2005 Directors’ Deferred Compensation Plan (“DDCP”).
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column A (C)
Equity Compensation Plans Approved by Shareholders(1)	10,047,167(2)	19.80(3)	4,678,202(4)
Equity Compensation Plans Not Approved by Shareholders(5)	51,151(6)	N/A	122,142(7)
Total	10,098,318	19.80	4,800,344

(1)
Consists of the 2020 LTIP, 2019 LTIP, 2014 LTIP, the 2009 LTIP, and the 2008 ESPP.

(2)
Consists of  (i) 1,844,520 shares subject to outstanding performance awards under the 2020 LTIP, inclusive of dividend reinvestments thereon (counted at a 2X multiple assuming maximum performance is achieved under the awards (representing 922,260 target awards and dividend reinvestments thereon)), (ii) 109,966 shares subject to outstanding directors’ deferred stock units under the 2020 LTIP, inclusive of dividend reinvestments thereon, (iii) 2,053,512 shares subject to outstanding performance awards under the 2019 LTIP, inclusive of dividend reinvestments thereon (counted at a 1.5X multiple assuming maximum performance is achieved under the awards (representing 1,369,008 target awards and dividend reinvestments thereon)), (iv) 2,240,000 shares subject to outstanding stock options and stock appreciation rights under the 2019 LTIP, (v) 39,439 shares subject to outstanding directors’ deferred stock units under the 2019 LTIP, inclusive of dividend reinvestments thereon, (vi) 1,292,969 shares subject to outstanding performance awards under the 2014 LTIP, inclusive of dividend reinvestments thereon (counted at a 2.75X multiple assuming maximum performance is achieved under the awards (representing 470,170 target and confirmed awards and dividend reinvestments thereon)), (vii) 1,487,329 shares subject to outstanding stock options under the 2014 LTIP, (viii) 95,547 shares subject to outstanding directors’ deferred stock units under the 2014 LTIP, inclusive of dividend reinvestments thereon, (ix) 866,076 shares subject to outstanding stock options under the 2009 LTIP; and (x) 17,809 shares subject to outstanding directors’ deferred stock units under the 2009 LTIP, inclusive of dividend reinvestments thereon.

(3)
The weighted-average exercise price is calculated solely based on outstanding stock options and stock appreciation rights under the 2019 LTIP, 2014 LTIP and the 2009 LTIP and excludes deferred stock units under the 2019 LTIP, 2014 LTIP, and the 2009 LTIP and performance awards under the 2019 LTIP, 2014 LTIP and 2009 LTIP. The weighted average remaining term of the outstanding stock options and stock appreciation rights was 4.2 years and 8.0 years, respectively, as of December 31, 2021.

(4)
Consists of  (i) 4,436,758 shares available for future issuance under the 2020 LTIP and (ii) 241,444 shares available for future issuance under the 2008 ESPP. As of December 31, 2021, no shares were subject to purchase under the 2008 ESPP.

(5)
Consists of the 2005 DDCP, which is described above under “Director Deferred Compensation.”

(6)
Consists entirely of shares invested in the EQT common stock fund, payable in shares of common stock, allocated to non-employee directors’ accounts under the DDCP as of December 31, 2021.

(7)
Consists entirely of shares available for future issuance under the DDCP as of December 31, 2021.

EQT CORPORATION 2022 PROXY STATEMENT | 89

Audit Matters

Audit Matters

Proposal 4―Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee annually evaluates the selection of our independent registered accounting firm each year and has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm (an independent accounting firm) to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2022. In deciding whether to reappoint Ernst & Young LLP, the Audit Committee considered a number of factors, including, but not limited to the independence, quality of services, the effectiveness of communications, and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting the Company’s shareholders’ input is a matter of good corporate governance. If the shareholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if Ernst & Young LLP’s appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP are expected to be present by virtual participation at the 2022 Annual Meeting to respond to appropriate questions and to make a statement if such representatives desire to do so.
The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022.
90 | ir.eqt.com

Audit Matters

Auditor Fees

The following chart details the fees billed to the Company by Ernst & Young LLP during 2021 and 2020:
	Fiscal Year Ended December 31,
E&Y Fees	2021 ($)	2020 ($)
Audit fees(1)	3,074,196	2,982,521
Audit-related fees(2)	421,136	407,460
Tax fees(3)	0	0
All other fees	0	0
Total fees	3,495,332	3,389,981

(1)
Audit fees include fees for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain attest engagements and consents.

(2)
Audit-related fees include fees for audits of, and consents related to, employee benefit plans, work performed in connection with registration statements, such as due diligence procedures and issuance of comfort letters, internal control advisory services outside the scope of the Company’s audit, and attest engagements not required by statute or regulation.

(3)
Tax fees include fees for tax advisory services and tax planning services.

The Audit Committee has adopted a Policy Relating to Services of Registered Public Accountant, under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:
■
Bookkeeping or other services related to the accounting records or financial statements

■
Financial information systems design and implementation

■
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

■
Actuarial services

■
Internal audit outsourcing services

■
Management functions

■
Human resources functions

■
Broker-dealer, investment adviser, or investment banking services

■
Legal services

■
Expert services unrelated to the audit

■
Prohibited tax services

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee, but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $75,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2021, 100% of the professional fees reported as audit-related fees required to be pre-approved complied with the above policy.
EQT CORPORATION 2022 PROXY STATEMENT | 91

Audit Matters

Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for assessing its qualification, independence, and performance. The Audit Committee’s charter sets forth its duties and responsibilities. The Audit Committee charter, which was last amended in December 2021, is available on the Company’s website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
The Audit Committee is composed of non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that each of Mses. Canaan and Vanderhider and Mr. Hu is an audit committee financial expert, as that term is defined by the SEC. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2021 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation. The Audit Committee has met with Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as it deemed to be appropriate, including the overall scope and plans for the audit. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence from management and the Company. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, the Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.
Based on the reports and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2021 Annual Report.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Audit Committee of the Board of Directors.
Lee M. Canaan, Chair
Philip G. Behrman, Ph.D.
Frank C. Hu
Anita M. Powers
Hallie A. Vanderhider
92 | ir.eqt.com

Equity Ownership

Security Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock:
NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	54,920,670(1)	14.5%
FMR LLC 245 Summer Street Boston, MA 02210	23,471,479(2)	6.2%
The Bank of New York Mellon Corporation 240 Greenwich Street New York, NY 10286	20,423,417(3)	5.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	34,646,104(4)	9.2%

(1)
Information based on an amendment to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 27, 2022, reporting that BlackRock has sole voting power over 53,271,235 shares and sole dispositive power over 54,920,670 shares, and shared voting and dispositive power with respect to 0 shares.

(2)
Information based on a Schedule 13G filed by FMR LLC with the SEC on February 9, 2022, reporting that FMR LLC has sole voting power over 2,620,125 shares and sole dispositive power over 23,471,479 shares, and shared voting and dispositive power with respect to 0 shares.

(3)
Information based on a Schedule 13G filed by The Bank of New York Mellon Corporation (“BNY Mellon”) with the SEC on February 2, 2022, reporting that BNY Mellon has sole voting power over 19,567,770 shares, shared voting power over 7,791 shares, sole dispositive power over 9,008,137 shares, and shared dispositive power over 11,207,676 shares.

(4)
Information based on an amendment to Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021, reporting that The Vanguard Group has sole voting power over 0 shares, sole dispositive power over 34,224,254 shares, shared voting power over 182,633 shares, and shared dispositive power over 421,850 shares.

EQT CORPORATION 2022 PROXY STATEMENT | 93

Equity Ownership

Security Ownership of Management

The table below sets forth the number of shares of EQT common stock beneficially owned by the Company’s directors, director nominees, and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of February 4, 2022, including EQT shares they had the right to acquire within 60 days after February 4, 2022.
The amounts and percentages of EQT shares beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares are subject to a pledge.
94 | ir.eqt.com

Equity Ownership

NAME	EXERCISABLE EQT STOCK OPTIONS(1)	NUMBER OF EQT SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS(3)
L. I. Beebe Chair	0	28,962	*
P. G. Behrman Director	0	66,311	*
L. M. Canaan Director	0	23,962	*
J. L. Carrig Director	0	33,962(4)	*
F. C. Hu Director	0	0(5)	*
K. J. Jackson Director	0	24,462	*
J. F. McCartney Director	0	37,112	*
J. T. McManus II Director	0	38,961	*
A. M. Powers Director	0	29,716	*
D. J. Rice IV Director	0	270,927	*
H. A. Vanderhider Director	0	28,962	*
T. Z. Rice Director, President and Chief Executive Officer	666,666	522,416	*
D. M. Khani Chief Financial Officer	0	93,387	*
R. A. Duran Chief Information Officer	0	111,863	*
L. Evancho Chief Human Resources Officer	0	114,226	*
W. E. Jordan Executive Vice President and General Counsel	0	335,910	*
Directors and executive officers as a group (17 individuals)	666,666	1,804,901	*

*
Less than 1%.

(1)
This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire within 60 days after February 4, 2022 through the exercise of stock options.

(2)
This column reflects Company shares held of record and shares owned through a broker, bank, or other nominee. For non-employee directors, this column includes deferred stock units, including accrued dividends, which will be settled in common stock, over which the directors have no voting or investment power prior to settlement but with respect to which each such non-employee director has the right to receive upon ceasing to serve on the Board.

(3)
For each of the directors and named executive officers, this column reflects (i) the sum of the shares beneficially owned by him or her, the stock options exercisable by him or her within 60 days of February 4, 2022 and his or her deferred stock units that will be settled in common stock, as a percentage of  (ii) the sum of the outstanding shares of common stock at February 4, 2022, all options exercisable by him or her within 60 days of February 4, 2022, and all of his or her deferred stock units that will be settled in common stock upon termination of his or her service. For all directors and executive officers as a group, this column reflects (a) the sum of the shares beneficially owned by them, the stock options exercisable by them within

EQT CORPORATION 2022 PROXY STATEMENT | 95

Equity Ownership

60 days of February 4, 2022 and their deferred stock units that will be settled in common stock, as a percentage of  (b) the sum of the outstanding shares of Common Stock at February 4, 2022, all options exercisable by them within 60 days of February 4, 2022 and all of their deferred stock units that will be settled in common stock upon termination of their service.
(4)
Shares beneficially owned include 5,000 shares held by Ms. Carrig’s spouse. Ms. Carrig has disclaimed beneficial ownership with respect to these shares.

(5)
Upon joining the Board, Mr. Hu received a grant of 4,980 restricted stock units, representing a prorated portion of the annual non-employee director equity incentive award, which is scheduled to vest upon the occurrence of the 2022 Annual Meeting. Pursuant to SEC rules, these restricted stock units are not shown in the table above as they do not vest within 60 days of February 4, 2022.

96 | ir.eqt.com

Equity Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than ten percent of our shares of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4, and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.
Based solely upon our review of the Forms 3, 4, and 5, as applicable, filed on EDGAR and the representations of the reporting persons, for the fiscal year ended December 31, 2021, we have determined that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner, other than one Form 4 for each of Messrs. Duran, James, Jordan, and Khani and Ms. Evancho, which were inadvertently filed late due to administrative error.
EQT CORPORATION 2022 PROXY STATEMENT | 97

Questions and Answers About the 2022 Annual Meeting

We have elected to furnish our proxy statement and 2021 Annual Report to certain of our shareholders over the Internet pursuant to SEC rules, which allows us to reduce costs associated with the 2022 Annual Meeting. On or about March 2, 2022, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and 2021 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and 2021 Annual Report. All other shareholders will receive printed copies of the proxy statement and 2021 Annual Report, which will be mailed to such shareholders on or about March 2, 2022.
EQT is soliciting proxies for its 2022 Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. This proxy statement and the accompanying materials contain information about the items you will vote on at the 2022 Annual Meeting and about the voting process.
2022 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 20, 2022 8:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: https://meetnow.global/MPDGKGT	If you owned common stock of EQT Corporation at the close of business on Friday, February 4, 2022, the record date, you may vote at this meeting
What items will be voted on at the Annual Meeting and how does the Board recommend that I vote?

Shareholders will vote on the following items if each is properly presented at the 2022 Annual Meeting:
Agenda Item	EQT Board Voting Recommendation	See Page
1 The election to the Board of the 11 directors nominated by the Board to serve for one-year terms	FOR EACH DIRECTOR	12
2 The approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2021	FOR	38
3 Approve a proposed amendment to the Company’s 2020 LTIP to increase the number of authorized shares under the 2020 LTIP	FOR	77
4 The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022	FOR	90
Who is entitled to vote and how many votes do I have?

You may vote if you held common stock of EQT at the close of business on February 4, 2022. For each item presented for voting, you have one vote for each share you own.
What if I received an eProxy Notice?

The SEC permits us to distribute proxy materials to shareholders electronically. We have elected to provide access to our proxy materials and 2021 Annual Report to certain of our shareholders on the
98 | ir.eqt.com

Questions and Answers About the 2022 Annual Meeting

Internet instead of mailing the full set of printed proxy materials. On March 2, 2022, we will mail to our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and 2021 Annual Report and how to vote online. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and 2021 Annual Report in the mail unless you request them. Instead, the eProxy Notice provides instructions on how to access and review online the proxy statement and 2021 Annual Report. The eProxy Notice also instructs you on how to submit your vote over the Internet. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and 2021 Annual Report, you should follow the instructions included in the eProxy Notice for requesting copies of these materials.
What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Limited (“Computershare”), you are considered the “shareholder of record” of those shares. The notice of annual meeting, proxy statement, and accompanying materials have been sent to you directly by Computershare.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares by using the Voting Instruction Form (“VIF”) included in the mailing, or by following the instructions from the holder of record for voting by telephone or on the Internet. Please instruct your broker, bank, or other holder of record how to vote your shares using the VIF you received from them. Please return your completed VIF to your broker, bank, or other holder of record and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other holder of record permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
If you hold restricted shares through the 2020 LTIP, the 2019 LTIP, or the 2014 LTIP, the administrator of such plan has transferred its voting authority with respect to such restricted shares directly to you and you will be able to vote such shares as if they were registered directly in your name.
How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE	VIRTUALLY
Call toll-free 1-800-652-VOTE (1-800-652-8683) in the USA, US territories, or Canada	Visit 24/7 www.investorvote.com/EQT	Complete, date, and sign your proxy card and send by mail in the enclosed postage- paid envelope	Scan the QR code	Virtually attend the annual meeting as an authenticated shareholder and cast your ballot online during the virtual meeting

■
Have your proxy card or Notice with your control number available and follow the instructions

■
The deadline to vote by phone is 11:59 p.m. Eastern Time on April 19, 2022

■
If you vote by phone or electronically, you do not need to return a proxy card

EQT CORPORATION 2022 PROXY STATEMENT | 99

Questions and Answers About the 2022 Annual Meeting

Even if you plan to virtually attend the meeting, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed, unrevoked proxy card will be voted as recommended by the Board with respect to such item. If you do not return a properly completed proxy card and do not vote by virtually attending the meeting and voting online during the meeting, by telephone, or on the Internet, your shares will not be voted.
In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to virtually attend the meeting, we encourage you to vote by proxy as soon as possible.
How do I vote if I am a beneficial holder of shares held in “street name”?

If your shares are held by a broker, bank, or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a VIF together with copies of the proxy statement and 2021 Annual Report.
Your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. You may instruct the holder of record to vote your shares by:
■
completing the VIF as outlined in the instructions on the form and signing, dating, and returning the VIF in the prepaid envelope provided;

■
following the instructions at the Internet site indicated on your VIF; or

■
following the instructions for telephone voting after calling the number indicated on your VIF.

See “Is my vote important and how are the votes counted?” below for the right of brokers, banks, and other holders of record to vote on routine matters for which they have not received voting instructions.
Please review your VIF for the date by which your instructions must be received in order for your shares to be voted. You may also vote by virtually attending the meeting and voting online during the meeting if you register in advance to attend the 2022 Annual Meeting. See “How do I register to virtually attend the 2022 Annual Meeting?” below for instructions. In the case of Internet or telephone voting, you should have your VIF in hand and retain the form until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the VIF by mail.
How do I vote restricted shares held through the 2020 LTIP, the 2019 LTIP, or the 2014 LTIP?

Employees holding restricted shares through the 2020 LTIP, the 2019 LTIP, or the 2014 LTIP will receive a proxy card, proxy statement, and 2021 Annual Report. You may vote your shares:
■
by virtually attending the annual meeting and voting online during the meeting;

■
by completing the proxy card as outlined in the instructions on the card and signing, dating, and returning the proxy card in the prepaid envelope provided;

■
by following the instructions at the Internet site indicated on your proxy card; or

■
by following the instructions for telephone voting after calling the number indicated on your proxy card.

Even if you plan to virtually attend the meeting, we encourage you to vote by proxy as soon as possible.
100 | ir.eqt.com

Questions and Answers About the 2022 Annual Meeting

May I change or revoke my vote?

If you are a shareholder of record, you may revoke your proxy before polls are closed at the meeting by:
■
voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

■
virtually attending the annual meeting and voting online during the meeting; or

■
notifying the Company’s Corporate Secretary in writing that you are revoking your proxy.

Virtual attendance at the annual meeting alone is not sufficient to revoke a prior properly submitted proxy. To revoke your prior proxy, you must also vote online during the annual meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.
What if I receive more than one proxy card, direction card, and/or VIF?

This means that you have multiple accounts holding EQT shares. These may include accounts with our transfer agent, accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at:
Computershare P.O. Box 505000 Louisville, Kentucky 40233
toll-free 1-800-589-9026
www.computershare.com/investor
If you receive more than one VIF, please contact the broker, bank, or other holder of record holding your shares to determine whether you can consolidate your accounts.
What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees. Under this procedure, shareholders of record who have the same address and last name may receive only one copy of our proxy statement and 2021 Annual Report unless one or more of these shareholders notify us that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.
If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and 2021 Annual Report wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Computershare, at:
Computershare P.O. Box 505000 Louisville, Kentucky 40233
toll-free 1-800-589-9026
www.computershare.com/investor
EQT CORPORATION 2022 PROXY STATEMENT | 101

Questions and Answers About the 2022 Annual Meeting

If you are an eligible shareholder of record receiving multiple copies of our proxy statement and 2021 Annual Report, you can request householding by contacting the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. If you own your shares through a broker, bank, or other holder of record, you can request householding by contacting the applicable holder of record.
If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and 2021 Annual Report wishes to receive an additional copy for the 2022 Annual Meeting, he or she may contact the Company’s Corporate Secretary. The Company will promptly deliver, upon written or oral request, a separate proxy statement and 2021 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you have the right to direct your broker, bank, or other holder of record in voting your shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other holder of record cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed “non-routine.” We believe Proposal 4―Ratification of the Appointment of Independent Registered Public Accounting Firm is a “routine” matter and, as a result, we do not expect there to be any broker non-votes for this proposal. Proposal 1―Election of Directors, Proposal 2―Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2021 (“Say-on-Pay”), and Proposal 3―Approval of an amendment to the 2020 LTIP to authorize additional shares under the 2020 LTIP are “non-routine” matters, and brokers, banks, or other holders of record cannot vote your shares on such proposals if you have not given voting instructions. In these cases, the broker, bank, or other holder of record can register your shares as being present at the 2022 Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules.
Is my vote important and how are the votes counted?

Your vote is very important. Each share of EQT stock that you own as of the close of business on February 4, 2022, the record date for the 2022 Annual Meeting, represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the 2022 Annual Meeting. Many of our shareholders do not vote, so shareholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.
At the close of business on the record date for the meeting, there were 376,023,250 shares of EQT common stock outstanding. The voting requirements to elect the 11 nominees to the Board and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks, or other holders of record with respect to each proposal are set forth below:
Agenda Item		Vote Required	Broker Discretionary Voting Allowed
1	Election of directors	Majority of votes cast	No
2	Approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2021	Majority of votes cast	No
3	Approve a proposed amendment to the Company’s 2020 LTIP to increase the number of authorized shares under the 2020 LTIP	Majority of votes cast	No
4	Ratification of the appointment of Ernst & Young LLP	Majority of votes cast	Yes
102 | ir.eqt.com

Questions and Answers About the 2022 Annual Meeting

How are votes, abstentions, and broker non-votes calculated?

Abstentions and broker non-votes are not considered votes cast under Pennsylvania law and our Bylaws.
When a broker, bank, or other nominee holding shares on your behalf does not receive voting instructions from you, the broker, bank, or other nominee may vote those shares only on matters deemed “routine” by the NYSE. On non-routine matters, the broker, bank, or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” means that a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on routine matters or is barred from doing so because the matter is non-routine.
Election of directors (Item 1).   Under Pennsylvania law, unless a company’s articles of incorporation or by-laws provide otherwise, directors are elected by a plurality of the votes cast. Our Bylaws provide that directors are elected by a majority of votes cast. If votes by the shareholders cast against a director’s election (excluding abstentions) exceed the votes cast for such person’s election, the Board will consider whether to accept the director nominee’s previously submitted conditional resignation under the resignation policy set forth in our Bylaws.
Non-binding advisory vote on executive compensation (Item 2).   A majority of the votes cast will be required to approve this item. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a non-routine item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Approval of 2020 LTIP Amendment (Item 3).   A majority of the votes cast will be required to approve the 2020 LTIP amendment. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a non-routine item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Ratification of appointment of Ernst & Young (Item 4).   A majority of the votes cast will be required to approve the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2022. This is considered a routine item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present by virtual participation or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the 2022 Annual Meeting. You are part of the quorum if you have returned a proxy. Abstentions and broker non-votes also are counted in determining whether a quorum is present.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the 2022 Annual Meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement at the 2022 Annual Meeting in accordance with the advance notice provision in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the 2022 Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
EQT CORPORATION 2022 PROXY STATEMENT | 103

Questions and Answers About the 2022 Annual Meeting

Who can virtually attend the 2022 Annual Meeting and how can I participate in the 2022 Annual Meeting?

You may virtually attend the 2022 Annual Meeting if you were a shareholder of record on February 4, 2022, or if you hold a valid proxy for the 2022 Annual Meeting. The 2022 Annual Meeting will be a virtual-only meeting conducted exclusively via live webcast. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.
You will be able to virtually attend the 2022 Annual Meeting, examine our shareholder list, and submit your questions during the meeting by visiting https://meetnow.global/MPDGKGT. You also will be able to vote your shares online by participating in the 2022 Annual Meeting.
To participate in the 2022 Annual Meeting, you will need to review the information included on your notice, on your proxy card, or on the instructions that accompanied your proxy materials.
In order to join the virtual annual meeting as an authenticated shareholder and vote online during the virtual annual meeting, you will need a valid control number. If you are a registered shareholder, your control number can be found on the proxy card, notice, or email distributed to you. If your shares are held by a broker, bank, or other holder of record in “street name” you must register in advance to participate in the 2022 Annual Meeting as an authenticated shareholder (see “How do I register to virtually attend the 2022 Annual Meeting?” below for further details and instructions on how to register in advance). Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes or questions during the virtual annual meeting.
The meeting will begin promptly at 8:00 a.m. Eastern Time on April 20, 2022. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
During the live Q&A session of the meeting, our CEO will answer questions submitted by authenticated shareholders participating in the virtual meeting, as time permits. To ensure the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By virtually attending the 2022 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2022 Annual Meeting.
How do I register to virtually attend the 2022 Annual Meeting?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to virtually attend the 2022 Annual Meeting. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to virtually attend the 2022 Annual Meeting and participate as an authenticated shareholder.
To register to attend the 2022 Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your EQT holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 14, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.
104 | ir.eqt.com

Questions and Answers About the 2022 Annual Meeting

Requests for registration should be directed to Computershare at the following:
By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:	Computershare EQT Corporation Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
What happens if the 2022 Annual Meeting is postponed or adjourned?

If the 2022 Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who pays for the solicitation of proxies by EQT?

We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by facsimile, by courier, or by electronic means. To the extent that our directors, officers, or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co., Inc. assists us with the solicitation for a fee of  $10,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.
May I nominate or recommend someone to be a director of EQT?

Shareholders may either (i) nominate individuals to serve as directors at the annual meeting or (ii) recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.
If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT. To do this, you must send advance written notice to the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. According to our Bylaws, we must receive notice of nominations for the 2023 annual meeting of shareholders not earlier than the close of business on December 21, 2022 (i.e., the 120th day prior to April 20, 2023, the one-year anniversary of the 2022 Annual Meeting), and not later than the close of business on January 20, 2023 (i.e., the 90th day prior to April 20, 2023). For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
In addition, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2023 proxy statement director nominees constituting the greater of  (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than October 3, 2022, and not later than the close of business on November 2, 2022 and contain the required information set forth in EQT’s Bylaws. For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
In addition, the Board’s Corporate Governance Committee will consider in the ordinary course candidates recommended by the Company’s shareholders. If the Corporate Governance Committee decides to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the Company’s slate for the next annual meeting. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the Company’s Corporate Secretary. The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Corporate Governance Committee to consider the recommendation.
EQT CORPORATION 2022 PROXY STATEMENT | 105

Questions and Answers About the 2022 Annual Meeting

Any nomination of an individual to serve as a director must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain required information about the person or persons nominated and the nominating shareholder (see “Corporate Governance and Board Matters—Director Nominations” above for details). For additional information, contact the Corporate Secretary.
When are shareholder proposals due?

■
Shareholder proposals submitted for inclusion in the proxy statement for EQT’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) must be submitted in writing and received by EQT’s Corporate Secretary on or before November 2, 2022.

■
Under our Bylaws, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors may nominate and include in EQT’s proxy statement for the 2023 Annual Meeting director nominees constituting the greater of (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than October 3, 2022, and not later than the close of business on November 2, 2022, and contain the required information set forth in EQT’s Bylaws.

■
In addition to shareholder proposals included in our proxy statement, shareholders who are entitled to vote and who comply with the following procedures may present proposals in person at the 2023 Annual Meeting.

■
The Corporate Secretary must receive the proposal to be presented not earlier than the close of business on December 21, 2022, and not later than the close of business on January 20, 2023. Proposals received outside this period, including any proposal nominating a person as a director, may not be presented at the 2023 Annual Meeting.

■
Proposals must be accompanied by the information required by Section 1.09 of our Bylaws, a copy of which will be provided to any shareholder upon written request to the Corporate Secretary.

■
In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 19, 2023.

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to:
EQT Corporation Attention: Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
106 | ir.eqt.com

Additional Information

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2022 Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
2021 Annual Report on Form 10-K

The 2021 Annual Report is enclosed with this proxy statement.
Websites

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.
EQT CORPORATION 2022 PROXY STATEMENT | 107

Appendix A

The CD&A section of this proxy statement contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with GAAP, which are also referred to as non-GAAP supplemental financial measures. As more fully discussed in the CD&A above, these non-GAAP supplemental financial measures were defined in and utilized as performance measures under the 2021 STIP and, accordingly, the definitions below may differ from how the Company defines such terms in other investor materials. This Appendix A contains is a reconciliation of the Company’s adjusted free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as important disclosures regarding other non-GAAP supplemental financial measures.
Adjusted Gross General & Administrative (“G&A”) Expense Per Mcfe

Adjusted gross G&A expense per Mcfe is defined under the 2021 STIP as (i) the Company’s selling, general, and administrative operating expenses inclusive of such expenses capitalized to property, plant and equipment, less the aggregate expense associated with the Company’s long-term incentive program, divided by (ii) total sales volume on an Mcfe basis for 2021. Adjusted gross G&A expense per Mcfe should not be considered as an alternative to selling, general, and administrative expense presented in accordance with GAAP. For the year ended December 31, 2021, adjusted gross G&A expense per Mcfe was $0.12, which resulted in a payout factor of 1.04 for this performance measure.
Adjusted Well Cost per Foot

Adjusted well cost per foot is defined under the 2021 STIP as (i) well costs of all operated wells finishing each respective phase during 2021 adjusted to include pad construction, drilling, completion, facilities, and capitalized flowback, and excluding capitalized overhead, land, and other related capital expenditures, divided by (ii) the total operated feet of pay with respect to each phase. The pad feet-of-pay is based on the summation of planned lateral length for all wells to be drilled on pads which are expected to finish construction in 2021. Adjusted well cost per foot should not be considered an alternative to any other measure of financial and operational performance presented in accordance with GAAP. For the year ended December 31, 2021, adjusted well cost per foot excluding any impact from acquisitions was $690/foot, which resulted in a payout factor of 1.62 for this performance measure.
Employee Days Away Restricted Time (“DART”)

For purposes of the 2021 STIP, employee DART is defined as employee injuries that require employee days away from work or assignment to restricted duty. The employee DART rate is calculated by multiplying the number of DART recordable incidents during 2021 by 200,000, and then dividing that number by the total number of employee hours worked during 2021. For the year ended December 31, 2021, the employee DART was 0.00, which resulted in a maximum payout factor of 2.0 for this performance measure.
Free Cash Flow Per Share

For purposes of the 2021 STIP, free cash flow per share is defined as adjusted operating cash flow, less adjusted EBITDA attributable to noncontrolling interests, plus cash distributions payable to the Company, less accrual-based capital expenditures attributable to continuing operations, plus accrual-based capital expenditures attributable to noncontrolling interests for 2021, divided by the weighted average shares outstanding.
EQT CORPORATION 2022 PROXY STATEMENT | A-1

Appendix A

■
Adjusted operating cash flow is defined under the 2021 STIP as net cash provided by operating activities, less changes in other assets and liabilities.

■
Adjusted EBITDA is defined under the 2021 STIP as income from continuing operations, plus interest expense, plus income tax benefit, plus depreciation, plus amortization of intangible assets, plus impairment/loss on the sale/exchange of long-lived assets, plus impairment of intangible assets, plus lease impairments and expirations, plus proxy transaction and reorganization costs, plus the revenue impact of changes in the fair value of derivative instruments prior to settlement, plus loss on debt extinguishment, and certain other items that impact comparability between periods.

■
Weighted average shares outstanding is defined under the 2021 STIP as the sum of the number of shares of the Company’s common stock that are issued and outstanding at the end of each calendar month during 2021, divided by 12.

Adjusted operating cash flow and free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles adjusted operating cash flow and free cash flow, each as defined under the 2021 STIP, with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s 2021 Annual Report.
Year Ended December 31, 2021
(in thousands except per share amounts)
Net cash provided by operating activities	$1,662,448
Decrease in changes in other assets and liabilities	366,708
Adjusted operating cash flow	2,029,156
Less: capital expenditures	(1,104,114)
Add: capital expenditures attributable to noncontrolling interest	9,627
Free cash flow	$934,669
Less: Free cash flow due to acquisitions	(289,452)
Adjusted free cash flow	$645,217
Weighted Average Shares Outstanding	328,070
Less: Acquisition impact on weighted average shares outstanding	(49,395)
Adjusted Weighted Average Shares Outstanding	278,675
Free cash flow per share	$2.32
For the year ended December 31, 2021, the free cash flow per share result was $2.32, which resulted in a maximum payout factor of 2.0 for this performance measure.
Greenhouse Gas Intensity Reduction

For purposes of the 2021 STIP, greenhouse gas intensity reduction is defined as the absolute reduction, expressed as a percentage, of greenhouse gas emissions during 2021 from sources owned or controlled by the Company as compared to the prior year. “Sources owned or controlled by the Company” means pneumatic devices (dump values/ level controllers), pneumatic pumps, well unloading, production tank vents, blowdowns, equipment leaks, compressors, dehydrators, drill rigs and completions/ workovers. For the year ended December 31, 2021, the greenhouse gas intensity reduction was 14.91% compared to the prior year, which resulted in a maximum payout factor of 2.0 for this performance measure.
Recycle Ratio

Recycle Ratio is defined under the 2021 STIP, in each case calculated on a $/Mcfe basis, as (i) the Company’s cash operating margin, excluding net marketing services and stock-based compensation, divided by (ii) adjusted finding and development (“F&D”) costs.
A-2 | ir.eqt.com

Appendix A

■
Cash operating margin is defined as post-hedge realized price less cash operating expenses.

■
Cash operating expenses is calculated on a $/Mcfe basis and means gathering, transmission and processing expense, lease operating expenses, production taxes, exploration, and selling, general, and administrative inclusive of expenses associated with the Company’s long-term incentive program and excluding non-recurring items and net marketing services.

■
Adjusted F&D costs is defined as total adjusted well costs per foot divided by estimated ultimate recovery for gross operated wells turn-in-line during the year.

Cash operating margin and adjusted F&D costs should not be considered as alternatives to any other measure of financial and operational performance presented in accordance with GAAP. For the year ended December 31, 2021, the recycle ratio was $3.64/Mcfe, which resulted in a payout factor of 1.92 for this performance measure.
Safety Intensity Improvement

For purposes of the 2021 STIP, safety intensity improvement was defined as the absolute reduction, expressed as a percentage, of the average of the following four hazard score categories during 2021, as compared to 2020.
1)
Completions Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of completions activities, by (ii) the total number of stages pumped during the applicable measurement period;

2)
Construction Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of construction projects, by (ii) the total number of completed construction projects during the applicable measurement period;

3)
Drilling Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of drilling activities, by (ii) the total number of feet drilled during the applicable measurement period; and

4)
Production Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of production activities, by (ii) an amount equal to the total number of producing wells, multiplied by the number of production days.

For the year ended December 31, 2021, the safety intensity improvement was 37.44% compared to the prior year, which resulted in a payout factor of 1.69 for this performance measure.
EQT CORPORATION 2022 PROXY STATEMENT | A-3

Appendix B

2021 Compensation Peer Group Financial Data

The following illustrates a comparison of certain financial and other data considered by the Committee at the time it constructed the 2021 Compensation Peer Group.
Financial Data as of 9/15/2020 (thousands)
Company	Enterprise Value	Market Capitalization	Assets	Revenue
Apache Corporation	$15,141	$4,507	$12,999	$5,048
Ovintiv Inc.	$14,527	$3,139	$16,795	$6,186
Noble Energy, Inc.	$12,998	$4,328	$15,899	$3,887
Concho Resources Inc.	$12,662	$9,025	$12,780	$3,527
Continental Resources, Inc.	$10,809	$4,686	$14,766	$3,107
Cabot Oil & Gas Corporation	$8,584	$7,445	$4,528	$1,540
Antero Resources Corporation	$7,140	$760	$13,744	$3,263
Devon Energy Corporation	$6,726	$3,533	$11,144	$6,981
WPX Energy, Inc.	$5,646	$2,463	$9,858	$2,099
CNX Resources Corporation	$5,513	$1,989	$8,320	$1,198
Murphy Oil Corporation	$5,362	$1,545	$10,754	$2,406
Range Resources Corporation	$4,989	$1,730	$6,452	$1,978
Cimarex Energy Co.	$4,692	$2,456	$4,870	$1,990
Southwestern Energy Company	$4,028	$1,451	$4,555	$2,383
Comstock Resources, Inc.	$3,817	$1,147	$4,533	$890
EQT Corporation	$8,309	$3,642	$18,009	$2,771
Source: Meridian Compensation Partners, LLC
EQT CORPORATION 2022 PROXY STATEMENT | B-1

Appendix B

2021 Performance Peer Group Financial Data

The following illustrates a comparison of certain financial and other data considered by the Committee at the time it constructed the 2021 Performance Peer Group.
Financial Data as of 9/15/2020 (thousands)
Company	Percentage of Dry Gas/ Reserves	Enterprise Value	Market Capitalization	Assets	Revenue
Apache Corporation	27%	$15,141	$4,507	$12,999	$5,048
Ovintiv Inc.	40%	$14,527	$3,139	$16,795	$6,186
Continental Resources, Inc.	53%	$10,809	$4,686	$14,766	$3,107
Cabot Oil & Gas Corporation	100%	$8,584	$7,445	$4,528	$1,540
Antero Resources Corporation	61%	$7,140	$760	$13,744	$3,263
Devon Energy Corporation	36%	$6,726	$3,533	$11,144	$6,981
CNX Resources Corporation	94%	$5,513	$1,989	$8,320	$1,198
Murphy Oil Corporation	43%	$5,362	$1,545	$10,754	$2,406
Range Resources Corporation	67%	$4,989	$1,730	$6,452	$1,978
Cimarex Energy Co.	41%	$4,692	$2,456	$4,870	$1,990
Southwestern Energy Company	68%	$4,028	$1,451	$4,555	$2,383
Comstock Resources, Inc.	98%	$3,817	$1,147	$4,533	$890
EQT Corporation	95%	$8,309	$3,642	$18,009	$2,771
Source: Meridian Compensation Partners, LLC
B-2 | ir.eqt.com

Appendix C

Amendment to 2020 Long-Term Incentive Plan

THIS AMENDMENT (this “Amendment”) to the EQT Corporation 2020 Long-Term Incentive Plan (the “Plan”) is hereby made as of April 20, 2022.
AMENDMENT
1. Effective Date. This Amendment shall be effective as of the date of approval by the majority of the shareholders of EQT Corporation, a Pennsylvania corporation (the “Company”, and such date of approval, the “Effective Date”). For the avoidance of doubt, if such shareholder approval does not occur during the Company’s 2022 annual shareholder meeting, this Amendment shall be null and void ab initio and of no force and effect.
2. Authority to Amend the Plan. Pursuant to Section 10 of the Plan, the Board may amend the Plan, subject to approval of the shareholders of the Company, to increase the number of Shares available under the Plan.
3. Amendment to the Plan. Section 4.01 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing such sentence with the following, in order to increase the number of shares of Common Stock reserved for issuance with respect to Awards:
“The maximum number of Shares that may be issued in respect of Awards granted under this Plan shall be (i) 18,000,000 Shares, plus (ii) any Shares that remained available for issuance under the Plan as of immediately prior to the Effective Date, plus (iii) any Returning Shares (as defined below), subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”).”
4. Effect of the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Effective Date shall be deemed to include this Amendment, unless the context shall otherwise require.
5. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without reference to any choice of law rules that would require the applicable of the laws of any other jurisdiction).
6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.
* * *
EQT CORPORATION 2022 PROXY STATEMENT | C-1

Appendix D

2020 Long-Term Incentive Plan

EQT CORPORATION
2020 LONG-TERM INCENTIVE PLAN

SECTION 1.   PURPOSES
1.01. The purpose of the 2020 Long-Term Incentive Plan of EQT Corporation (the “Company”) is to assist the Company in attracting, retaining and motivating employees, officers, directors, and individual consultants of outstanding ability and to align their interests with those of the shareholders of the Company.
SECTION 2.   DEFINITIONS; CONSTRUCTION
2.01. Definitions. In addition to the terms defined elsewhere in this Plan, the following terms as used in this Plan shall have the following meanings when used with initial capital letters:
2.01.1. “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
2.01.2. “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Equity-Based Awards or any other right or interest relating to Shares or cash granted to a Participant under this Plan.
2.01.3. “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under this Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.01.4. “Board” means the Company’s Board of Directors.
2.01.5. “Cause” means, unless otherwise determined by the Committee, or otherwise provided in an Award Agreement or Individual Agreement, when used with respect to the termination of employment of a Participant who is an employee of the Company or an Affiliate or with respect to the termination of service of a Participant who is a Consultant of the Company or an Affiliate, includes:
(i)
the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(ii)
willful and repeated failures to substantially perform his assigned duties; or

(iii)
a violation of any express significant policies of the Company.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Participant who at the time of his termination was an executive
EQT CORPORATION 2022 PROXY STATEMENT | D-1

Appendix D

officer shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly-held meeting of the Board finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this Section 2.01.5.
2.01.6. “Change of Control” has the meaning provided in Section 9.02.
2.01.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.
2.01.8. “Committee” means (i) with respect to Participants who are employees or Consultants of the Company, the Board or the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board to administer this Plan, as referred to in Section 3.01, provided, however, that any member of the Committee participating in the taking of any action under this Plan shall qualify as (A) a “non-employee director” as then defined under Rule 16b-3 of the Exchange Act or any successor rule and (B) an “independent” director under the rules of the New York Stock Exchange; or (ii) with respect to Participants who are Non-Employee Directors, the Board.
2.01.9. “Common Stock” means shares of the Company’s common stock, without par value.
2.01.10. “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
2.01.11. “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409(a)(2)(C) of the Code. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.
2.01.12. “Effective Date” has the meaning provided in Section 13.
2.01.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.01.14. “Fair Market Value” of shares of any stock, including Common Stock, or units of any other securities (herein “shares”), shall be the closing price per share for the date as of which the Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall determine the Fair Market Value of such shares or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code. The Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.
D-2 | ir.eqt.com

Appendix D

2.01.15. “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned to such term in the Individual Agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such Individual Agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given to such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.
2.01.16. “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
2.01.17. “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.
2.01.18. “Independent Director” means a member of the Board who qualifies at any given time as an “independent” director under the applicable rules of each stock exchange on which the Shares are listed.
2.01.19. “Individual Agreement” shall mean an employment, consulting, severance or similar agreement between a Participant and the Company or any of its Subsidiaries or Affiliates, and, after a Change of Control, a change of control or salary continuation agreement between a Participant and the Company or any of its Subsidiaries or Affiliates. If a Participant is a party to both an employment agreement and a change of control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change of Control.
2.01.20. “Non-Employee Director” means a member of the Board who is not a common law employee of the Company or any of its Subsidiaries or Affiliates.
2.01.21. “Non-Exempt Deferred Compensation” has the meaning provided in Section 12.02.
2.01.22. “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
2.01.23. “Option” means a right, granted under Section 6.02, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
2.01.24. “Other Equity-Based Award” means an Award, granted under Section 6.07, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates.
2.01.25. “Outstanding Prior Plan Awards” mean Awards that were granted under a Prior Plan that remain outstanding as of the Effective Date.
2.01.26. “Parent” means a corporation, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
2.01.27. “Participant” means an employee, Consultant or a Non-Employee Director of the Company or any Affiliate, who is granted an Award under this Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to any legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
2.01.28. “Performance Award” means any Award granted under this Plan that has performance-related vesting conditions.
EQT CORPORATION 2022 PROXY STATEMENT | D-3

Appendix D

2.01.29. “Plan” means the EQT Corporation 2020 Long-Term Incentive Plan, as amended from time to time.
2.01.30. “Prior Plans” means the EQT Corporation 2009 Long-Term Incentive Plan, as amended from time to time, the EQT Corporation 2014 Long-Term Incentive Plan, as amended from time to time, the Rice Energy Inc. 2014 Long-Term Incentive Plan, as amended from time to time, and the EQT Corporation 2019 Long-Term Incentive Plan, as amended from time to time.
2.01.31. “Restricted Stock” means Shares, granted under Section 6.04, that are subject to certain restrictions and to risk of forfeiture.
2.01.32. “Restricted Stock Unit” means the right granted to a Participant under Section 6.05 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
2.01.33. “Returning Shares” has the meaning provided in Section 4.02.
2.01.34. “Share Reserve” has the meaning provided in Section 4.01.
2.01.35. “Shares” mean shares of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 8), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.
2.01.36. “Stock Appreciation Right” means an Award granted under Section 6.03.
2.01.37. “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one (1) of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
2.02. Construction. For purposes of this Plan, the following rules of construction shall apply:
2.02.1. The word “or” is disjunctive but not necessarily exclusive.
2.02.2. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.
2.02.3. Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders; and words in the masculine or feminine gender include the other and neuter genders.
2.02.4. The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
SECTION 3.   ADMINISTRATION
3.01. General. This Plan shall be administered by the Committee. References hereinafter to the Committee shall mean the Management Development and Compensation Committee of the Board (or other appointed committee) with respect to employee or Consultant Participants and the Board with respect to Non-Employee Director Participants.
3.02. Powers of the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:
(i)
to designate Participants;

(ii)
to determine the type or types of Awards to be granted to each Participant;

D-4 | ir.eqt.com

Appendix D

(iii)
to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, in each case based on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)
to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)
to interpret and administer this Plan and any instrument or agreement relating to, or Award made under, this Plan;

(vi)
to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)
to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer this Plan;

(viii)
to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret this Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under this Plan;

(ix)
to establish any “blackout” period that the Committee in its sole discretion, deems necessary or advisable;

(x)
to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan;

(xi)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xii)
to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any of its Affiliates may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of this Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.03, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for or resolution regarding the compensation of Non-Employee Directors as in effect from time to time that is approved by the Board, upon the recommendation of a committee of the Board consisting solely of Independent Directors.
Any action of the Committee with respect to this Plan shall be final, conclusive and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under this Plan from or through any Participant, employees, officers, directors, individual consultants and shareholders, and shall be given the maximum deference permitted by applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of this Plan.
3.03. Delegation. The Committee may delegate, including, in the case of the Board, delegation to the Corporate Governance Committee, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under this Plan. The Committee may, by
EQT CORPORATION 2022 PROXY STATEMENT | D-5

Appendix D

resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be members of the Committee (including the Chief Executive Officer in his capacity as a director), the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers, Consultants and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee may not be made with respect to the grant of Awards to eligible Participants who are subject to Section 16 of the Exchange Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.
SECTION 4.   SHARES SUBJECT TO THIS PLAN
4.01. Shares Authorized. The maximum number of Shares that may be issued in respect of Awards granted under this Plan shall be (i) 7,200,000 Shares, plus (ii) any Shares that are available for issuance under the Prior Plans as of the Effective Date, plus (iii) any Returning Shares (as defined below), subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”). The Share Reserve may be used for all forms of Awards hereunder and may also be used to settle Outstanding Prior Plan Awards to the extent Shares are not available under the applicable Prior Plan. Each Share issued under this Plan pursuant to an Award, or to settle an Outstanding Prior Plan Award, other than (A) an Option or other purchase right for which the Participant pays the Fair Market Value for such Share measured as of the Grant Date, or (B) a Stock Appreciation Right having a base price equal to or in excess of the Fair Market Value of a Share as of the Grant Date, shall reduce the Share Reserve by two (2) Shares. From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as Outstanding Prior Plan Awards shall remain outstanding.
4.02. Share Counting.
(i)
For purposes of Section 4.01, the number of Shares to which an Award relates shall be counted against the Share Reserve at the Grant Date of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Reserve at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Reserve in accordance with procedures adopted by the Committee or its designee so as to ensure appropriate counting, but to avoid double counting.

(ii)
If any Shares to which an Award relates or, on or after the Effective Date, Shares subject to any Outstanding Prior Plan Awards are (A) forfeited, cancelled or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares or (B) otherwise terminate without payment being made to the Participant in the form of Shares, any Shares counted against the Share Reserve with respect to such Award or Outstanding Prior Plan Award shall, to the extent of any such forfeiture or termination, be added back to the Share Reserve (such Shares, the “Returning Shares”).

(iii)
Notwithstanding the foregoing, the following Shares shall not be added back to the Share Reserve: (A) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award, (B) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation, (C) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, or (D) Shares repurchased on the open market with the proceeds of the exercise price of an Option. Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under this Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and shall not count against the Share Reserve.

D-6 | ir.eqt.com

Appendix D

Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of this Plan.
4.03. Limitation on Awards. Notwithstanding any provision in this Plan to the contrary (but subject to adjustment as provided in Section 8):
(i)
Incentive Stock Options. The maximum aggregate number of Shares subject to Incentive Stock Options granted under this Plan over the term of this Plan to all Participants shall be 10,000,000.

(ii)
Awards to Non-Employee Directors. The maximum value associated with Awards granted under this Plan in any calendar year to any one (1) Non-Employee Director shall be $500,000.

4.04. Minimum Vesting Provisions. No Award (or any portion thereof) granted to any Participant shall vest prior to the first (1st) anniversary of the Grant Date (or, if earlier, but solely in respect of grants to Non-Employee Directors, the next annual meeting of shareholders that occurs 50 weeks or more after the Grant Date); provided, however, that, subject to adjustment as provided in Section 8 and the share counting rules of Section 4.02, (i) up to five percent (5%) of the maximum number of Shares available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or dividend equivalents issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such five percent (5%) share issuance limit.
SECTION 5.   ELIGIBILITY
Awards may be granted only to individuals who are active employees (including employees who also are directors or officers), Consultants or Non-Employee Directors of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Sections 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.
SECTION 6.   SPECIFIC TERMS OF AWARDS
6.01. General. Subject to the terms of this Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, before, at or after the Grant Date (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.
6.02. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)
Exercise Price. The exercise price per Share of an Option (other than an Option issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

(ii)
Option Term. The term of each Option shall be determined by the Committee, except that no Option (other than Nonstatutory Stock Options granted to Participants outside the United States) shall be exercisable after the expiration of ten (10) years from the Grant Date. Each Option shall be evidenced by a form of Award Agreement and subject to the terms thereof.

EQT CORPORATION 2022 PROXY STATEMENT | D-7

Appendix D

(iii)
Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to Section 4.04), the methods by which the exercise price may be paid or deemed to be paid and the form of such payment. As determined by the Committee before, at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of  (A) cash or cash equivalents, (B) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (C) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (D) broker-assisted market sales, or (E) any other “cashless exercise” arrangement.

(iv)
Incentive Stock Options. The terms of any Incentive Stock Options granted under this Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than ten percent (10%) of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

Notwithstanding any other provision contained in this Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 6.02(iv), the aggregate Fair Market Value, determined as of the Grant Date, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any Parent or Subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one (1) or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of this Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest exercise prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one (1) or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonstatutory Stock Options.
(v)
Termination of Employment or Service. In the case of Participants who are employees or Consultants, unless otherwise determined by the Committee or reflected in the Award Agreement or an Individual Agreement:

(A)
If a Participant shall die while employed by or providing services to the Company or any of its Affiliates or during a period following termination of employment or service during which an Option otherwise remains exercisable under this Section 6.02(v) or terminates employment or service due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment or service due to Disability, may be exercised within one (1) year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)
If the employment of an employee Participant with the Company or any of its Affiliates

D-8 | ir.eqt.com

Appendix D

shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within ninety (90) days after the date of termination of employment, but not later than the expiration date of the Option.
(C)
Subject to Section 9, if the Participant voluntarily terminates employment or service with the Company or any of its Affiliates for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment or service of the Participant.

(D)
Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of employment or service of the Participant with the Company and/or any of its Affiliates.

(vi)
Prohibition on Repricing. Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(vii)
Code Section 409A Limits. Notwithstanding anything in this Plan or any Award Agreement, no Option shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(viii)
Reload Rights. No Option shall be granted with reload rights.

6.03. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights on the following terms and conditions:
(i)
Base Price. The base price for Stock Appreciation Rights shall be such price as the Committee, in its sole discretion, shall determine, but the base price for a Stock Appreciation Right (other than one issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the Stock Appreciation Right on the Grant Date.

(ii)
Payment of Stock Appreciation Rights. Stock Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the base price of the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Stock Appreciation Right exercise in cash, Shares or any combination thereof. Payment shall be made by the Company upon the date of exercise.

(iii)
Term and Exercise of Stock Appreciation Rights. The term of any Stock Appreciation Right granted under this Plan shall be for such period as the Committee shall determine, but (except for those granted to Participants outside the United States) no Stock Appreciation Right shall be exercisable for more than ten (10) years from the Grant Date thereof. Each Stock Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(v). Each Stock Appreciation Right granted under this Plan shall be exercisable on such date or dates during the term thereof and for such number of Shares as may be provided in the Award Agreement.

(iv)
Prohibition on Repricing. Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the base price of a Stock Appreciation Right

EQT CORPORATION 2022 PROXY STATEMENT | D-9

Appendix D

may not be reduced, directly or indirectly, (B) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (C) the Company may not repurchase a Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.
(v)
Code Section 409A Limits. Notwithstanding anything in this Plan or any Award Agreement, no Stock Appreciation Right shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.04. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)
Issuance and Restrictions. Subject to Section 4.04, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine before, at or after the Grant Date.

(ii)
Forfeiture. Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)
Certificates for Shares. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine, including issuance of certificates representing Shares, which may be held in escrow or recorded in book entry form. Certificates representing Shares of Restricted Stock, if any, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)
Dividends on Restricted Stock. The Committee may provide that ordinary cash dividends declared on the Shares of Restricted Stock before they are vested will be forfeited, accrued or reinvested in additional Shares (subject to Share availability under Section 4.01). Dividends accrued or reinvested in additional Shares shall be subject to the same vesting provisions applicable to the underlying Award. In no event shall dividends with respect to Restricted Stock be paid or distributed until the vesting provisions of such Restricted Stock lapse. To the extent that dividends are deemed to be reinvested in additional Shares, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividends accrued on Shares of Restricted Stock will be paid or distributed no later than the fifteenth day of the third month following the later of  (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

6.05. Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:
(i)
Issuance and Restrictions. An Award of Restricted Stock Units represents the right to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future. Any vesting restrictions placed on the Award shall be subject to Section 4.04.

D-10 | ir.eqt.com

Appendix D

(ii)
Forfeiture. Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)
Payment. Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Restricted Stock Units vested multiplied by the Fair Market Value of a Share of the Common Stock on such date. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in Shares or part in cash and part in Shares.

6.06. Performance Awards. The Committee is authorized to grant any Award under this Plan, including cash-based Awards and Other Equity-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Performance Awards are subject to the following terms and conditions:
(i)
Terms. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 4.03, and to designate the terms and conditions of such Performance Awards as provided in Section 3.02. All Performance Awards shall be evidenced by an Award Agreement.

(ii)
Performance Goals. The Committee may establish performance goals for Performance Awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the Grant Date. Such performance goals may be based on, without limitation, the following criteria:

■
earnings per share

■
revenue

■
expenses

■
return on equity

■
return on total capital

■
return on assets

■
earnings (such as net income, EBIT and similar measures)

■
cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures)

■
share price

■
economic value added

■
debt reduction

■
gross margin

■
operating income

■
volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures)

■
land metrics (such as acres acquired, land permitted, land cleared and similar measures)

EQT CORPORATION 2022 PROXY STATEMENT | D-11

Appendix D

■
drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures)

■
operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, , lost and unaccounted for gas metrics, days from completed well to flowing gas and similar measures)

■
reserves, reserve replacement ratios and similar measures

■
customer service measures (such as wait time, on-time service, calls answered and similar measures)

■
total shareholder or unitholder return

Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.
(iii)
Permitted Adjustments. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any of its Affiliates conducts its business has occurred, or other events or circumstances have rendered performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the Participant in an amount determined by the Committee.

(iv)
Payment. Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the value of the Performance Award earned as of such vesting date in cash, Shares of Common Stock or the Fair Market Value of other property as determined by the Committee in its discretion.

6.07. Other Equity-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates, as deemed by the Committee to be consistent with the purposes of this Plan, including purchase rights, awards of Shares or other equity of the Company or its Affiliates that are not subject to any restrictions or conditions (but only within the limits imposed in Section 4.04), convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares or other equity of the Company or its Affiliates, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Equity-Based Awards, including Shares, or other types of Awards authorized under this Plan, may be used in connection with, or to satisfy obligations of the Company or any of its Affiliates under, other compensation or incentive plans, programs or arrangements of the Company or any of its Affiliates for eligible Participants. The Committee shall determine the terms and conditions of Other Equity-Based Awards.
6.08. Dividend Equivalents. The Committee is authorized to grant dividend equivalents with respect to any Awards granted hereunder (other than Options or Stock Appreciation Rights), subject to such
D-12 | ir.eqt.com

Appendix D

terms and conditions as may be selected by the Committee; provided, however, that, no dividend equivalents shall be paid or distributed in advance of the vesting of the underlying Award. For the avoidance of doubt, dividend equivalents shall only be earned and paid if and to the extent that the underlying Award vests or is earned. Dividend equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee. The Committee may provide that dividend equivalents will be deemed to have been reinvested in additional Shares (subject to Share availability under Section 4.01). To the extent that dividend equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no dividend equivalents) shall be paid or distributed no later than the fifteenth day of the third month following the later of  (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.
SECTION 7.   PROVISIONS APPLICABLE TO ALL AWARDS
7.01. Stand-Alone, Tandem and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under this Plan or any award granted under any other plan, program or arrangement of the Company or any of its Affiliates (subject to the terms of Section 10) or any business entity acquired or to be acquired by the Company or any of its Affiliates, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
7.02. Transfer of Employee Participant; Change in Status. The transfer of an employee Participant from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment unless otherwise determined by the Committee, taking into consideration the applicable rules under Section 409A of the Code. Furthermore, a Participant’s change in status in relation to the Company or its Subsidiaries or Affiliates (for example, a change from employee to consultant, or vice versa) shall not be deemed a termination of employment or service hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of employment or service unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.
7.03. Forfeiture Events. Awards under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.
7.04. Form of Payment of Awards. Subject to the terms of this Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine before, at or after the Grant Date (subject to the terms of Section 10), including cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.
7.05. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or any of its Affiliates. Except to the extent otherwise determined by the Committee
EQT CORPORATION 2022 PROXY STATEMENT | D-13

Appendix D

with respect to Awards other than Incentive Stock Options, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution. A beneficiary, guardian, legal representative or other person claiming any rights under this Plan from or through any Participant shall be subject to all the terms and conditions of this Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee. In no event may an Award be transferred for value or consideration.
7.06. Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award except in a transaction that complies with the registration requirements (or an exemption therefrom) under the Securities Act of 1933, as amended, and any state securities law and the listing requirements under any listing agreement between the Company and any national securities exchange. No Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.
7.07. Evidence of Ownership; Trading Restrictions. Shares delivered under the terms of this Plan may be recorded in book entry or electronic form or issued in the form of certificates. Shares delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of this Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.
SECTION 8.   ADJUSTMENT PROVISIONS
8.01. Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee shall make such adjustments to this Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under this Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Sections 4.01, 4.03 and 4.04 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
8.02. Discretionary Adjustments. In the event of any corporate event or transaction involving the Company (including any merger, reorganization, recapitalization, combination or exchange of Shares, or
D-14 | ir.eqt.com

Appendix D

any transaction described in Section 8.01), the Committee may make such adjustments to this Plan and Awards as it deems appropriate or equitable, in its sole discretion. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under this Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the generality of the foregoing, the Committee may provide that (A) Awards will be settled in cash or other property rather than Shares, (B) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (C) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction (or the per-share transaction price), over the exercise or base price of the Award, (E) performance goals and performance periods for Performance Awards will be modified, or (F) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
8.03. General.
(i)
Incentive Stock Options. To the extent that any adjustments made pursuant to this Section 8 would cause Incentive Stock Options to cease to qualify as Incentive Stock Options, or cause a modification, extension or renewal of such Options within the meaning of Section 424 of the Code, the Committee may (but need not) elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Options.

(ii)
Code Section 409A. All adjustments shall be made in a manner compliant with Section 409A of the Code. Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.   CHANGE OF CONTROL PROVISIONS
9.01. Treatment of Awards Upon a Change of Control. The provisions of this Section 9 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or Individual Agreement, the operative transaction agreements related to the Change of Control, or any separate agreement with a Participant governing an Award.
(i)
Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity of the Change of Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change of Control, if within two (2) years after the effective date of the Change of Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:

(A)
all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including Awards equitably converted or substituted in connection with a Change of Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of  (1) the expiration of the original term of the Award and (2) the later of  (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;

EQT CORPORATION 2022 PROXY STATEMENT | D-15

Appendix D

(B)
all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination, and such Awards shall be settled or paid within thirty (30) days after the date of the Participant’s termination; and

(C)
all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Participant’s termination, and payment of such Awards on that basis shall be made or otherwise settled or paid within thirty (30) days after the date of the end of the Participant’s termination;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.
With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
(ii)
Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board:

(A)
all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change of Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;

(B)
all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change of Control, and such Awards shall be settled or paid at the time of the Change of Control; and

(C)
all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control (or as of the time of the Change of Control, in the case of Performance Awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.
To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
(iii)
For the purposes of this Plan, an Award shall be considered assumed by the surviving entity or otherwise equitably converted or substituted if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable

D-16 | ir.eqt.com

Appendix D

transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
9.02. Definition of Change of Control. For purposes of this Plan, a “Change of Control” of the Company shall mean any of the following events:
(i)
The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;

(ii)
The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that the following shall not constitute a Change of Control: (A) any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries and (B) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds (2/3) of the Continuing Directors (as defined below) then in office;

(iii)
The Company’s termination of its business and liquidation of its assets;

(iv)
There is consummated a merger, consolidation, reorganization, share exchange or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (B) no person (other than (1) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the

EQT CORPORATION 2022 PROXY STATEMENT | D-17

Appendix D

transaction, such Parent Company, or (2) any person or group that satisfied the requirements of the foregoing Section (ii)(B)) beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding Shares or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (C) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company); or
(v)
The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved.

SECTION 10.   AMENDMENTS TO AND TERMINATION OF THIS PLAN
The Board may amend, alter, suspend, discontinue or terminate this Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under this Plan or modifies the requirements for participation under this Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of this Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. Without the prior approval of the shareholders of the Company, this Plan may not be amended to permit: (i) the exercise price or base price of an Option or Stock Appreciation Right to be reduced, directly or indirectly, (ii) an Option or Stock Appreciation Right to be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price or base price of the original Option or Stock Appreciation Right, or (iii) the Company to repurchase an Option or Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than the exercise price or base price of the Option or Stock Appreciation Right.
SECTION 11.   GENERAL PROVISIONS
11.01. No Right to Awards; No Shareholder Rights. No Participant, employee, officer, director or individual consultant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Participants, employees, officers, directors or individual consultants except as provided in any other compensation, fee or other arrangement with the Participant, employee, officer, director or individual consultant. No Award shall confer on any Participant
D-18 | ir.eqt.com

Appendix D

any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.
11.02. Withholding. The Company or any of its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of this Plan. The obligations of the Company under this Plan shall be conditioned on such payment or arrangements and the Company or such Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award a number of such Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee or its designee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
11.03. No Right to Employment or Continuation of Service. Nothing contained in this Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or, as applicable, shareholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.
11.04. Unfunded Status of Awards; Creation of Trusts. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
11.05. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any of its Affiliates unless provided otherwise in such other plan. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under this Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in this Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.
11.06. Fractional Shares. Unless the Committee determines otherwise, fractional Shares shall be issuable pursuant to this Plan or any Award. The Committee may determine on a case-by-case basis that fractional Shares shall be eliminated by rounding up or down; provided, however, that if such rounding would constitute a modification or substitution of an Option or Stock Appreciation Right under Treas. Reg. §1.409A-1(b)(5)(v) or disqualify an Incentive Stock Option under Section 424 of the Code, the Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
11.07. Governing Law. The validity, interpretation, construction and effect of this Plan and any rules and regulations relating to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable federal law.
EQT CORPORATION 2022 PROXY STATEMENT | D-19

Appendix D

11.08. Severability. If any provision of this Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If such provision cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or Award, it shall be deleted and the remainder of this Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under this Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.
11.09. No Limitation on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. This Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under this Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to any of its Affiliates, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Plan.
11.10. Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells Shares issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement”, “net exercise”, “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
SECTION 12.   SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE
12.01. General. It is intended that the payments and benefits provided under this Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under this Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of this Plan or any Award.
12.02. Definitional Restrictions. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under this Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit shall not be payable or distributable to the Participant, and/or such different form of payment shall not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of  “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control,
D-20 | ir.eqt.com

Appendix D

disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.
12.03. Six-Month Delay in Certain Circumstances. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. §1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service shall be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions shall resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
12.04. Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. §1.409A-2(b)(2)(iii) (or any successor thereto).
12.05. Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment or service; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such sixty (60)-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.03 above, (i) if such sixty (60)-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such sixty (60)-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such sixty (60)-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
12.06. Permitted Acceleration. The Company (acting through the Committee) shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. §1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. §1.409A-3(j)(4).
12.07. Allocation Among Possible Exemptions. If any one or more Awards granted under this Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. §1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Senior Vice President, Human Resources (or officer holding an equivalent position)) shall determine which Awards or portions thereof will be subject to such exemptions.
EQT CORPORATION 2022 PROXY STATEMENT | D-21

Appendix D

SECTION 13.   EFFECTIVE DATE AND TERM OF THIS PLAN
The effective date and date of adoption of this Plan shall be the date of the Company’s Annual Meeting of Shareholders in 2020 (the “Effective Date”), provided that this Plan has been adopted by the Board and is approved by a majority of the votes cast at such Annual Meeting at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. Absent additional shareholder approval, (i) no Incentive Stock Option may be granted under this Plan subsequent to January 15, 2030 and (ii) no other Award may be granted under this Plan subsequent to the Company’s Annual Meeting in 2030.
[End of Plan Document]
D-22 | ir.eqt.com

ENDORSEMENT LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/EQT or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EQT Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A The Board of Directors recommends you vote FOR each of the director nominees listed and FOR proposals 2, 3, and 4. 1. Election of 11 Directors Nominees: 01 – Lydia I. Beebe 02 – Lee M. Canaan 03 – Janet L. Carrig 04 – Frank C. Hu 05 – Kathryn J. Jackson, Ph.D. 06 – John F. McCartney 07 – James T. McManus II 08 – Anita M. Powers 09 – Daniel J. Rice IV 10 – Toby Z. Rice 11 – Hallie A. Vanderhider For Against Abstain 2. Advisory vote to approve the 2021 compensation of the Company’s named executive officers (say-on-pay) For Against Abstain 3. Approval of an amendment to the Company’s 2020 Long-Term Incentive Plan to increase the number of authorized shares 4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022 This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuations, or postponements thereof. Please sign and date on the reverse side and return the Proxy Card promptly using the enclosed envelope. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C 1234567890 J N T 1 U P X 5 2 9 4 0 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2022 Annual Meeting of Shareholders of EQT Corporation will be held on Wednesday, April 20, 2022 at 8:00 a.m. (Eastern Time), virtually via live webcast at https://meetnow.global/MPDGKGT. To access and vote online during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. The 2021 Annual Report, 2022 Proxy Statement and form of Proxy Card are available at: www.envisionreports.com/EQT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EQT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy EQT CORPORATION 625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQT CORPORATION Toby Z. Rice, William E. Jordan, and Timothy C. Lulich, each with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares of EQT Corporation (the Company) common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 20, 2022, at 8:00 a.m. Eastern Time, virtually via live webcast at https://meetnow.global/MPDGKGT, and at any adjournment, continuation, or postponement of such meeting. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason. This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this proxy, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuations, or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE OF THIS CARD.